Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-198847

Prospectus Supplement No. 7
(To Prospectus filed on July 26, 2016, as supplemented
by Prospectus Supplement No. 1 dated August 1, 2016, Prospectus Supplement No. 2 dated

August 10, 2016, Prospectus Supplement No. 3 dated August 12, 2016 and Prospectus Supplement No. 4 dated August 19, 2016, Prospectus Supplement No. 5 dated September 16, 2016, and Prospectus Supplement No. 6 dated September 23, 2016)

ENUMERAL BIOMEDICAL HOLDINGS, INC.

This Prospectus Supplement No. 7 supplements the information contained in the Prospectus, dated as of July 26, 2016, as amended by Prospectus Supplement No. 1 dated August 1, 2016, Prospectus Supplement No. 2 dated August 10, 2016, Prospectus Supplement No. 3 dated August 12, 2016, Prospectus Supplement No. 4 dated August 19, 2016, Prospectus Supplement No. 5 dated September 16, 2016, and Prospectus Supplement No. 6 dated September 23, 2016, relating to the resale of up to 47,674,386 shares of our common stock by selling stockholders.

This Prospectus Supplement No. 7 is being filed to include the information set forth in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 10, 2016.

You should read this Prospectus Supplement No. 7 in conjunction with the Prospectus. This Prospectus Supplement No. 7 is qualified by reference to the Prospectus, except to the extent that the information contained in this Prospectus Supplement No. 7 supersedes the information contained in the Prospectus. This Prospectus Supplement No. 7 is not complete without, and may not be utilized except in connection with, the Prospectus.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 10, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2016.

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to         .

Commission File Number: 000-55415

ENUMERAL BIOMEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0376434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 945-9146

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes    ☒   No    ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes      ☒   No    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).        Yes    ☐  No    ☒

There were 52,073,481 shares of the Registrant’s common stock, $0.001 par value per share, issued and outstanding as of November 8, 2016.

Forward-Looking Statements

This Quarterly Report on Form 10-Q includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “intend,” “plan,” target,” “goal,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we explicitly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

PART I. FINANCIAL INFORMATION

ITEM 1.      CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,893,414	$3,596,262
Accounts receivable	265,537	306,012
Prepaid expenses and other current assets	213,386	280,479
Total current assets	2,372,337	4,182,753
Property and equipment, net	1,031,192	1,511,493
Other assets:
Restricted cash	534,780	534,780
Other assets	111,556	114,572
Total assets	$4,049,865	$6,343,598

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$436,734	$343,736
Accrued expenses	485,449	714,384
Deferred revenue	29,009	130,539
Equipment lease financing	248,794	240,473
Promissory notes	2,615,049	-
Derivative liabilities	905,666	2,138,091
Total current liabilities	4,720,701	3,567,223
Deferred rent	57,446	36,847
Long-term equipment lease financing	78,822	266,471
Total liabilities	4,856,969	3,870,541
Commitments and contingencies
Stockholders' equity (deficiency):
Preferred stock, $.001 par value; 10,000,000 shares authorized: -0- shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	-	-
Common stock, $.001 par value; 300,000,000 shares authorized: 52,073,481 and 51,932,571 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	52,074	51,933
Additional paid-in-capital	17,713,257	16,830,100
Accumulated deficit	(18,572,435)	(14,408,976)
Total stockholders’ equity (deficiency)	(807,104)	2,473,057
Total liabilities and stockholders’ equity (deficiency)	$4,049,865	$6,343,598

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

1

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue:
Collaboration and license revenue	$226,115	$395,448	$1,878,599	$894,132
Grant revenue	94,696	88,377	375,641	245,728
Total revenue	320,811	483,825	2,254,240	1,139,860
Cost of revenue and expenses:
Research and development	1,026,317	1,798,241	3,737,161	4,833,911
General and administrative	812,974	1,354,064	3,752,512	4,271,024
Total cost of revenue and expenses	1,839,291	3,152,305	7,489,673	9,104,935
Loss from operations	(1,518,480)	(2,668,480)	(5,235,433)	(7,965,075)
Other income (expense):
Interest income (expense)	(152,261)	5,358	(160,451)	12,978
Change in fair value of derivative liabilities	409,891	3,281,406	1,232,425	10,833,156
Total other income (expense), net	257,630	3,286,764	1,071,974	10,846,134
Net income (loss) before income taxes	(1,260,850)	618,284	(4,163,459)	2,881,059
Provision for income taxes	-	-	-	-
Net income (loss)	$(1,260,850)	$618,284	$(4,163,459)	$2,881,059
Other comprehensive income (loss):
Reclassification for loss included in net income	-	-	-	19,097
Net unrealized holding losses on available-for-sale securities arising during the period	-	-	-	(9,320)
Comprehensive income (loss)	$(1,260,850)	$618,284	$(4,163,459)	$2,890,836

Basic net income (loss) per share	$(0.02)	$0.01	$(0.08)	$0.06

Diluted net income (loss) per share	$(0.02)	$0.01	$(0.08)	$0.05

Weighted-average number of common shares attributable to common stockholders - basic	52,073,481	51,699,028	52,071,933	51,648,800

Weighted-average number of common shares attributable to common stockholders - diluted	52,073,481	52,986,588	52,071,933	53,727,593

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

2

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities:
Net income (loss)	$(4,163,459)	$2,881,059
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	480,301	425,788
Exit costs associated with write-off of net carrying value of leasehold improvements	-	22,962
Stock-based compensation	883,298	477,666
Change in fair value of derivative liabilities	(1,232,425)	(10,833,156)
Realized loss on marketable securities	-	19,097
Accretion of debt discount	84,642	-
Changes in operating assets and liabilities:
Accounts receivable	40,475	(101,939)
Prepaid expenses and other assets	70,109	(145,456)
Accounts payable	92,998	423,364
Accrued expenses and other liabilities	(228,935)	454,843
Deferred rent	20,599	(6,623)
Deferred revenue	(101,530)	(62,036)
Net cash used in operating activities	(4,053,927)	(6,444,431)

Cash flows from investing activities:
Purchases of property and equipment	-	(1,133,299)
Proceeds from sale of marketable securities	-	3,000,799
Receipt of security deposit	-	27,630
Net cash provided by investing activities	-	1,895,130

Cash flows from financing activities:
Proceeds from issuance of promissory notes, net of issuance costs	2,530,407	-
Proceeds from the exercise of stock options	-	29,675
Payments on equipment lease financing	(179,328)	-
Net cash provided by financing activities	2,351,079	29,675

Net decrease in cash and cash equivalents	(1,702,848)	(4,519,626)
Cash and cash equivalents, beginning of period	3,596,262	10,460,117
Cash and cash equivalents, end of period	$1,893,414	$5,940,491

Supplemental cash flow disclosures:
Cash paid for interest	$78,381	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

3

ENUMERAL BIOMEDICAL HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1 - NATURE OF BUSINESS

Enumeral Biomedical Corp. (“Enumeral”) was founded in 2009 in the State of Delaware as Enumeral Technologies, Inc. The name was later changed to Enumeral Biomedical Corp.

On July 31, 2014 (the “Closing Date”), Enumeral entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Enumeral Biomedical Holdings, Inc., which was formerly known as Cerulean Group, Inc. (“Enumeral Biomedical” or the “Company”), and Enumeral Acquisition Corp., a wholly owned subsidiary of Enumeral Biomedical (“Acquisition Sub”), pursuant to which the Acquisition Sub merged with and into Enumeral (the “Merger”). Enumeral was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company.

As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of Enumeral Biomedical Holdings, Inc. The Merger is considered to be a recapitalization of the Company which has been retrospectively applied to these unaudited condensed consolidated financial statements for all periods presented.

Upon the closing of the Merger and under the terms of a split-off agreement and a general release agreement (the “Split-Off Agreement”), the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned special-purpose subsidiary, Cerulean Operating Corp. (the “Split-Off Subsidiary”). Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of the Split-Off Subsidiary to the pre-Merger majority stockholder of the Company, and the former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 23,100,000 shares of the Company’s common stock held by such stockholder (which were cancelled and resumed the status of authorized but unissued shares of the Company’s common stock) and (ii) certain representations, covenants and indemnities.

As a result of the Merger and the Split-Off, the Company discontinued its pre-Merger business, acquired the business of Enumeral, and changed its name to Enumeral Biomedical Holdings, Inc.

Also on July 31, 2014, the Company closed a private placement offering (the “PPO”) of 21,549,510 Units (the “Units”) of its securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share with a term of five years (the “PPO Warrants”). Additional information concerning the PPO and PPO Warrants is presented below in Note 10.

Following the Merger, the Company has continued Enumeral’s business of discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company utilizes a proprietary platform technology that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples. The Company’s initial focus is on the development of a pipeline of next generation monoclonal antibody drugs targeting established and novel immunomodulatory receptors.

In its lead antibody program, the Company has characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. The Company has identified two antagonist PD-1 antibodies that inhibit PD-1 activity in distinctly different ways. One of the antibodies blocks binding of the ligand PD-L1 to PD-1, while the other antibody does not. However, both display activity in various biological assays. In addition to its PD-1 antibody program, the Company is pursuing a pipeline focused on next-generation checkpoint modulators, with initial targets including TIM-3, LAG-3, CD39, TIGIT, and VISTA.

The Company’s proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology (“MIT”), is a microwell array technology that detects secreted molecules (such as antibodies and cytokines) and cell surface markers, at the level of single live cells and enables recovery of single live cells of interest. The platform technology is a multipurpose tool that is valuable for activities ranging from antibody discovery to target discovery and patient stratification in clinical development. The platform yields multidimensional, functional read-outs from single live cells, such as tumor infiltrating lymphocytes, or TILs, from human tumor biopsy samples, and it enables the Company’s researchers to examine the responses of different classes of human immune cells to treatment with immunomodulators in the context of human disease, as opposed to animal models of disease.

4

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger. The Company believes that as a result of the Merger, it has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)).

2 - GOING CONCERN AND LIQUIDITY

The Company’s unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) which contemplate the Company’s continuation as a going concern. As of September 30, 2016, the Company had a working capital deficit of $2,348,364 including $905,666 of derivative liabilities and an accumulated deficit of $18,572,435. As of December 31, 2015, the Company had working capital of $615,530 including $2,138,091 of derivative liabilities and an accumulated deficit of $14,408,976.

On July 29, 2016 the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors purchased the Company’s 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of $385,337), which includes $38,256 pursuant to an over-allotment option (the “Note Offering”). The Company also incurred additional legal fees of $122,512 associated with the Notes. The Company is using the net proceeds from this Note Offering for working capital and general corporate purposes. Additional information concerning the Note Offering is presented below in Note 7, “Debt”.

As of the date of this filing, the Company believes it has sufficient liquidity to fund operations into December 2016. The Company has commenced an issuer tender offer, as further described below, and is continuing to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If the Company is unable to raise additional capital on terms acceptable to the Company and on a timely basis, the Company may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. The unaudited condensed consolidated financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company expects to incur significant expenses and operating losses for the foreseeable future, and the Company’s net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

On October 28, 2016, the Company commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”). See Note 13 “Subsequent Events” for further details.

The Company’s business has not generated (nor does the Company anticipate that in the foreseeable future it will generate) the cash necessary to finance its operations, and the Company will require additional capital to continue its operations beyond December 2016.

The Company’s near-term capital needs depend on many factors, including:

•	the Company’s ability to carefully manage its costs;
•	the amount and timing of revenue received from grants or the Company’s collaboration and license arrangements; and
•	the Company’s ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or the Company’s success in promptly establishing a strategic alternative that is in its stockholders’ best interests.

5

If the Company is unable to raise additional capital through one or more of the means listed above prior to the end of December 2016, the Company could face substantial liquidity problems and might be required to implement further cost reduction strategies in addition to the cash conservation steps that the Company has already taken. These reductions could significantly affect the Company’s research and development activities, and could result in significant harm to the Company’s business, financial condition and results of operations. In addition, these reductions could cause the Company to further curtail its operations, or take other actions that would adversely affect the Company’s stockholders. If the Company is unable to raise additional capital on acceptable terms and on a timely basis, the Company may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets.

In addition, to the extent additional capital is raised through the sale of equity or convertible debt securities, such securities may be sold at a discount from the market price of the Company’s common stock. The issuance of these securities could also result in significant dilution to some or all of the Company’s stockholders, depending on the terms of the transaction. For example, the PPO Warrants contain anti-dilution protection in the event that the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the warrant exercise price prior to the warrant expiration date. The anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under the Company’s 2014 Equity Incentive Plan, and (c) other exempt issuances. In the event that the Company is able to successfully complete the tender offer to amend and exercise the PPO Warrants that the Company launched in October 2016 (described in greater detail in Note 13 below), the PPO Warrants would be amended to remove this anti-dilution provision with the consent of holders of a majority of the underlying PPO Warrants.

3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements were prepared using GAAP for interim financial information and the instructions to Form 10-Q and Regulation S-X. Accordingly, these unaudited condensed consolidated financial statements do not include all information or notes required by GAAP for annual financial statements and should be read in conjunction with the 2015 Financial Statements as filed on the Company's Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities Exchange Commission (the “SEC”) on March 30, 2016.

The preparation of the unaudited condensed consolidated financial statements in conformity with these accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reported period. Ultimate results could differ from the estimates of management.

In the opinion of management, the unaudited condensed consolidated financial statements included herein contain all adjustments necessary to present fairly the Company's financial position as of September 30, 2016 and the results of its operations and cash flows for the nine months ended September 30, 2016 and 2015. Such adjustments are of a normal recurring nature. The results of operations for the three and nine months ended September 30, 2016 may not be indicative of results for the full year.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation. In these unaudited condensed consolidated financial statements, “subsidiaries” are companies that are wholly owned, the accounts of which are consolidated with those of the Company. Intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the purchase date to be cash equivalents. Cash and cash equivalents are held in depository and money market accounts and are reported at fair value.

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements. Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents. The Company generally invests its cash in money market funds, U.S. Treasury securities and U.S. Agency securities that are subject to minimal credit and market risk. Management has established guidelines relative to credit ratings and maturities intended to safeguard principal balances and maintain liquidity. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

6

Fair Value of Financial Instruments

Fair values of financial instruments included in current assets and current liabilities are estimated to approximate their book values, due to the short maturity of such instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value. The Company’s assets and liabilities that are measured at fair value on a recurring basis are measured in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, which establishes a three-level valuation hierarchy for measuring fair value and expands financial statement disclosures about fair value measurements.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets in active markets.

•	Level 2: Inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s cash equivalents, carried at fair value, are comprised of investments in federal agency backed money market funds. The valuation of the Company’s derivative liabilities is discussed below and in Note 11. The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2016 and December 31, 2015:

	September 30, 2016	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$611,201	$611,201	$-	$-
Money Market funds, included in cash equivalents	$1,282,213	$1,282,213	$-	$-
Liabilities
Derivative liabilities	$905,666	$-	$-	$905,666

	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$815,890	$815,890	$-	$-
Money Market funds, included in cash equivalents	$2,780,372	$2,780,372	$-	$-
Liabilities
Derivative liabilities	$2,138,091	$-	$-	$2,138,091

The following table provides a roll forward of the fair value of the Company’s derivative liabilities, using Level 3 inputs:

Balance as of December 31, 2015	$2,138,091
Change in fair value	(1,232,425)
Balance as of September 30, 2016	$905,666

7

Accounts Receivable and Allowance for Doubtful Accounts

Trade receivables are recorded at the invoiced amount. The Company maintains allowances for doubtful accounts, if needed, for estimated losses resulting from the inability of customers to make required payments. This allowance is based on specific customer account reviews and historical collections experience. There was no allowance for doubtful accounts as of September 30, 2016 or December 31, 2015.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Lab equipment	3-5 years
Computer equipment and software	3 years
Furniture	3 years
Leasehold improvements	Shorter of useful life or life of the lease

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicated that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. There have been no impairments recognized during the three and nine months ended September 30, 2016 and 2015, respectively.

Revenue Recognition

Collaboration and license revenue

Non-refundable license fees are recognized as revenue when the Company has a contractual right to receive such payment, the contract price is fixed or determinable, the collection of the resulting receivable is reasonably assured and the Company has no further performance obligations under the license agreement. Multiple element arrangements, such as license and development arrangements are analyzed to determine whether the deliverables, which often include license and performance obligations such as research and steering committee services, can be separated or whether they must be accounted for as a single unit of accounting in accordance with GAAP.

The Company recognizes up-front license payments as revenue upon delivery of the license only if the license has stand-alone value and the fair value of the undelivered performance obligations, typically including research and/or steering committee services, can be determined. If the fair value of the undelivered performance obligations can be determined, such obligations would then be accounted for separately as performed. If the license is considered to either (i) not have stand-alone value or (ii) have stand-alone value but the fair value of any of the undelivered performance obligations cannot be determined, the arrangement would then be accounted for as a single unit of accounting and the license payments and payments for performance obligations are recognized as revenue over the estimated period of when the performance obligations are performed.

Whenever the Company determines that an arrangement should be accounted for as a single unit of accounting, it must determine the period over which the performance obligations will be performed and revenue will be recognized. Revenue will be recognized using either a relative performance or straight-line method. The Company recognizes revenue using the relative performance method provided that it can reasonably estimate the level of effort required to complete its performance obligations under an arrangement and such performance obligations are provided on a best-efforts basis. Direct labor hours or full-time equivalents are typically used as a measure of performance. Revenue recognized under the relative performance method would be determined by multiplying the total payments under the contract, excluding royalties and payments contingent upon achievement of substantive milestones, by the ratio of level of effort incurred to date to estimated total level of effort required to complete the Company’s performance obligations under the arrangement. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the relative performance method, as of each reporting period.

8

If the Company cannot reasonably estimate the level of effort required to complete its performance obligations under an arrangement, the performance obligations are provided on best-efforts basis and the Company can reasonably estimate when the performance obligation ceases or the remaining obligations become inconsequential and perfunctory. At that time, the total payments under the arrangement, excluding royalties and payments contingent upon achievement of substantive milestones, would be recognized as revenue on a straight-line basis over a period the Company expects to complete its performance obligations. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line basis, as of the period ending date.

In December 2014, the Company entered into a study agreement with Merck Sharp & Dohme Corp., or Merck (the “Merck Agreement”). In February 2016, the Company and Merck subsequently amended the work plan under the Merck Agreement to also include non-small cell lung cancer tissues. Pursuant to the Merck Agreement, the Company is conducting a specified research program using its platform technology to identify functional response of single cell types in colorectal cancer and non-small cell lung cancer in the presence or absence of immunomodulatory receptor modulators identified by Merck. In this collaboration, Merck is reimbursing the Company for the cost of performing the work plan set forth in the Merck Agreement, for up to a specified number of full-time employees at a pre-determined annual rate. In addition, Merck will make certain milestone payments to the Company upon the completion of specified objectives set forth in the Merck Agreement and related work plan. In September 2015, the Company announced the achievement of the first milestone under the Merck Agreement.

In January 2016, the Company and The University of Texas M.D. Anderson Cancer Center (“MDACC”) entered into a Collaborative Research and Development Agreement (the “MDACC Agreement”). Under the MDACC Agreement, the Company and MDACC plan to collaborate on the discovery and development of novel monoclonal antibodies against selected targets in immune-oncology, utilizing the Company’s antibody discovery and immune profiling platform and MDACC’s preclinical and development expertise and infrastructure.

Pursuant to the terms of the MDACC Agreement, the Company and MDACC will share the costs of research and development activities necessary to take development candidates through successful completion of a Phase I clinical trial. The MDACC Agreement provides for a structure whereby the Company and MDACC are each granted the right to receive a percentage of the net income from product sales or any payments associated with licensing or otherwise partnering a program with a third party.

In April 2016, the Company entered into a License and Transfer Agreement (the “Original License Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”). Pursuant to the terms and conditions of the Original License Agreement, Pieris is licensing from the Company specified intellectual property related to the Company’s anti-PD-1 antibody program ENUM 388D4 for the potential development and commercialization by Pieris of novel multispecific therapeutic proteins comprising fusion proteins based on Pieris’ Anticalins ® class of therapeutic proteins and the Company’s antibodies in the field of oncology.

Under the Original License Agreement, Pieris paid the Company a $250,000 initial license fee. In June 2016, the Company entered into a Definitive License and Transfer Agreement (the “Definitive Agreement”) with Pieris, and as contemplated in the Original License Agreement, Pieris paid the Company a $750,000 license maintenance fee to continue the licensing arrangements under the Original License Agreement. In accordance with its terms, the Definitive Agreement superseded the Original License Agreement.

Under the Definitive Agreement, the Company has granted Pieris an option until May 31, 2017 to license specified patent rights and know-how of the Company covering two additional undisclosed antibody programs on the same terms and conditions as for the Company’s 388D4 anti-PD-1 antibody (each, a “Subsequent Option”). Pieris may exercise the Subsequent Options separately and on different dates during the option period. Pieris will pay the Company additional license fees in the event that Pieris exercises one or both Subsequent Options.

The Company recognized $226,115 and $395,448 of collaboration and license revenue for the three months ended September 30, 2016 and 2015, respectively. The Company recognized $1,878,599 and $894,132 of collaboration and license revenue for the nine months ended September 30, 2016 and 2015, respectively.

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Grant Revenue

In September 2014, the Company was awarded a Phase II Small Business Innovation Research contract from the National Cancer Institute (“NCI”), a unit of the National Institutes of Health, for up to $999,967 over two years. In September 2016, the Company signed an amendment with the NCI to extend the contract an additional six months. Grant revenue consists of a portion of the funds received to date by the NCI. Revenue is recognized as the related research services are performed in accordance with the terms of the agreement. The Company recognized $94,696 and $88,377 of revenue associated with the NCI Phase II grant for the three months ended September 30, 2016 and 2015, respectively. The Company recognized $375,641 and $245,728 of revenue associated with the NCI Phase II grant for the nine months ended September 30, 2016 and 2015, respectively. The difference between the total consideration received to date and the revenue recognized is recorded as deferred revenue. Deferred revenue totaled $29,009 as of September 30, 2016 and $130,539 as of December 31, 2015.

Research and Development Expenses

Research and development expenditures are charged to the unaudited condensed consolidated statement of operations and comprehensive income (loss) as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facilities costs, clinical supply costs, contract services, depreciation and amortization expense and other related costs. Costs associated with acquired technology, in the form of upfront fees or milestone payments, are charged to research and development expense as incurred. Legal fees incurred in connection with patent applications, along with fees associated with the license to the Company’s core technology, are expensed as research and development expense.

Derivative Liabilities

The Company’s derivative liabilities relate to (a) warrants to purchase an aggregate of 23,549,509 shares of the Company’s common stock that were issued in connection with the PPO and (b) warrants to purchase 41,659 shares of Enumeral Series A Preferred Stock that were issued in December 2011 and June 2012 pursuant to Enumeral’s debt financing arrangement with Square 1 Bank that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the Merger in July 2014. Additional detail regarding these warrants can be found in Note 11.

Due to the price protection provision included in the warrant agreements, the warrants were deemed to be liabilities and, therefore, the fair value of the warrants is recorded in the current liabilities section of the unaudited condensed consolidated balance sheet. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss).

The Company used the Black-Scholes option-pricing model to estimate the fair values of the issued and outstanding warrants. As of January 1, 2016, the Company began using a blended average of the Company’s historical volatility and the historical volatility of a group of similarly situated companies (as described in greater detail below) to calculate the expected volatility when valuing its derivative liabilities.

Comprehensive Income (Loss)

Other comprehensive income (loss) was comprised of unrealized holding gains and losses arising during the period on available-for-sale securities that are not other-than-temporarily impaired. The unrealized gains and losses are reported in accumulated other comprehensive income (loss), until sold or mature, at which time they are reclassified to earnings. The Company recognized no reclassifications out of accumulated other comprehensive loss or unrealized holding losses on available-for-sale securities for the three and nine months ended September 30, 2016. The Company recognized no reclassifications out of accumulated other comprehensive loss or unrealized holding losses on available-for-sale securities for the three months ended September 30, 2015. The Company reclassified $19,097 out of accumulated other comprehensive loss to net income and recognized $9,320 of unrealized holding losses on available-for-sale securities for the nine months ended September 30, 2015.

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Stock-Based Compensation

The Company accounts for its stock-based compensation awards to employees and directors in accordance with FASB ASC Topic 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock, to be recognized in the unaudited condensed consolidated statements of operations and comprehensive income (loss) based on their grant date fair values. Compensation expense related to awards to employees is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. Share-based payments issued to non-employees are recorded at their fair values, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC Topic 505, Equity, and are expensed using an accelerated attribution model.

The Company estimates the fair value of its stock options using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the expected term of the award, (c) the risk-free interest rate, (d) expected dividends, and (e) the estimated fair value of its common stock on the measurement date. As of January 1, 2016, the Company began using a blended average of the Company’s historical volatility and the historical volatility of a group of similarly situated companies to calculate the expected volatility when valuing its stock options. For purposes of calculating this blended volatility, the Company selected companies with comparable characteristics to it, including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected term of the stock-based awards. The Company computes historical volatility data using the daily closing prices for the Company’s and the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. Prior to January 1, 2016, due to the lack of a public market for the trading of its common stock and a lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility only on the historical volatility of a group of similarly situated companies that were publicly traded. Due to the lack of Company specific historical option activity, the Company has estimated the expected term of its employee stock options using the “simplified” method, whereby, the expected term equals the arithmetic average of the vesting term and the original contractual term of the option. The expected term for non-employee awards is the remaining contractual term of the option. The risk-free interest rates are based on the U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The Company has never paid dividends and does not expect to pay dividends in the foreseeable future.

The fair value of the restricted stock awards granted to employees is based upon the fair value of the Company’s common stock on the date of grant. Expense is recognized over the vesting period.

The Company has recorded stock-based compensation expense of $280,976 and $184,775 for the three months ended September 30, 2016 and 2015, respectively. The Company has recorded stock-based compensation expense of $883,298 and $477,666 for the nine months ended September 30, 2016 and 2015, respectively. The Company has an aggregate of $272,771 of unrecognized stock-based compensation expense as of September 30, 2016 to be amortized over a weighted average period of 1.9 years.

Effective January 1, 2016, the Company has elected to account for forfeitures as they occur, as permitted by Accounting Standards Update (“ASU”) ASU No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. See the Accounting Standards Adopted in the Period section below for further details.

Prior to the adoption of ASU No. 2016-09, the Company estimated the number of stock-based awards that were expected to vest, and only recognized compensation expense for such awards. The estimation of stock-based awards that will ultimately vest required judgment, and to the extent actual results or updated estimates differed from current estimates, such amounts were recorded as a cumulative adjustment in the period estimates were revised. The Company considered many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience.

Earnings (Loss) Per Share

Basic earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding. Diluted earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options, warrants and convertible debt, subject to anti-dilution limitations. As of September 30, 2016 and 2015, the number of shares underlying options and warrants that were anti-dilutive were approximately 33.6 million and 25.9 million, respectively.

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Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, Income Taxes (“ACS 740”), which provides for deferred taxes using an asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized. The Company has evaluated available evidence and concluded that the Company may not realize the benefit of its deferred tax assets; therefore a valuation allowance has been established for the full amount of the deferred tax assets. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.

The Company has no uncertain tax liabilities as of September 30, 2016 or December 31, 2015. The guidance requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, the guidance requires the tax position be measured at the largest amount of benefit greater than 50% likely of being realized upon ultimate settlement.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 provides for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2016 with no early adoption permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU No. 2014-09 to annual periods beginning after December 15, 2017, along with an option to permit early adoption as of the original effective date. The Company is required to adopt the amendments in ASU No. 2014-09 using one of two acceptable methods. The Company’s management is currently in the process of determining which adoption method it will apply and evaluating the impact of the guidance on the Company’s unaudited condensed consolidated financial statements. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The ASU clarifies the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The ASU does not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the ASU are the same as the effective date and transition requirements in Topic 606. Public entities should apply the ASU for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40). ASU No 2014-15 requires all entities to evaluate for the existence of conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the issuance date of the financial statements. The accounting standard is effective for interim and annual periods ending after December 15, 2016, and is not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements, but may impact the Company’s footnote disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and requires a lessee to recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. Early application is permitted. The Company is currently evaluating the impact the adoption of the accounting standard will have on its unaudited condensed consolidated financial statements.

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Accounting Standards Adopted in the Period

In March 2016, the FASB issued ASU No. 2016-09, which simplified several aspects of employee share-based payment accounting.  In particular, the ASU permits entities to make an accounting policy election to either estimate forfeitures on share-based payment awards, as previously required, or to recognize forfeitures as they occur. Effective January 1, 2016, the Company elected to recognize forfeitures as they occur. The impact of that change in accounting policy has been recorded as an $8,333 cumulative effect adjustment to accumulated deficit, as of December 31, 2015. The Company expects that it will recognize slightly higher share-based payment expense for the remainder of 2016, relative to prior periods, as the effects of forfeitures will not be recognized until they occur, rather than being estimated at the time of grant and subsequently adjusted as and when necessary. The effects of adopting the remaining provisions in ASU No. 2016-09 affecting the income tax consequences of share-based payments, classification of awards as either equity or liabilities when an entity partially settles the award in cash in excess of the employer’s minimum statutory withholding requirements and classification in the statement of cash flows did not have any impact on the Company’s financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 305-40): Simplifying the Presentation of Debt Issuance Costs. The new guidance requires the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. This guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Accordingly, the standard is effective for the Company on January 1, 2016. The Company’s unaudited condensed consolidated balance sheet as of September 30, 2016 includes $423,207 of debt issuance costs recorded as a reduction to the promissory notes.

Other accounting standards that have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements upon adoption.

4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	September 30,	December 31,
	2016	2015
Laboratory equipment	$2,559,986	$2,559,986
Computer/office equipment and software	187,337	187,337
Furniture, fixtures and office equipment	73,734	73,734
Leasehold improvements	75,262	75,262
	2,896,319	2,896,319
Less - Accumulated depreciation and amortization	(1,865,127)	(1,384,826)
	$1,031,192	$1,511,493

Depreciation and amortization expense for the three and nine months ended September 30, 2016 was $126,301 and $480,301, respectively. Depreciation and amortization expense for the three and nine months ended September 30, 2015 was $149,901 and $425,788, respectively. During the nine months ended September 30, 2015, the Company expensed $22,962 associated with the write-down of leasehold improvements due to a relocation of the Company’s corporate office and research laboratories in March 2015 (see Note 8).

5 - RESTRICTED CASH

The Company held $534,780 in restricted cash as of September 30, 2016 and December 31, 2015, respectively. The balances are primarily held on deposit with a bank to collateralize a standby letter of credit in the name of the Company’s facility lessor in accordance with the Company’s facility lease agreement.

6 - ACCRUED EXPENSES

The Company’s accrued expenses consist of the following as of:

	September 30,	December 31,
	2016	2015
Accrued wages and benefits	$287,662	$447,769
Accrued professional fees	154,887	213,475
Accrued other	42,900	53,140
Total accrued expenses	$485,449	$714,384

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7 - DEBT

Equipment Lease Financing

In December 2015, the Company and Fountain Leasing 2013 LP (“Fountain”) entered into a master lease agreement and related transaction documents, pursuant to which Fountain provided the Company with $506,944 for the purchase of research and development lab equipment (the “Fountain Lease”). Fountain’s security under the Fountain Lease is the equipment purchased and a security deposit in the amount of $101,389. The initial term of the Fountain Lease is 36 months, with payments of $21,545 per month for the first 24 months and then $1,267 for the 12 months thereafter. Pursuant to the terms of the Fountain Lease, the Company has an option at the end of the initial term to purchase the equipment for the greater of $25,347 or current fair market value, provided that such amount shall not be in excess of $152,083. In addition, the Company also has the option to extend the Fountain Lease for an additional 12 month period at a rate of $8,872 per month with the right at the end of such extension term to purchase the equipment for fair value or to return the equipment to Fountain. The Fountain Lease has a lease rate factor of 4.25% per month for the first 24 months and 0.25% for the final 12 months of the initial term.

The Company has recorded current equipment lease financing of $248,794 and long-term equipment lease financing of $78,822 as of September 30, 2016. The Company has recorded current equipment lease financing of $240,473 and long-term equipment lease financing of $266,471 as of December 31, 2015. The equipment has been included in property and equipment on the Company’s unaudited condensed consolidated balance sheets.

Future payments on the equipment lease financing are as follows:

For the twelve months ended September 30,	Amount
2017	$258,541
2018	76,042
2019	3,802
Total equipment lease financing payments	$338,385

As of September 30, 2016	Amount
Current equipment lease financing payments	$258,541
Less: Amount representing interest	(9,747)
Current equipment lease financing, net	$248,794
Long-term equipment lease financing payments	$79,844
Less: Amount representing interest	(1,022)
Long-term equipment lease financing, net	$78,822

Promissory Notes

On July 29, 2016 (the “Closing Date”), the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (the “Buyers”), pursuant to which the Buyers purchased the Company’s 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of $385,337), which includes $38,256 pursuant to an over-allotment option (the “Note Offering”). The Company incurred additional legal fees of $122,512 associated with the Notes. The Company is using the net proceeds from this Note Offering for working capital and general corporate purposes.

The Notes have an aggregate principal balance of $3,038,256, and a stated maturity date of 12 months from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, payable monthly commencing on September 1, 2016. Interest is payable in shares (the “Repayment Shares”) of the Company’s common stock; provided, however, that interest will not be calculated or accrued in a manner that triggers anti-dilution adjustment on the PPO Warrants. In the event that on an interest payment date, the PPO Warrants’ anti-dilution provision would be triggered by the payment of interest in shares of the Company’s common stock, interest payments on the Notes may be paid in cash. The Notes will rank senior to all existing indebtedness of the Company, except as otherwise set forth in the Notes.

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The maturity date of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will accelerate to the date (on or after September 1, 2016) on which the Company completes and closes certain financing transactions that achieve minimum thresholds, as specified in the Notes. In such specified transactions, the Notes will convert at a valuation per share equal to 50% of the price per share of securities sold in that financing transaction. In addition, in the event of a sale of the Company during the term of the Notes, noteholders will be entitled to receive 1.5x of the principal amount of the Notes plus accrued interest, paid in either cash or securities of acquiring entity at the acquiring entity’s discretion.

The Company’s obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Closing Date, among the Company, Enumeral, the Buyers and the collateral agent for the Buyers named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and Enumeral, except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

As part of the issuance of the Notes, the Company incurred $507,849 of transaction costs, which are recorded as a reduction of the promissory notes on the unaudited condensed consolidated balance sheet as of September 30, 2016. These transaction costs are being accreted to interest expense over the term of the Notes. Interest expense associated with these transaction costs of $84,642 was accreted during the three months ended September 30, 2016. As of September 30, 2016 the remaining transaction costs of $423,207 were recorded as a reduction to the promissory notes on the unaudited condensed consolidated balance sheet.

8 – COMMITMENTS

Operating Leases

In March 2015, the Company relocated its offices and research laboratories to 200 CambridgePark Drive in Cambridge, Massachusetts. The Company is leasing 16,825 square feet at this facility (the “Premises”) pursuant to Indenture of Lease (the “Lease”) that the Company entered into in November 2014. The term of the Lease is for five years, and the initial base rent is $42.50 per square foot, or approximately $715,062 on an annual basis. The base rent will increase incrementally over the term of the Lease, reaching approximately $804,739 on an annual basis in the fifth year of the term. In addition, the Company is obligated to pay a proportionate share of the operating expenses and applicable taxes associated with the premises, as calculated pursuant to the terms of the Lease. The Company is also obligated to deliver a security deposit to the landlord in the amount of $529,699, either in the form of cash or an irrevocable letter of credit, which may be reduced to $411,988 following the second anniversary of the commencement date under the Lease, provided that the Company meets certain financial conditions set forth in the Lease. The Company has recorded deferred rent in connection with the Lease in the amount of $57,446 and $36,847 as of September 30, 2016 and December 31, 2015, respectively.

The Company previously occupied offices and research laboratories in approximately 4,782 square feet of space at One Kendall Square in Cambridge, Massachusetts, at an annual rent of $248,664 (the “Kendall Lease”). For the three months ended March 31, 2015, the Company recorded an accrual of $55,352 for exit costs associated with its move to new offices and research laboratories in March 2015. The amount accrued at March 31, 2015 includes rent paid for April and May of 2015 related to the Kendall Lease. In June 2015, Enumeral entered into a lease termination agreement with the landlord for Enumeral’s former facility at One Kendall Square, pursuant to which the Kendall Lease was terminated as of June 17, 2015. In accordance with the terms of the lease termination agreement, Enumeral is not obligated to pay rent for the One Kendall Square facility after May 31, 2015. Enumeral had maintained a security deposit relating to the facility, recorded as restricted cash on the unaudited condensed consolidated balance sheet as of March 31, 2015. This security deposit was returned to Enumeral pursuant to the lease termination agreement.

In addition, the Company maintains a small corporate office at 1370 Broadway in New York, New York, at a current annual rate of $23,100. The lease for the Company’s New York office expires on December 31, 2016, and the Company does not contemplate renewing such lease.

Rent expense was $282,423 and $278,652 for the three months ended September 30, 2016 and 2015, respectively. Rent expense was $929,243 and $730,140 for the nine months ended September 30, 2016 and 2015, respectively.

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Future operating lease commitments as of September 30, 2016 are as follows:

For the twelve months ended September 30,	Amount
2017	$755,231
2018	771,889
2019	794,995
2020	335,308
Total	$2,657,423

Employment Agreements

The Company has employment letter agreements with members of management which contain minimum annual salaries and severance benefits if terminated prior to the term of the agreements. In conjunction with the closing of the Note Offering, Arthur H. Tinkelenberg, Ph.D. was terminated by the Company from his position as President and Chief Executive Officer, effective July 28, 2016. During the nine months ended September 30, 2016, the Company recorded charges related to severance and benefits owed to Dr. Tinkelenberg as a result of his termination. Dr. Tinkelenberg resigned as a director of the Company on September 19, 2016.

On September 21, 2016, John J. Rydzewski resigned as Executive Chairman of the Company, and also resigned from the Board of Directors. In connection with Mr. Rydzewski’s resignation, the Company entered into a separation letter agreement with Mr. Rydzewski, dated September 21, 2016. As part of Mr. Rydzewski’s separation letter agreement, 703,326 options became fully vested and the Company incurred a one-time stock-based compensation charge of $83,361 during the three months ended September 30, 2016. In addition, the terms of Mr. Rydzewski’s separation letter agreement provide that the Company will continue to pay 100% of the cost of Mr. Rydzewski’s continuation of health and dental benefits through COBRA, until the earlier of 18 months from Mr. Rydzewski’s separation date from the Company or such time as Mr. Rydzewski becomes eligible for similar benefits from another employer.

The Company appointed Wael Fayad to serve as President and Chief Executive Officer of the Company, effective as of September 21, 2016, and, in connection therewith, appointed Mr. Fayad as a director of the Company and Chairman of the Board of Directors. In connection with Mr. Fayad’s appointment, the Board of Directors designated Mr. Fayad as the Company’s “Principal Executive Officer” for U.S. Securities and Exchange Commission reporting purposes, effective as of September 21, 2016.

In addition, the Company entered into an offer letter with Mr. Fayad, dated September 21, 2016 (the “Letter Agreement”), which sets forth the terms pursuant to which Mr. Fayad shall serve as the Company’s Chairman of the Board, President and Chief Executive Officer. The Letter Agreement provides that Mr. Fayad will receive a base salary at the rate of $325,000 per annum. Mr. Fayad will also be eligible to earn a target bonus of up to 50% of the base salary, payable in cash, based upon achievement of corporate objectives, individual objectives, and the Company’s finances, all as determined and at the discretion of the independent members of the Board or the Board’s Compensation Committee. Mr. Fayad was granted 2,600,000 options to purchase shares of the Company’s common stock in connection with the offer letter. The Company granted Mr. Fayad 850,000 options under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and 1,750,000 options outside of the 2014 Plan. Of these, 100,000 options vested immediately upon grant, and the remaining 2,500,000 options vest upon achievement of certain performance-based milestones.

9 - LICENSE AGREEMENT AND RELATED-PARTY TRANSACTIONS

License Agreement

In April 2011, Enumeral licensed certain intellectual property from MIT, then a related party (as one of Enumeral’s scientific co-founders was an employee of MIT), pursuant to an Exclusive License Agreement (the “License Agreement”), in exchange for the payment of upfront license fees and a commitment to pay annual license fees, patent costs, milestone payments, royalties on sublicense income and, upon product commercialization, royalties on the sales of products covered by the licenses or income from corporate partners, and the issuance of 66,303 shares of Enumeral common stock. This intellectual property portfolio includes patents owned by Harvard University or co-owned by MIT and The Whitehead Institute, or MIT and Massachusetts General Hospital.

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All amounts incurred related to the license fees have been expensed as research and development expenses by Enumeral as incurred. The Company incurred $10,000 and $7,500 in the three months ended September 30, 2016 and 2015, respectively. The Company incurred $30,000 and $22,500 in the nine months ended September 30, 2016 and 2015, respectively.

In addition to potential future royalty and milestone payments that Enumeral may have to pay MIT per the terms of the License Agreement, Enumeral paid an annual fee of $40,000 in 2016, and is obligated to pay $50,000 every year thereafter unless the License Agreement is terminated. During the nine months ended September 30, 2016, the Company recorded expense of $100,000 for the required percentage of the Pieris license payments owed to MIT pursuant to the terms of the License Agreement. No royalty payments have been payable as Enumeral has not commercialized any products as set forth in the License Agreement. Enumeral reimburses the costs to MIT and Harvard University for the continued prosecution of the licensed patent estate. For the three months ended September 30, 2016 and 2015, Enumeral paid $23,052 and $15,646 for MIT and $2,351 and $3,730 for Harvard, respectively. For the nine months ended September 30, 2016 and 2015, Enumeral paid $162,692 and $256,189 for MIT and $17,692 and $22,367 for Harvard, respectively. The Company had accounts payable and accrued expenses of $38,346 and $168,726 associated with the reimbursement of costs and fees owed to MIT and Harvard as of September 30, 2016 and December 31, 2015, respectively.

The License Agreement also contained a provision whereby after the date upon which $7,500,000 of funding which was met in April of 2013, MIT and other licensing institutions set forth in the License Agreement have a right to participate in certain future equity issuances by Enumeral. In addition, pursuant to that provision Enumeral may have to issue additional shares to MIT and other licensing institutions set forth in the License Agreement if Enumeral issues common stock at a price per share that is less than the fair market value per share of the common stock issued to MIT and such licensing institutions based upon a weighted average formula set forth in the License Agreement. In March 2013, Enumeral and MIT entered into a first amendment to the License Agreement to clarify how equity issuances were to be made thereunder. In July 2014, Enumeral and MIT entered into a second amendment to the License Agreement, pursuant to which MIT’s participation rights and anti-dilution rights under the License Agreement were terminated. Other than the exchange of Enumeral’s common stock for the Company’s common stock in connection with the Merger, the Company did not issue any shares of common stock to MIT and such other licensing institutions in connection with the License Agreement in 2014.

In April 2015, Enumeral and MIT entered into a third amendment to the License Agreement, which revised the timetable for Enumeral to complete certain diligence obligations relating to the initiation of clinical studies in support of obtaining regulatory approval of a Diagnostic Product (as such term is defined in the License Agreement), as well as the timetable by which Enumeral is required to make the first commercial sale of a Diagnostic Product.

In April 2016, Enumeral and MIT entered into a fourth amendment to the License Agreement, which revised the timetable for Enumeral to complete certain diligence obligations relating to the establishment of sublicenses and/or corporate partner agreements for the development of Licensed Products and/or Diagnostic Products, as well as the timetable by which an Investigational New Drug Application shall be filed on a Therapeutic Product (as such terms are defined in the License Agreement).

Consulting Agreements

In September 2014, the Company and Dr. Barry Buckland entered into a Scientific Advisory Board Agreement (the “SAB Agreement”), which replaced Dr. Buckland’s previous consulting agreement and pursuant to which Dr. Buckland serves as chairman of the Company’s Scientific Advisory Board. The SAB Agreement had a term of two years. Pursuant to the terms of the SAB Agreement, Dr. Buckland will receive compensation on an hourly or per diem basis, either in cash or, at Dr. Buckland’s election, in options to purchase the Company’s common stock. The SAB Agreement limits the total amount of compensation payable to Dr. Buckland at $100,000 over any rolling 12-month period. In September 2016, the Company and Dr. Buckland entered into an amendment to the SAB Agreement to extend the term of the agreement an additional year. During the three months ended September 30, 2016 and 2015, the Company recognized $4,000 and $4,000 of expense related to the SAB Agreement, respectively. During the nine months ended September 30, 2016 and 2015, the Company recognized $8,000 and $27,000 of expense related to the SAB Agreement, respectively.

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10 - EQUITY

Common Stock

On April 8, 2014, Enumeral amended its certificate of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 24,000,000.

In April 2014, Enumeral issued 948,823 shares of Series B Convertible Preferred Stock at an issue price of $2.125 per share for proceeds of $1,597,860, net of issuance costs of $418,390. The Series B Preferred Stock ranks pari passu in all respects to Enumeral’s Series A-2, Series A-1 and Series A Preferred Stock. In connection with this offering, Enumeral paid the placement agent $81,000 in cash and issued the placement agent a warrant to purchase 38,259 Series B shares exercisable at $2.125 per share for a term of five years. These costs were included in the total issuance costs. All shares and warrants were converted as part of the Merger (see Merger discussion below).

In April 2014, Enumeral issued warrants to two executive officers to purchase 105,881 shares of Convertible Preferred Series B shares in connection with Enumeral’s Series B financing. These warrants were issued in relation to these executives taking a salary reduction prior to the Series B round of financing. In connection with the Merger in July 2014, these warrants were converted into warrants to purchase 309,966 shares of the Company’s common stock (see Merger discussion below).

Merger

On July 31, 2014, Enumeral entered into the Merger Agreement, pursuant to which Enumeral became a wholly owned subsidiary of the Company. The Company’s authorized capital stock currently consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of the Company as follows: (a) each share of Enumeral’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.102121 shares of the Company’s common stock for a total of 4,940,744 shares post-Merger, (b) each share of Enumeral’s Series A Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.598075 shares of the Company’s common stock for a total of 4,421,744 shares post-Merger, (c) each share of Enumeral’s Series A-1 Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.790947 shares of the Company’s common stock for a total of 3,666,428 shares post-Merger, (d) each share of Enumeral’s Series A-2 Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.997594 shares of the Company’s common stock for a total of 3,663,177 shares post-Merger, (e) each share of Enumeral’s Series B Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 2.927509 shares of the Company’s common stock for a total of 2,777,687 shares post-Merger and (f) a convertible note and accrued interest was converted into 3,230,869 shares of the Company’s common stock post-Merger. All warrants are converted using the same exchange ratio as the common and preferred shares.

As a result of the Merger and the Split-Off, the Company discontinued its pre-Merger business and acquired the business of Enumeral, and has continued the existing business operations of Enumeral as a publicly-traded company under the name Enumeral Biomedical Holdings, Inc. In accordance with “reverse merger” accounting treatment, historical financial statements for Enumeral Biomedical Holdings, Inc. as of period ends, and for periods ended, prior to the Merger have been replaced with the historical financial statements of Enumeral prior to the Merger in all filings with the SEC.

Private Placement

On July 31, 2014, the Company closed the PPO of 21,549,510 Units of securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share with a term of five years (the “PPO Warrants”). The net proceeds received from the PPO were $18,255,444. The investors in the PPO (for so long as they hold shares of the Company’s common stock) have anti-dilution protection on the shares of common stock included in the Units purchased in the PPO and not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) in the event that within two years after the closing of the PPO the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the Unit purchase price. The anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under the Company’s 2014 Equity Incentive Plan, and (c) other exempt issuances. In the event that the Company is able to successfully complete the tender offer to amend and exercise PPO Warrants that the Company launched in October 2016 (described in greater detail in Note 13 below), the PPO Warrants would be amended to remove this anti-dilution provision with the consent of holders of a majority of the underlying PPO Warrants.

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In addition, the PPO Warrants not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) have anti-dilution protection in the event that prior to the warrant expiration date the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the warrant exercise price, subject to the exceptions described above.

The Company agreed to pay the placement agents in the offering, registered broker-dealers, a cash commission of 10% of the gross funds raised from investors in the PPO. In addition, the placement agents received warrants exercisable for a period of five years to purchase a number of shares of the Company’s common stock equal to 10% of the number of shares of common stock with a per share exercise price of $1.00 (the “Agent Warrants”); provided, however, that the placement agents were not entitled to any warrants on the sale of Units in excess of 20,000,000. Any sub-agent of the placement agents that introduced investors to the PPO was entitled to share in the cash fees and warrants attributable to those investors as described above. The Company also reimbursed the placement agents $30,000 in the aggregate for legal expenses incurred by the placement agents’ counsels in connection with the PPO, as described in the private placement agreements. As a result of the foregoing, the placement agents were paid an aggregate cash commission of $2,154,951 and were issued Agent Warrants to purchase 2,000,000 shares of the Company’s common stock. The Agent Warrants not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) have anti-dilution protection until the warrant expiration date, subject to the exceptions described above for the Units. The value ascribed to the Agent Warrants are carried at fair value and reported as a derivative liability on the accompanying unaudited condensed consolidated balance sheets.

The Company incurred approximately $500,000 of expenses in connection with the offering outside of the placement agent commissions and issued the subagent to one of the placement agents 150,000 shares of the Company’s common stock.

 In addition, the Merger Agreement provided certain anti-dilution protection to the holders of the Company’s common stock immediately prior to the Merger (after giving effect to the Split-Off), in the event that the aggregate number of units sold in the PPO after the final closing thereof were to exceed 15,000,000. Accordingly, based on the final amount of gross proceeds raised in the PPO, the Company issued 1,690,658 additional shares of the Company’s common stock to holders of the Company’s common stock immediately prior to the Merger. The Company recorded $1,690,658 in other expense related to this issuance of shares at $1.00 per share.

11 - STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

Stock Options

On July 31, 2014, the Company’s Board of Directors adopted, and the Company’s stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”), which reserves a total of 8,100,000 shares of the Company’s common stock for incentive awards. In connection with the Merger, options to purchase 948,567 shares of Enumeral common stock previously granted under the 2009 Plan were converted into options to purchase 1,045,419 shares of the Company’s common stock under the 2014 Plan.

Generally, shares that are expired, terminated, surrendered or cancelled without having been fully exercised will be available for future awards. In addition, shares of common stock that are tendered to the Company by a participant to exercise an award are added to the number of shares of common stock available for the grant of awards.

The Company recognizes all share-based awards under the straight-line attribution method, assuming that all granted awards will vest. Effective January 1, 2016, forfeitures will be recognized in the periods when they occur. Refer to Note 3, Summary of Significant Accounting Policies, for further information. In prior periods, ASC 718 required forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company evaluated its forfeiture assumptions quarterly and the expected forfeiture rate was adjusted when necessary. The actual expense recognized over the vesting period is based on only those shares that vest.

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In periods prior to January 1, 2016, estimates of pre-vesting option forfeitures were based on the Company’s experience. The Company used a forfeiture rate of 0% - 5% depending on when and to whom the options were granted. The Company adjusted its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures were recognized through a cumulative adjustment in the period of change and may have impacted the amount of compensation expense to be recognized in future periods. The Company considered many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

The Company estimates the fair value of each stock award on the grant date using the Black-Scholes option-pricing model based on the following assumptions and the assumptions regarding the fair value of the underlying common stock on each measurement date. The weighted-average fair value of options granted during the nine month period ended September 30, 2016 was $0.16.

Nine Months Ended September 30, 2016
Expected volatility	116.0% - 117.0%
Risk-free interest rate	1.20% - 1.72%
Expected term (in years)	5.00
Expected dividend yield	0%

As of September 30, 2016, there were 187,481 shares available for issuance under the 2014 Plan to eligible employees, non-employee directors and consultants. This number is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, or other change in the Company’s capitalization.

A summary of stock option activity for the nine months ended September 30, 2016 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term (years)
Outstanding as of December 31, 2015	5,926,654	$0.62	9.0
Granted	4,068,182	$0.20
Exercised	-	$-
Canceled	(1,247,476)	$0.72
Outstanding as of September 30, 2016	8,747,360	$0.41	8.9
Exercisable as of September 30, 2016	4,910,317	$0.46	8.5

Stock option compensation expense was $260,343 and $167,575 for the three months ended September 30, 2016 and 2015, respectively. Stock option compensation expense was $803,747 and $418,641 for the nine months ended September 30, 2016 and 2015, respectively. The Company has an aggregate of $272,771 of unrecognized stock option compensation expense as of September 30, 2016 to be amortized over a weighted-average period of 1.9 years.

In September 2016, Dr. Tinkelenberg resigned as a director of the Company. As a result of his resignation, the Company incurred a one-time stock-based compensation charge of $15,580 during the three months ended September 30, 2016 for the remaining shares the Company expects to vest.

In September 2016, Mr. Rydzewski resigned as Executive Chairman and director of the Company. In connection with his resignation, all of Mr. Rydzewski’s unvested options became fully vested. As a result, 703,326 options became fully vested and the Company incurred a one-time stock-based compensation charge of $83,361 during the three months ended September 30, 2016.

In September 2016, the Company entered into an offer letter with Mr. Fayad, (the “Letter Agreement”) which sets forth the terms pursuant to which Mr. Fayad shall serve as the Company’s Chairman of the Board, President and Chief Executive Officer. Per the Letter Agreement Mr. Fayad was granted 2,600,000 options to purchase shares of the Company’s common stock. The Company granted Mr. Fayad 850,000 options under the 2014 Plan and 1,750,000 options outside of the 2014 Plan. These options vest and become exercisable as follows: (i) 100,000 options vested immediately upon grant and (ii) 2,500,000 options vest upon the achievement of certain performance-based milestones.

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The aggregate intrinsic value of options exercisable as of September 30, 2016 was $4,712. The aggregate intrinsic value was calculated as the difference between the exercise price of the stock options and the fair value of the underlying common stock as of the unaudited condensed consolidated balance sheet date.

Restricted Stock

A summary of restricted stock activity for the nine months ended September 30, 2016 is as follows:

		Weighted-
	Number of	Average Grant
	Shares	Date Fair Value
Balance of unvested restricted stock as of December 31, 2015	282,119	$0.24
Issuance of restricted stock	140,910	$0.22
Vested	(380,362)	$0.23
Balance of unvested restricted stock as of September 30, 2016	42,667	$0.22

Restricted stock compensation expense was $20,633 and $17,200 for the three months ended September 30, 2016 and 2015, respectively. Restricted stock compensation expense was $79,551 and $59,025 for the nine months ended September 30, 2016 and 2015, respectively.

The Company had no unrecognized restricted stock compensation expense as of September 30, 2016.

Warrants

As of September 30, 2016, there were a total of 24,803,409 warrants outstanding to purchase shares of the Company's common stock. Of these, 23,549,510 warrants were issued in connection with the PPO and 66,574 warrants were issued to Square 1 Bank (in connection with a previous financing transaction as further described below) and are accounted for as derivative liabilities. The remaining 1,187,325 warrants do not require derivative liability accounting treatment.

Derivative Liability Warrants

In connection with the PPO, the Company issued warrants to purchase an aggregate of 23,549,510 shares of the Company’s common stock. Additionally, in connection with Enumeral’s December 2011 financing transaction with Square 1 Bank, Enumeral issued warrants to purchase 41,659 shares of Enumeral’s Series A preferred stock that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the July 2014 Merger.

A) PPO and Agent Warrants

In July 2014, the Company issued warrants to purchase 23,549,510 shares of the Company’s common stock in connection with the PPO, of which warrants to purchase 21,549,510 shares of the Company’s common stock had an exercise price of $2.00 per share and were issued to the investors in the PPO, and warrants to purchase 2,000,000 shares of the Company’s common stock had an exercise price of $1.00 per share and were issued to the placement agents for the PPO (or their affiliates). The estimated fair value of the warrants at the time of issuance was determined to be $16,261,784 using the Black-Scholes pricing model and the following assumptions: expected term of 5.0 years, 105.4% volatility, a risk-free rate of 1.77%, and no expected dividends. The estimated fair value of the warrants at September 30, 2016 was determined to be $901,368 using the Black-Scholes pricing model and the following assumptions: expected remaining term of 2.83 years, 106.4% volatility, risk-free rate of 0.86%, and no expected dividends. The estimated fair value of the warrants at December 31, 2015 was determined to be $2,130,822 using the Black-Scholes pricing model and the following assumptions: expected remaining term of 3.58 years, 109.4% volatility, risk-free rate of 1.44%, and no expected dividends. Due to a price protection provision included in the warrant agreements, the warrants were deemed to be a liability and, therefore, the fair value of the warrants is recorded in the liability section of the unaudited condensed consolidated balance sheets. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). All 23,549,510 warrants were outstanding as of September 30, 2016 and December 31, 2015, respectively. If the Company successfully eliminates the anti-dilution protection for these warrants as part of the October 28, 2016 tender offer, the Company will no longer account for these warrants as derivative liabilities. See Note 13 “Subsequent Events” for further details.

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B) Square 1 Financing

In connection with the December 2011 Square 1 financing transaction, Enumeral issued to Square 1 Bank warrants to purchase an aggregate of 33,944 shares of Series A convertible preferred stock at an exercise price of $1.16 per share, exercisable for seven years. In July 2014, as part of the Merger, these warrants were converted into warrants to purchase 54,245 shares of the Company’s common stock at an exercise price of $0.73 per share. The estimated fair value of the warrants as of September 30, 2016 was determined to be $3,358 using the Black-Scholes pricing model and the following assumptions: expected term of 2.18 years, 106.4% volatility, a risk-free rate of 0.79%, and no expected dividends. The estimated fair value of the warrants as of December 31, 2015 was determined to be $5,777 using the Black-Scholes pricing model and the following assumptions: expected term of 2.9 years, 104.6% volatility, a risk-free rate of 1.31%, and no expected dividends. As part of a June 12, 2012 amendment to the Loan and Security Agreement between Enumeral and Square 1 Bank, Enumeral issued warrants to Square 1 Bank to purchase an aggregate of 7,715 shares of Series A convertible preferred stock at an exercise price of $1.16 per share, exercisable for seven years. In July 2014, as part of the Merger, these warrants were converted into warrants to purchase 12,329 shares of the Company’s common stock at an exercise price of $0.73 per share. The estimated fair value of these warrants as of September 30, 2016 was determined to be $940 using the Black-Scholes pricing model and the following assumptions: expected term of 2.7 years, 106.4% volatility, a risk-free rate of 0.85%, and no expected dividends. The estimated fair value of these warrants as of December 31, 2015 was determined to be $1,492 using the Black-Scholes pricing model and the following assumptions: expected term of 3.5 years, 104.6% volatility, a risk-free rate of 1.42%, and no expected dividends. The warrants are classified as derivative liabilities in the accompanying unaudited condensed consolidated balance sheets and measured at fair value on a recurring basis. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). As of September 30, 2016 and December 31, 2015 these warrants were outstanding and expire on December 5, 2018 and June 12, 2019, respectively.

12 - CONCENTRATIONS

During the three months ended September 30, 2016, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amounts of $226,115 and $94,696, which represents 70% and 30% of the Company’s total revenue for that period. During the three months ended September 30, 2015, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amounts of $395,448 and $88,377, which represents 82% and 18% of the Company’s total revenue for that period.

During the nine months ended September 30, 2016, the Company recorded revenue from three entities in excess of 10% of the Company’s total revenue in the amounts of $1,000,000, $878,599 and $375,641 which represents 44%, 39% and 17% of the Company’s total revenue for that period. During the nine months ended September 30, 2015, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amounts of $894,132 and $245,728, which represents 78% and 22% of the Company’s total revenue for that period.

As of September 30, 2016, accounts receivable consisted of amounts due from two entities which represented 85% and 15% of the Company’s total outstanding accounts receivable balance, respectively. As of December 31, 2015, accounts receivable consisted of amounts due from two entities which represented 67% and 33% of the Company’s total outstanding accounts receivable balance, respectively.

13 - SUBSEQUENT EVENTS

On October 28, 2016, the Company commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”).

The Company is offering to amend, upon the terms and subject to the conditions set forth in the Offering Materials (the “Offer to Amend and Exercise”), its outstanding warrants to purchase 21,549,510 shares of the Company’s common stock at an exercise price of $2.00 per share (the “Original Warrants”), issued to investors who participated in the PPO.

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Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) receive four shares of common stock for each warrant exercised rather than one; (ii) reduce the exercise price to $0.50 per warrant in cash (or $0.125 per share based on the 4 common shares that they will receive upon exercise); (iii) shorten the exercise period so that it expires concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on November 29, 2016, as such expiration date may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”); (iv) delete any price-based anti-dilution provisions; (v) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred eighty (180) days after the Expiration Date (the “Lock-Up Period”); and (vi) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations and for general working capital purposes.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If holders choose not to participate in the Offer to Amend and Exercise, their Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share. However, regardless of whether a holder participates in the Offer to Amend and Exercise, such holder may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”). In addition, the Company has agreed to enter into a Registration Rights Agreement pursuant to which the Company will file a Registration Statement on Form S-1 to register the resale of the shares of Common Stock issued upon exercise of the Amended Warrants and upon the conversion of the Notes, as well as shares underlying warrants issued to the placement agent in connection with the conversion of the Notes.

Subject to the joint waiver of the Company and the warrant agent for this Offer to Amend and Exercise, the Offer to Amend and Exercise will not be completed unless the following conditions are satisfied: (i) a minimum of $2,000,000 in gross proceeds is received and (ii) holders of a majority of the Original Warrants agree to the Anti-Dilution Amendment (the “Majority Holders’ Consent”). If the Company receives the Majority Holders’ Consent to the Anti-Dilution Amendment, all of the Original Warrants will be amended such that the price based anti-dilution provision of the Original Warrants will no longer apply without regard to whether such holder provided consent. In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 2,000,000 shares of the Company’s common stock comprised of warrants issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”). The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof.

In connection with this Offer to Amend and Exercise, the Company is also seeking the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

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ITEM 2.            MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Basis of Presentation

The following discussion of our financial condition and results of operations should be read with our unaudited condensed consolidated interim financial statements as of September 30, 2016 and for the three and nine months ended September 30, 2016 and 2015 and related notes included in Part I. Item 1 of this Quarterly Report on Form 10-Q, as well as the audited consolidated financial statements and notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors, included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management and include, without limitation, statements with respect to our expectations regarding our research, development and commercialization plans and prospects, results of operations, general and administrative expenses, research and development expenses, and the sufficiency of our cash for future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar statements or variation of these terms or the negative of those terms and similar expressions are intended to identify these forward-looking statements. Readers are cautioned that these forward-looking statements are predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by our forward-looking statements are those discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, and elsewhere in this report. We undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Unless the context indicates otherwise, all references in this report to “Enumeral Biomedical,” the “Company,” “we,” “us” and “our” refer to Enumeral Biomedical Holdings, Inc., and its wholly-owned subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation; and references to “Enumeral” refer to Enumeral Biomedical Corp.

Overview

We are a biopharmaceutical company focused on discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. We utilize a proprietary platform technology that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples. Our initial focus is on the development of a pipeline of next generation monoclonal antibody drugs targeting established and novel immunomodulatory receptors.

The concept of stimulating the immune system to fight cancer was first advanced more than a century ago, but it is only recently that the field of immuno-oncology has seen clinical success, with marketing approvals being granted for antibodies that block CTLA-4 (Yervoy ® (ipilimumab)), PD-1 (Keytruda ® (pembrolizumab) and Opdivo ® (nivolumab)), and PD-L1 (Tecentriq ® (atezolizumab)). Use of these drugs has established that durable anti-tumor responses can be elicited in some patients by blocking the checkpoints that normally suppress the human immune response against cancer cells. The success of these drugs suggests that immuno-oncology may fundamentally alter the course of cancer treatment.

In our lead antibody program, we have characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. We have identified two antagonist PD-1 antibodies that inhibit PD-1 activity in different ways. The distinction is that one of the antibodies (ENUM 388D4) blocks binding of the ligand PD-L1 to PD-1, while the other antibody (ENUM 244C8) does not inhibit PD-L1 binding. However, both display activity in various biological assays. In addition to our PD-1 antibody program, we are pursuing a pipeline focused on next-generation checkpoint modulators, with initial targets including TIM-3, LAG-3, CD39, TIGIT, and VISTA.

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Our proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology, or MIT, is a microwell array technology that detects secreted molecules (such as antibodies and cytokines) and cell surface markers, at the level of single, live cells and enables recovery of single, live cells of interest. The platform technology can be used to achieve at least three separate, but complementary, objectives. First, we use the platform to rapidly produce antibody libraries with high diversity. Second, the platform has the potential to guide rational selection of lead candidates derived from these libraries, through characterization of immune function at the level of single cells from human biopsy samples. Third, it has the potential to identify patients more likely than others to benefit from treatment with a given therapeutic antibody. Thus, our platform is a multipurpose tool that is valuable for activities ranging from antibody discovery to target discovery to patient stratification in clinical development. The platform yields multidimensional, functional read-outs from single live cells, such as tumor infiltrating lymphocytes, or TILs, from human tumor biopsy samples, and it enables us to examine the responses of different classes of human immune cells to treatment with immunomodulators in the context of human disease, as opposed to animal models of disease. Consequently, we call our approach The Human Approach®.

We were incorporated in Nevada as Cerulean Group, Inc. on February 27, 2012, and converted to a Delaware corporation on July 10, 2014. On July 31, 2014, our wholly owned subsidiary, Enumeral Acquisition Corp. merged with and into Enumeral (the “Merger”). Enumeral was incorporated in December 2009 and has devoted substantially all of its resources to the discovery of monoclonal antibodies and other novel biologics for use in the diagnosis and treatment of cancer, infectious and inflammatory diseases. As a result of the Merger, we acquired the business of Enumeral and changed our name to Enumeral Biomedical Holdings, Inc.

Upon the closing of the Merger and under the terms of a split-off agreement and a general release agreement (the “Split-Off Agreement”), we transferred all of our pre-Merger operating assets and liabilities to a wholly-owned special-purpose subsidiary, Cerulean Operating Corp. (the “Split-Off Subsidiary”). Thereafter, pursuant to the Split-Off Agreement, we transferred all of the outstanding shares of capital stock of the Split-Off Subsidiary to our pre-Merger majority stockholder, and our former sole officer and director (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 23,100,000 shares of our common stock held by such stockholder (which were cancelled and will resume the status of authorized but unissued shares of our common stock) and (ii) certain representations, covenants and indemnities.

Also on July 31, 2014, we closed a private placement offering (the “PPO”) of 21,549,510 Units of our securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of our common stock and a warrant to purchase one share of common stock at an exercise price of $2.00 per share with a term of five years (the “PPO Warrants”).

In December 2014, we entered into a collaboration with Merck Sharp & Dohme Corp., or Merck. Pursuant to our study agreement with Merck, we are conducting a specified research program using our platform technology to identify functional response of single cell types in colorectal cancer in the presence or absence of Merck’s proprietary immunomodulatory receptor (IMR) modulators. In February 2016, we and Merck amended the work plan under the study agreement to include non-small cell lung cancer tissue samples.

In this collaboration, Merck is reimbursing us for the cost of performing the work plan set forth in the agreement, for up to a specified number of full-time employees, at a pre-determined annual rate. In addition, Merck will make certain milestone payments to us upon the completion of specified objectives set forth in the Merck agreement and related work plan. In September 2015, we announced the achievement of the first milestone. Merck retains ownership of the results generated from the studies on the IMR modulators identified by Merck, and we retain a royalty-free, non-exclusive, non-sublicensable license to use the study results for our own internal research purposes.

In April 2016, we entered into a License and Transfer Agreement (the “Original License Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”). Pursuant to the terms and conditions of the Original License Agreement, Pieris is licensing from us specified intellectual property related to our anti-PD-1 antibody program ENUM 388D4 for the potential development and commercialization by Pieris of novel multispecific therapeutic proteins comprising fusion proteins based on Pieris’ Anticalins® class of therapeutic proteins and our antibodies in the field of oncology. In June 2016, we entered into a Definitive License and Transfer Agreement (the “Definitive Agreement”) with Pieris, as contemplated in the Original License Agreement. Pieris paid us an upfront license fee in the amount of $250,000 in connection with execution of the Original License Agreement, and paid us a $750,000 license maintenance fee due by May 31, 2016 to continue the licensing arrangements under the Original License Agreement. In accordance with its terms, the Definitive Agreement superseded the Original License Agreement.

Under the Definitive Agreement, we have granted Pieris an option until May 31, 2017 to license specified patent rights and know-how of ours covering two additional undisclosed antibody programs on the same terms and conditions as for our 388D4 anti-PD-1 antibody (each, a “Subsequent Option”). Pieris may exercise the Subsequent Options separately and on different dates during the option period. Pieris will pay us additional license fees in the event that Pieris exercises one or both Subsequent Options.

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As of September 30, 2016, all of our revenue has resulted from payments from strategic and licensing partners, and we have not received any revenue from the sale of products or services. Our business has not generated (nor do we anticipate that in the foreseeable future it will generate) the cash necessary to finance our operations. As of September 30, 2016, we had a working capital deficit of $2,348,364 including $905,666 of derivative liabilities and an accumulated deficit of $18,572,435. We expect to continue to incur losses and use cash during fiscal year 2016, and we will require additional capital to continue our operations beyond December 2016.

On July 29, 2016, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors purchased our 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of $385,337), which includes $38,256 pursuant to an over-allotment option (the “Note Offering”). The Company incurred additional legal fees of $122,512 associated with the Notes. We are using the net proceeds from this Note Offering for working capital and general corporate purposes.

The Notes have an aggregate principal balance of $3,038,256, and a stated maturity date of 12 months from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, payable monthly commencing on September 1, 2016. Interest is payable in shares (the “Repayment Shares”) of our common stock; provided, however, that interest will not be calculated or accrued in a manner that triggers anti-dilution adjustment on our existing PPO Warrants. In the event that on an interest payment date, the PPO Warrants’ anti-dilution provision would be triggered by the payment of interest in shares of our common stock, interest payments on the Notes may be paid in cash. The Notes will rank senior to all of our existing indebtedness, except as otherwise set forth in the Notes.

The maturity date of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will accelerate to the date (on or after September 1, 2016) on which we complete and close certain financing transactions that achieve minimum thresholds, as specified in the Notes. In such specified transactions, the Notes will convert at a valuation per share equal to 50% of the price per share of securities sold in that financing transaction. In addition, in the event of a sale of our company during the term of the Notes, noteholders will be entitled to receive 1.5x of the principal amount of the Notes plus accrued interest, paid in either cash or securities of acquiring entity at the acquiring entity’s discretion.

Our obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement, among us, the investors, and the collateral agent for the investors named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of ours (including Enumeral’s), except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

In conjunction with the closing of the Note Offering, Arthur H. Tinkelenberg ceased to serve as our President and Chief Executive Officer, effective July 28, 2016. As a result of Dr. Tinkelenberg’s separation of employment, our Board of Directors designated John J. Rydzewski, our Executive Chairman, as our “Principal Executive Officer” for SEC reporting purposes. Dr. Tinkelenberg ceased serving as a director in September 2016. Also in September 2016, Mr. Rydzewski ceased to serve as our Executive Chairman and our Principal Executive Officer, and resigned as a director. On September 21, 2016, Wael Fayad was appointed as our new Chairman, President, Chief Executive Officer and Principal Executive Officer.

We believe that we have sufficient liquidity to fund operations only into December 2016. Our near-term capital needs will depend on many factors, including:

•	our ability to carefully manage our costs;
•	the amount and timing of revenue received from grants or our collaboration and license arrangements; and
•	our ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or our success in promptly establishing a strategic alternative that is in our stockholders’ best interests.

If we are unable to raise additional capital through one or more of the means listed above prior to the end of December 2016, we could face substantial liquidity problems and might be required to implement cost reduction strategies in addition to the cash conservation steps that we have already taken. These reductions could significantly affect our research and development activities, and could result in significant harm to our business, financial condition and results of operations. In addition, these reductions could cause us to further curtail our operations, or take other actions that would adversely affect our stockholders. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets.

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Recent Developments

On October 28, 2016, we commenced an issuer tender offer with respect to certain warrants to purchase our common stock in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in our tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”).

We are offering to amend, upon the terms and subject to the conditions set forth in the Offering Materials, (the “Offer to Amend and Exercise”), our outstanding warrants to purchase 21,549,510 shares of our common stock at an exercise price of $2.00 per share (the “Original Warrants”), issued to investors who participated in the PPO.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) receive four shares of common stock for each warrant exercised rather than one; (ii) reduce the exercise price to $0.50 per warrant in cash (or $0.125 per share); (iii) shorten the exercise period so that it expires concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on November 29, 2016, as such expiration date may be extended by us in our sole discretion, or as required by applicable law (the “Expiration Date”); (iv) delete any price-based anti-dilution provisions; (v) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without our prior written consent for a period of one hundred eighty (180) days after the Expiration Date (the “Lock-Up Period”); and (vi) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of ours in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

We plan to use the net proceeds from the Offer to Amend and Exercise to fund our ongoing operations and for general working capital purposes.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If holders choose not to participate in the Offer to Amend and Exercise, their Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share. However, regardless of whether a holder participates in the Offer to Amend and Exercise, such holder may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”).

In addition, we have agreed to enter into a Registration Rights Agreement pursuant to which the we will file a Registration Statement on Form S-1 to register the resale of the shares of Common Stock issued upon exercise of the Amended Warrants and upon the conversion of the Notes, as well as shares underlying warrants issued to the placement agent in connection with the conversion of the Notes.

Subject to the joint waiver of ours and the warrant agent for this Offer to Amend and Exercise, the Offer to Amend and Exercise will not be completed unless the following conditions are satisfied: (i) a minimum of $2,000,000 in gross proceeds is received and (ii) holders of a majority of the Original Warrants agree to the Anti-Dilution Amendment (the “Majority Holders’ Consent”). If we receive the Majority Holders’ Consent to the Anti-Dilution Amendment, all of the Original Warrants will be amended such that the price based anti-dilution provision of the Original Warrants will no longer apply without regard to whether such holder provided consent. In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 2,000,000 shares of our common stock comprised of warrants issued to the placement agent and its sub-agents in our PPO Unit Offering (the “PPO Agent Warrants”). The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the PPO Agent Warrants may be amended with our consent and the consent of the holders thereof.

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In connection with this Offer to Amend and Exercise, we are also seeking the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

No assurance can be given that additional financing or strategic alliances and licensing arrangements will be available when needed or that, if available, such financing could be obtained on terms favorable to us or our stockholders. For further discussion regarding the Company’s risks and uncertainties, please refer to Item 1A. - “Risk Factors” of our Annual Report on Form 10-K, filed with the SEC on March 30, 2016.

Results of Operations

Three months ended September 30, 2016 as compared to three months ended September 30, 2015

	Three Months Ended, September 30,		Increase
	2016	2015	(Decrease)
Revenue:
Collaboration and license revenue	$226,115	$395,448	$(169,333)
Grant revenue	94,696	88,377	6,319
Total revenue	320,811	483,825	(163,014)
Cost of revenue and expenses:
Research and development	1,026,317	1,798,241	(771,924)
General and administrative	812,974	1,354,064	(541,090)
Total cost of revenue and expenses	1,839,291	3,152,305	(1,313,014)
Loss from operations	(1,518,480)	(2,668,480)	1,150,000
Other income (expense):
Interest income (expense)	(152,261)	5,358	(157,619)
Change in fair value of derivative liabilities	409,891	3,281,406	(2,871,515)
Total other income (expense), net	257,630	3,286,764	(3,029,134)
Net income (loss)	$(1,260,850)	$618,284	$(1,879,134)

Collaboration and license revenue. Collaboration and license revenue decreased by $169,333, or 43%, to $226,115 for the three months ended September 30, 2016, as compared to $395,448 for the three months ended September 30, 2015. This decrease in revenue is primarily attributable to a decrease in research and development activities related to our collaboration study agreement with Merck.

Grant revenue. Grant revenue increased by $6,319, or 7%, to $94,696 for the three months ended September 30, 2016, as compared to $88,377 for the three months ended September 30, 2015. This increase is attributable to our Phase II Small Business Innovation Research agreement with the National Cancer Institute, or NCI.

Research and development expenses. Research and development expenses decreased by $771,924, or 43%, to $1,026,317 for the three months ended September 30, 2016, as compared to $1,798,241 for the three months ended September 30, 2015. This decrease is primarily attributable to a decrease of $317,474 in wages and benefits associated with lower headcount, a decrease of $238,529 in lab expenses associated with reduced research and development activities, a decrease of $88,681 in patent costs and a decrease of $56,415 in consulting costs.

General and administrative expenses. General and administrative expenses decreased by $541,090, or 40%, to $812,974 for the three months ended September 30, 2016, as compared to $1,354,064 for the three months ended September 30, 2015. This decrease was primarily attributable to (i) a decrease of $427,306 in wages and benefits associated with lower headcount, (ii) a decrease of $45,316 in consulting costs and (iii) a decrease of $32,164 in travel and entertainment costs, offset by an increase of $130,927 in stock-based compensation expense resulting from one-time charges associated with the departure of two of our executives and options granted during the nine months ended September 30, 2016.

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Interest income (expense). Interest income (expense) changed by $157,619, or 2,942%, to ($152,261) for the three months ended September 30, 2016, as compared to $5,358 for the three months ended September 30, 2015. This change is largely attributable to interest expense associated with the Notes.

Change in fair value of derivative liabilities. Change in fair value of derivative liabilities decreased by $2,871,515, or 88%, to $409,891 for the three months ended September 30, 2016, as compared to $3,281,406 for the three months ended September 30, 2015. In connection with the PPO, we issued warrants to purchase an aggregate of 23,549,510 shares of our common stock. We also previously issued warrants to purchase an aggregate of 66,574 shares of our common stock related to a prior financing transaction with Square 1 Bank. As of September 30, 2016, these warrants remained unexercised. The fair value of the warrants is recorded in the liability section of the unaudited condensed consolidated balance sheets and as of September 30, 2016 was estimated at $905,666. The fair value of the warrant liabilities is determined at the end of each reporting period, with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). During the three months ended September 30, 2016, we realized a gain of $409,891 due to the change in the fair value of the derivative liabilities. This gain is principally a result of the decrease in the life of the warrant and a decrease in volatility from June 30, 2016 to September 30, 2016. We expect that future changes in the fair value of the warrant liabilities will be due primarily to fluctuations in the value of our common stock and potential exercises of outstanding warrants. If we successfully eliminate the anti-dilution protection for these warrants as part of the October 28, 2016 tender offer, we will no longer account for these warrants as derivative liabilities.

Net income (loss). Net income (loss) changed by $1,879,134, or 304%, to ($1,260,850) for the three months ended September 30, 2016, as compared to $618,284 for the three months ended September 30, 2015. This change was primarily due to a decrease of $2,871,515 in the change in the fair value of derivative liabilities and a decrease of $163,014 in revenue, offset by a decrease of $1,313,014 in operating expenses.

Nine months ended September 30, 2016 as compared to nine months ended September 30, 2015

	Nine Months Ended, September 30,		Increase
	2016	2015	(Decrease)
Revenue:
Collaboration and license revenue	$1,878,599	$894,132	$984,467
Grant revenue	375,641	245,728	129,913
Total revenue	2,254,240	1,139,860	1,114,380
Cost of revenue and expenses:
Research and development	3,737,161	4,833,911	(1,096,750)
General and administrative	3,752,512	4,271,024	(518,512)
Total cost of revenue and expenses	7,489,673	9,104,935	(1,615,262)
Loss from operations	(5,235,433)	(7,965,075)	2,729,642
Other income (expense):
Interest income (expense)	(160,451)	12,978	(173,429)
Change in fair value of derivative liabilities	1,232,425	10,833,156	(9,600,731)
Total other income (expense), net	1,071,974	10,846,134	(9,774,160)
Net income (loss)	$(4,163,459)	$2,881,059	$(7,044,518)

Collaboration and license revenue. Collaboration and license revenue increased by $984,467, or 110%, to $1,878,599 for the nine months ended September 30, 2016, as compared to $894,132 for the nine months ended September 30, 2015. This increase in revenue is primarily attributable to our license agreement with Pieris, which we entered into in the second quarter of 2016.

Grant revenue. Grant revenue increased by $129,913, or 53%, to $375,641 for the nine months ended September 30, 2016, as compared to $245,728 for the nine months ended September 30, 2015. This increase is attributable to our Phase II Small Business Innovation Research agreement with the National Cancer Institute, or NCI.

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Research and development expenses. Research and development expenses decreased by $1,096,750, or 23%, to $3,737,161 for the nine months ended September 30, 2016, as compared to $4,833,911 for the nine months ended September 30, 2015. This decrease is primarily attributable to a decrease of $702,200 in wages and benefits associated with lower headcount and a decrease of $371,020 in lab expenses associated with reduced research activities.

General and administrative expenses. General and administrative expenses decreased by $518,512, or 12%, to $3,752,512 for the nine months ended September 30, 2016, as compared to $4,271,024 for the nine months ended September 30, 2015. This decrease was primarily attributable to (i) a decrease of $283,868 in consulting costs, (ii) a decrease of $233,097 in wages and benefits primarily associated with a lower bonus accrual, (iii) a decrease of $157,461 in investor relations costs, (iv) a decrease of $55,352 in exit costs associated with the termination of the Kendall Lease, (v) a decrease of $39,014 in legal fees, and (vi) a decrease of $38,577 in travel and entertainment, offset by an increase of $347,139 in stock-based compensation expense primarily resulting from one-time charges associated with the departure of two of our executives and options granted during the nine months ended September 30, 2016.

Interest income (expense). Interest income (expense) changed by $173,429, or 1,336%, to ($160,451) for the nine months ended September 30, 2016, as compared to $12,978 for the nine months ended September 30, 2015. This change is largely attributable to interest expense associated with the Notes.

Change in fair value of derivative liabilities. Change in fair value of derivative liabilities decreased by $9,600,731, or 89%, to $1,232,425 for the nine months ended September 30, 2016, as compared to $10,833,156 for the nine months ended September 30, 2015. In connection with the PPO, we issued warrants to purchase an aggregate of 23,549,510 shares of our common stock. We also previously issued warrants to purchase an aggregate of 66,574 shares of our common stock related to a prior financing transaction with Square 1 Bank. As of September 30, 2016, these warrants remained unexercised. The fair value of the warrants is recorded in the liability section of the unaudited condensed consolidated balance sheets and as of September 30, 2016 was estimated at $905,666. The fair value of the warrant liabilities is determined at the end of each reporting period, with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). During the nine months ended September 30, 2016, we realized a gain of $1,232,425 due to the change in the fair value of derivative liabilities. This gain is primarily the result of the decrease of the fair value of our stock price, a decrease in volatility and a decrease in the life of the warrants between December 31, 2015 and September 30, 2016. We expect that future changes in the fair value of the warrant liabilities will be due primarily to fluctuations in the value of our common stock and potential exercises of outstanding warrants. If we successfully eliminate the anti-dilution protection for these warrants as part of the October 28, 2016 tender offer, we will no longer account for these warrants as derivative liabilities.

Net income (loss). Net income (loss) changed $7,044,518, or 245%, to ($4,163,459) for the nine months ended September 30, 2016, as compared to $2,881,059 for the nine months ended September 30, 2015. This change was primarily due to a decrease of $9,600,731 in the change in the fair value of derivative liabilities, offset by an increase of $1,114,380 in revenue and a decrease of $1,615,262 in operating expenses.

As of September 30, 2016, we had accumulated losses of $18,572,435 since inception and, therefore, have not paid any federal income taxes. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, valuation allowances in amounts equal to the deferred tax assets have been established to reflect these uncertainties. Utilization of the deferred tax asset, consisting of net operating loss and research and development credit carryforwards, may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

Liquidity and Capital Resources

We have financed our operations since inception primarily through equity financings of both preferred and common stock, venture debt, and revenues from corporate collaborations, license arrangements and our contracts with NCI. Prior to the offering of the Notes in July 2016, we had raised gross proceeds of approximately $32.8 million in six financing rounds, consisting of: (i) a $3.2 million Series A Preferred Stock financing completed in early 2011; (ii) a $2.7 million Series A-1 Preferred Stock financing completed in mid-2012; (iii) a $2.7 million Series A-2 Preferred Stock financing completed in mid-2013; (iv) a $2.0 million Series B Preferred Stock financing in April 2014; (v) a $750,000 bridge note financing; and (vi) $21.5 million in the PPO in July 2014. The securities issued in the above financing rounds prior to the PPO were converted into Enumeral Biomedical common stock in the Merger.

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In July 2016, we entered into a Subscription Agreement with certain accredited investors, pursuant to which these investors purchased our 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of $385,337), which includes $38,256 pursuant to an over-allotment option. The Company incurred additional legal fees of $122,512 associated with the Notes.

The unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) which contemplate our continuation as a going concern. As of September 30, 2016, we had a working capital deficit of $2,348,364 including $905,666 of derivative liabilities and an accumulated deficit of $18,572,435. As of the date of this filing, and after giving effect to the net proceeds from the Note Offering, we believe that we only have sufficient liquidity to fund operations into December 2016. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets. The unaudited condensed consolidated financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

As of September 30, 2016, revenue from contracts with our collaboration and licensing partners and NCI grant revenue totaled $4,422,805, of which $2,254,240 and $1,139,860 was recognized for the nine months ended September 30, 2016 and 2015, respectively.

Cash Flows

The following table summarizes our sources and uses of cash for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended, September 30,
	2016	2015	Change

Net cash used in operating activities	$(4,053,927)	$(6,444,431)	$2,390,504
Net cash provided by investing activities	-	1,895,130	(1,895,130)
Net cash provided by financing activities	2,351,079	29,675	2,321,404
Net decrease in cash and cash equivalents	$(1,702,848)	$(4,519,626)	$2,816,778

The decrease in net cash for the nine months ended September 30, 2016 as compared to the nine months ended September 30, 2015 was $2,816,778, representing the aggregate of (i) a decrease in net cash used in operating activities of $2,390,504, (ii) a decrease in net cash provided by investing activities of $1,895,130 and (iii) an increase in net cash provided by financing activities of $2,321,404.

Operating Activities

Net cash used in operating activities was $4,053,927 for the nine months ended September 30, 2016, which consisted primarily of a net loss of $4,163,459, adjusted for non-cash items including the change in the fair value of the derivative liabilities of $1,232,425, stock-based compensation of $883,298, depreciation and amortization of $480,301 and a net decrease of $106,284 in operating assets and liabilities.

Net cash used in operating activities was $6,444,431 for the nine months ended September 30, 2015, which consisted primarily of net income of $2,881,059, adjusted for non-cash items including the change in the fair value of the derivative liabilities of $10,833,156, stock-based compensation of $477,666, depreciation and amortization of $425,788 and a net increase of $562,153 in operating assets and liabilities.

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Investing Activities

Net cash provided by investing activities was $0 for the nine months ended September 30, 2016.

Net cash provided by investing activities was $1,895,130 for the nine months ended September 30, 2015, which primarily resulted from proceeds from sales of marketable securities of $3,000,799, offset by purchases of property and equipment of $1,133,299.

Financing Activities

Net cash provided by financing activities was $2,351,079 for the nine months ended September 30, 2016, which consisted of proceeds from the issuance of promissory notes, net of issuance costs, of $2,530,407, offset by payments on equipment lease financing of $179,328.

Net cash provided by financing activities was $29,675 for the nine months ended September 30, 2015, which consisted of proceeds from the exercise of common stock options.

Our business does not generate (nor do we anticipate that in the foreseeable future it will generate) the cash necessary to finance our operations. We expect to continue to incur losses and use cash during fiscal year 2016, and we will require additional capital to continue our operations through December 2016. As of September 30, 2016, we had cash and cash equivalents totaling $1,893,414, excluding restricted cash.

In July 2016, we entered into a Subscription Agreement with certain accredited investors, pursuant to which these investors purchased our 12% Senior Secured Promissory Notes in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of $385,337), which includes $38,256 pursuant to an over-allotment option. The Company incurred additional legal fees of $122,512 associated with the Notes. We are using the net proceeds from the Note Offering for working capital and general corporate purposes.

After giving effect to the net proceeds from the Note Offering, we believe that we have sufficient liquidity to fund operations into December 2016. Our near-term capital needs will depend on many factors, including:

•	our ability to carefully manage our costs;
•	the amount and timing of revenue received from grants or our collaboration and license arrangements; and
•	our ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or our success in promptly establishing a strategic alternative that is in our stockholders’ best interests.

In connection with our capital needs, the Company has commenced an issuer tender offer, as further described above under “Recent Developments,” and we continue to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If we are unable to raise additional capital through one or more of the means listed above by the end of December 2016, we could face substantial liquidity problems and might be required to implement cost reduction strategies in addition to the cash conservation steps that we have already taken. These reductions could significantly affect our research and development activities, and could result in significant harm to our business, financial condition and results of operations. In addition, these reductions could cause us to further curtail our operations, or take other actions that would adversely affect our stockholders. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets.

In addition, to the extent additional capital is raised through the sale of equity or convertible debt securities, such securities may be sold at a discount from the market price of our common stock. The issuance of these securities could also result in significant dilution to some or all of our stockholders, depending on the terms of the transaction. For example, the PPO Warrants contain anti-dilution protection in the event that we issue common stock or securities convertible into or exercisable for shares of our common stock at a price lower than the warrant exercise price prior to the warrant expiration date. The anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under our 2014 Equity Incentive Plan, and (c) other exempt issuances. In the event that we are able to successfully complete the tender offer to amend and exercise PPO Warrants that we launched in October 2016, the PPO Warrants would be amended to remove this anti-dilution provision with the consent of holders of a majority of the underlying PPO Warrants.

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No assurance can be given that additional financing or strategic alliance and licensing arrangements will be available when needed or that, if available, such financing could be obtained on terms favorable to us or our stockholders.

Critical Accounting Policies, Estimates, and Judgments

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with GAAP. Any reference to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codifications (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. On an ongoing basis, our management evaluates its estimates, which include, but are not limited to, estimates related to accruals, stock-based compensation expense, warrants to purchase securities, and reported amounts of revenues and expenses during the reported period. We base our estimates on historical experience and other market-specific or other relevant assumptions that we believe to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions.

Principles of Consolidation

The unaudited condensed consolidated financial statements include our accounts and the accounts of our subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation. In these unaudited condensed consolidated financial statements, “subsidiaries” are companies that are wholly owned, the accounts of which are consolidated with those of ours. Intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

We consider all highly liquid investments with maturities of 90 days or less from the purchase date to be cash equivalents. Cash and cash equivalents are held in depository and money market accounts and are reported at fair value.

Concentration of Credit Risk

We have no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements. Financial instruments that subject us to credit risk consists primarily of cash and cash equivalents. We generally invest our cash in money market funds, U.S. Treasury securities and U.S. Agency securities that are subject to minimal credit and market risk. Management has established guidelines relative to credit ratings and maturities intended to safeguard principal balances and maintain liquidity. At times, our cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

Fair Value of Financial Instruments

Fair values of financial instruments included in current assets and current liabilities are estimated to approximate their book values, due to the short maturity of such instruments. All debt is based on current rates at which we could borrow funds with similar remaining maturities and approximates fair value. Our assets and liabilities that are measured at fair value on a recurring basis are measured in accordance with FASB’s ASC Topic 820, Fair Value Measurements and Disclosures, which establishes a three-level valuation hierarchy for measuring fair value and expands financial statement disclosures about fair value measurements.

Accounts Receivable and Allowance for Doubtful Accounts

Trade receivables are recorded at the invoiced amount. We maintain allowances for doubtful accounts, if needed, for estimated losses resulting from the inability of customers to make required payments. This allowance is based on specific customer account reviews and historical collections experience. There was no allowance for doubtful accounts as of September 30, 2016 or December 31, 2015.

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Property and Equipment

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Lab equipment	3-5 years
Computer equipment and software	3 years
Furniture	3 years
Leasehold improvements	Shorter of useful life or life of the lease

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, we compare the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicated that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. There have been no impairments recognized during the nine months ended September 30, 2016 and 2015, respectively.

Revenue Recognition

Collaboration and License Revenue

Non-refundable license fees are recognized as revenue when we have a contractual right to receive such payment, the contract price is fixed or determinable, the collection of the resulting receivable is reasonably assured and we have no further performance obligations under the license agreement. Multiple element arrangements, such as license and development arrangements are analyzed to determine whether the deliverables, which often include license and performance obligations such as research and steering committee services, can be separated or whether they must be accounted for as a single unit of accounting in accordance with GAAP.

We recognize up-front license payments as revenue upon delivery of the license only if the license has stand-alone value and the fair value of the undelivered performance obligations, typically including research and/or steering committee services, can be determined. If the fair value of the undelivered performance obligations can be determined, such obligations would then be accounted for separately as performed. If the license is considered to either (i) not have stand-alone value or (ii) have stand-alone value but the fair value of any of the undelivered performance obligations cannot be determined, the arrangement would then be accounted for as a single unit of accounting and the license payments and payments for performance obligations are recognized as revenue over the estimated period of when the performance obligations are performed.

Whenever we determine that an arrangement should be accounted for as a single unit of accounting, we must determine the period over which the performance obligations will be performed and revenue will be recognized. Revenue will be recognized using either a relative performance or straight-line method. We recognize revenue using the relative performance method provided that we can reasonably estimate the level of effort required to complete our performance obligations under an arrangement and such performance obligations are provided on a best-efforts basis. Direct labor hours or full-time equivalents are typically used as a measure of performance. Revenue recognized under the relative performance method would be determined by multiplying the total payments under the contract, excluding royalties and payments contingent upon achievement of substantive milestones, by the ratio of level of effort incurred to date to estimated total level of effort required to complete our performance obligations under the arrangement. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the relative performance method, as of each reporting period.

If we cannot reasonably estimate the level of effort required to complete our performance obligations under an arrangement, the performance obligations are provided on best-efforts basis and we can reasonably estimate when the performance obligation ceases or the remaining obligations become inconsequential and perfunctory. At that time, the total payments under the arrangement, excluding royalties and payments contingent upon achievement of substantive milestones, would be recognized as revenue on a straight-line basis over a period we expect to complete our performance obligations. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line basis, as of the period ending date.

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Grant Revenue

We recognize nonrefundable grant revenue that is earned in connection with our Small Business Innovation Research (“SBIR”) contracts with the NCI. In September 2012, we entered into a Phase I SBIR contract with the NCI, and in September 2014, we were awarded a Phase II SBIR contract from the NCI. Grant revenue consists of a portion of the funds received to date from the NCI, which allows us to conduct research on colon cancer tissues. Revenue is recognized as the related research services are performed in accordance with the terms of the contract.

Research and Development Expenses

Research and development expenditures are charged to the unaudited condensed consolidated statements of operations and comprehensive income (loss) as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facilities costs, clinical supply costs, contract services, depreciation and amortization expense and other related costs. Costs associated with acquired technology, in the form of upfront fees or milestone payments, are charged to research and development expense as incurred. Legal fees incurred in connection with patent applications along with fees associated with the license to our core technology are expensed as research and development expense.

Derivative Liabilities

Our derivative liabilities relate to (a) warrants to purchase an aggregate of 23,549,510 shares of our common stock that were issued in connection with the PPO and (b) warrants to purchase 41,659 shares of Enumeral Series A Preferred Stock that were issued in December 2011 and June 2012 pursuant to Enumeral’s debt financing arrangement with Square 1 Bank that were subsequently converted into warrants to purchase 66,574 shares of our common stock in connection with the July 2014 Merger.

Due to the price protection provision included in the warrant agreements, the warrants were deemed to be derivative liabilities and, therefore, the fair value of the warrants is recorded in the current liabilities section of the unaudited condensed consolidated balance sheet. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). If we successfully eliminate the anti-dilution protection for these warrants as part of the October 28, 2016 tender offer, we will no longer account for these warrants as derivative liabilities.

We used the Black-Scholes option-pricing model to estimate the fair value of the issued and outstanding warrants upon issuance and as of September 30, 2016. As of January 1, 2016, we began using a blended average of our historical volatility and the historical volatility of a group of similarly situated companies (as described in detail below) to calculate the expected volatility when valuing our derivative liabilities.

Comprehensive Income (Loss)

Other comprehensive income (loss) is comprised of unrealized holding gains and losses arising during the period on available-for-sale securities that are not other-than-temporarily impaired. The unrealized gains and losses are reported in accumulated other comprehensive income (loss), until sold or mature, at which time they are reclassified to earnings.

Stock-Based Compensation

We account for our stock-based compensation awards to employees and directors in accordance with ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock, to be recognized in the unaudited condensed consolidated statements of operations and comprehensive income (loss) based on their grant date fair values. Compensation expense related to awards to employees is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. Share-based payments issued to non-employees are recorded at their fair values, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC Topic 505, Equity, and are expensed using an accelerated attribution model.

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We estimate the fair value of our stock options using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the expected term of the award, (c) the risk-free interest rate, (d) expected dividends, and (e) the estimated fair value of our common stock on the measurement date. As of January 1, 2016, we began using a blended average of our historical volatility and the historical volatility of a group of similarly situated companies to calculate the expected volatility when valuing our stock options. For purposes of calculating this blended volatility, we selected companies with comparable characteristics to us, including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected term of the stock-based awards. We compute historical volatility data using the daily closing prices for our company and the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. Prior to January 1, 2016, due to the lack of a public market for the trading of our common stock and a lack of company specific historical and implied volatility data, we have based our estimate of expected volatility only on the historical volatility of a group of similarly situated companies that were publicly traded. Due to the lack of our specific historical option activity, we have estimated the expected term of our employee stock options using the “simplified” method, whereby, the expected term equals the arithmetic average of the vesting term and the original contractual term of the option. The expected term for non-employee awards is the remaining contractual term of the option. The risk-free interest rates are based on the U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. We have never paid dividends, and do not expect to pay dividends in the foreseeable future.

Prior to the Merger, Enumeral engaged a third party to develop an estimate of the fair value of a share of Enumeral’s common stock on a fully-diluted, minority, non-marketable basis. Based upon unaudited historical, pro-forma and/or forecast financial and operational information, which Enumeral management represented as accurately reflecting Enumeral’s operating results and financial position, the third party utilized both a market approach (using various financial statement metrics of similar enterprises’ equity securities to estimate the fair value of Enumeral’s equity securities) and an income approach (which bases value on expectations of future income and cash flows) in their analyses. The fair value of a single share of common stock was determined using the option pricing method, which treats common and preferred stock as call options on the aggregate enterprise value and using traditional models, including Black-Scholes or binomial models, to calculate share values.

Following the Merger, our common stock became publicly traded, and fair market value is determined based on the closing sales price of our common stock on the OTC Markets.

Effective January 1, 2016, we have elected to account for forfeitures as they occur, as permitted by ASU No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. See the Accounting Standards Adopted in the Period section below for further details.

Prior to the adoption of ASU No. 2016-09, we estimated the number stock-based awards that were expected to vest, and only recognized compensation expense for such awards. The estimation of stock awards that will ultimately vest required judgment, and to the extent actual results or updated estimates differed from current estimates, such amounts were recorded as a cumulative adjustment in the period estimates were revised. We considered many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience.

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Earnings (Loss) Per Share

Basic earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding. Diluted earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options, warrants and convertible debt, subject to anti-dilution limitations. As of September 30, 2016 and 2015, the number of shares underlying options and warrants that were anti-dilutive were approximately 31.8 million and 25.9 million, respectively.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU provides for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2016 with no early adoption permitted. We are required to adopt the amendments in the ASU using one of two acceptable methods. Our management is currently in the process of determining which adoption method we will apply and evaluating the impact of the guidance on our unaudited condensed consolidated financial statements. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The ASU clarifies the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the ASU are the same as the effective date and transition requirements in Topic 606. Public entities should apply the ASU for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are currently evaluating the impact of this new standard on our unaudited condensed consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40). The ASU requires all entities to evaluate for the existence of conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the issuance date of the financial statements. The accounting standard is effective for interim and annual periods ending after December 15, 2016, and will not have a material impact on our unaudited condensed consolidated financial statements, but may impact our footnote disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The ASU is effective for annual periods beginning after December 15, 2018, and requires a lessee to recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. Early application is permitted. We are currently evaluating the impact the adoption of the accounting standard will have on our unaudited condensed consolidated financial statements.

Accounting Standards Adopted in the Period

In March 2016, the FASB issued ASU No. 2016-09, which simplified several aspects of employee share-based payment accounting. In particular, the ASU permits entities to make an accounting policy election to either estimate forfeitures on share-based payment awards, as previously required, or to recognize forfeitures as they occur. Effective January 1, 2016, the Company elected to recognize forfeitures as they occur. The impact of that change in accounting policy has been recorded as an $8,333 cumulative effect adjustment to accumulated deficit, as of December 31, 2015. We expect that we will recognize slightly higher share-based payment expense for the remainder of 2016, relative to prior periods, as the effects of forfeitures will not be recognized until they occur, rather than being estimated at the time of grant and subsequently adjusted as and when necessary. The effects of adopting the remaining provisions in ASU No. 2016-09 affecting the income tax consequences of share-based payments, classification of awards as either equity or liabilities when an entity partially settles the award in cash in excess of the employer’s minimum statutory withholding requirements and classification in the unaudited condensed consolidated statements of cash flows did not have any impact on our financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 305-40): Simplifying the Presentation of Debt Issuance Costs. The new guidance requires the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. This guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Accordingly, the standard is effective for the Company on January 1, 2016. Our unaudited condensed consolidated balance sheet as of September 30, 2016 includes $423,207 of debt issuance costs recorded as a reduction to the promissory notes.

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Other accounting standards that have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our unaudited condensed consolidated financial statements upon adoption.

Off-Balance Sheet Arrangements

We did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of September 30, 2016.

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ITEM 3.            QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk related to changes in interest rates. As of September 30, 2016 and December 31, 2015, we had cash and cash equivalents of $1,893,414 and $3,596,262, respectively, consisting primarily of money market funds and cash held in depository. The investments in these financial instruments are made in accordance with an investment policy approved by our board of directors, which specifies the categories, allocations and ratings of securities we may consider for investment. The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive without significantly increasing risk. Some of the financial instruments in which we invest could be subject to market risk. This means that a change in prevailing interest rates may cause the value of the instruments to fluctuate. For example, if we purchase a security that was issued with a fixed interest rate and the prevailing interest rate later rises, the value of that security will probably decline. To minimize this risk, we intend to maintain a portfolio that may include cash, cash equivalents and investment securities available-for-sale in a variety of securities, which may include money market funds, government and non-government debt securities and commercial paper, all with various maturity dates. Based on our current investment portfolio, we do not believe that our results of operations or our financial position would be materially affected by an immediate change of 10% in interest rates.

We do not hold or issue derivatives, derivative commodity instruments or other financial instruments for speculative trading purposes. Further, we do not believe our cash equivalents and investment securities have significant risk of default or illiquidity. We made this determination based on discussions with our investment advisors and a review of our holdings. Although we believe our cash equivalents and investment securities do not contain excessive risk, we cannot provide absolute assurance that in the future our investments will not be subject to adverse changes in market value.

ITEM 4.            CONTROLS AND PROCEDURES

(a) Disclosure Controls and Procedures

Our Chairman, Chief Executive Officer and President, Wael Fayad, and our Vice President of Finance, Chief Accounting Officer and Treasurer, Kevin G. Sarney (our principal executive officer and principal financial officer, respectively), have concluded that our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) were effective as of September 30, 2016 to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and include controls and procedures designed to ensure that information required to be disclosed by us in such reports is accumulated and communicated to our management, including our Chairman, Chief Executive Officer and President, and our Vice President of Finance, Chief Accounting Officer and Treasurer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurances of achieving the desired control objectives, and management necessarily was required to apply its judgment in designing and evaluating the controls and procedures. On an on-going basis, we review and document our disclosure controls and procedures and our internal control over financial reporting and we may from time to time make changes aimed at enhancing their effectiveness and to ensure that our systems evolve with our business.

(b) Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and Rule 15d-15(f) of the Exchange Act) occurred during the fiscal quarter ended September 30, 2016 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II. OTHER INFORMATION

ITEM 1.            LEGAL PROCEEDINGS

None.

ITEM 1A.         RISK FACTORS

We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. In addition to the additional risk factor set forth below and other information set forth in this report, you should carefully consider the factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, which could have a material effect on our business, results of operations, financial condition and/or liquidity and that could cause operating results to vary significantly from period to period. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

Because of a working capital deficit, we may not be able to continue as a going concern.

There is doubt as to our ability to continue as a going concern. As of September 30, 2016, the Company had current assets of $2,372,337 and current liabilities of $4,720,701, resulting in a working capital deficit of $2,348,364. As of the date of this filing, we believe that we only have sufficient liquidity to fund operations into December 2016. We are continuing to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets. Our financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern. Should the going concern assumption not be appropriate and we are not able to realize our assets and settle our liabilities, commitments and contingencies in the normal course of operations, adjustments would be required to our unaudited condensed consolidated financial statements to the amounts and classifications of assets and liabilities, and these adjustments could be significant. Additionally, we expect to incur significant expenses and operating losses for the foreseeable future, and our net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about our ability to continue as a going concern.

ITEM 2.            UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.             DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.            MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.            OTHER INFORMATION

None.

ITEM 6.            EXHIBITS

We are filing as part of this Report the Exhibits listed in the Exhibit Index following the signature page to this Report.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

November 10, 2016	By:	/s/ Wael Fayad
Wael Fayad
Chairman, Chief Executive Officer and President
(Principal Executive Officer)

November 10, 2016	By:	/s/ Kevin G. Sarney
Kevin G. Sarney
Vice President of Finance, Chief Accounting
Officer and Treasurer
(Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

4.1*	Form of 12% Senior Secured Promissory Note issued by Enumeral Biomedical Holdings, Inc. in July 29, 2016 Notes Offering.

10.1*	Placement Agency Agreement, dated as of June 21, 2016, by and between Enumeral Biomedical Holdings, Inc. and Katalyst Securities LLC, as amended.

10.2*	Form of Subscription Agreement entered into between Enumeral Biomedical Holdings, Inc. and Investors in July 29, 2016 Notes Offering.

10.3*	Escrow Agreement, dated as of July 7, 2016, by and among Enumeral Biomedical Holdings, Inc., Katalyst Securities LLC and Delaware Trust Company.

10.4*	Intellectual Property Security Agreement, dated as of July 29, 2016, by and among Enumeral Biomedical Holdings, Inc., Enumeral Biomedical Corp., the Buyers named therein, and Intuitive Venture Partners, LLC, in its capacity as the Collateral Agent.

10.5	Separation Letter Agreement, dated as of August 4, 2016, by and between Enumeral Biomedical Holdings, Inc. and Arthur H. Tinkelenberg, Ph.D. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 10, 2016 (File No. 000-55415)).

10.6	Separation Agreement, dated as of September 21, 2016, between John J. Rydzewski and Enumeral Biomedical Holdings, Inc. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 23, 2016 (File No. 000-55415)).

10.7	Amendment No. 1 to Scientific Advisory Board Agreement, dated as of September 21, 2016, between Barry Buckland, Ph.D. and Enumeral Biomedical Holdings, Inc. (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 23, 2016 (File No. 000-55415)).

10.8*§	Employment Offer Letter, dated September 21, 2016, between Enumeral Biomedical Holdings, Inc. and Wael Fayad.

10.9*§	Incentive Stock Option Agreement between Enumeral Biomedical Holdings, Inc. and Wael Fayad, dated September 21, 2016.

10.10*§	Non-Qualified Stock Option Agreement between Enumeral Biomedical Holdings, Inc. and Wael Fayad, dated September 21, 2016.

10.11*§	Amendment of Solicitation/Modification of Contract, dated September 13, 2016, to Award/Contract, dated September 10, 2014, between Enumeral Biomedical Corp. and National Cancer Institute.

31.1*	Principal Executive Officer Certification required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Principal Financial Officer Certification required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1**	Principal Executive Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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32.2**	Principal Financial and Accounting Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Label Linkbase Document

101.PRE*	XBRL Taxonomy Presentation Linkbase Document

§	Confidential treatment requested as to certain portions, which portions have been filed separately with the SEC.
*	Filed herewith.
**	Furnished herewith.

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Exhibit 4.1

For U.S. Investors:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

For Non-U.S. Investors:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

12% SENIOR SECURED PROMISSORY NOTE

ENUMERAL BIOMEDICAL HOLDINGS, INC.

DUE July 29, 2017

Original Issue Date: July 29, 2016	US$__________

This 12% Senior Secured Promissory Note (the “Note”) is one of a series of duly authorized and issued promissory notes (the “Notes”) of ENUMERAL BIOMEDICAL HOLDINGS, INC., a Delaware corporation (the “Company”), designated as its 12% Senior Secured Promissory Notes. This Note has been issued in accordance with exemptions from registration under the Securities Act pursuant to a Subscription Agreement dated July 29, 2016 (the “Subscription Agreement”) between the Company and the Holder (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

Article I.

Section 1.01         Principal and Interest.

(a)          FOR VALUE RECEIVED, the Company hereby promises to pay to the order of ____________________ (together with its/his/her permitted assigns, the “Holder”), in lawful money of the United States of America and in immediately available funds the principal sum of                Dollars (US$_______) on July 29, 2017 (the “Maturity Date”).

(b)          The Company further promises to pay interest on the unpaid principal amount of this Note at a rate per annum equal to twelve percent (12%) commencing to accrue on the date hereof and payable monthly commencing on September 1, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed. Interest will not be calculated, paid or accrued in a manner that triggers any anti-dilution adjustments on the Company’s outstanding warrants (the “July 2014 Warrants”), including placement agent warrants, issued in the Company’s private placement offering which was completed in July 2014.

(c)          From and after the occurrence of an Event of Default (as defined herein), the interest rate shall be increased to fifteen percent (15%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, however, that the interest, as calculated at such increased rate during the continuance of such Event of Default, shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(d)          Interest is payable in shares of common stock of the Company (the “Common Stock”) provided that if, on an interest payment date, the July 2014 Warrant anti-dilution provision would be triggered by the payment of interest in Common Stock, interest payments may be made in cash. To the extent interest payments are not paid when due, the interest payment date shall be the date when payment is made and the conditions for payment in cash must be satisfied as of such later payment date.

Section 1.02         Acceleration Following a Qualified Offering or Non-Qualified Offering.  The Maturity Date of this Note is subject to acceleration in the event that on or after September 1, 2016, the Company completes and closes (i) an offering in which the Company receives at least $5,000,000 of gross proceeds from the sale of Company equity securities or Company securities convertible into or exercisable for equity securities, or in the case of a solicitation of the exercise of outstanding July 2014 Warrants (a “Warrant Solicitation”), an offering in which the Company receives at least $2,000,000 of gross proceeds (both the $5,000,000 and $2,000,000 offerings being an “Equity or Equity Equivalent Offering”), or (ii) an alternative financing transaction (“Alternative Financing”) not constituting an Equity or Equity Equivalent Offering including, but not limited to, transactions involving a business combination, a debt financing, an asset sale or any other financing transaction which, directly or indirectly, increases the Company’s cash and cash equivalent assets by not less than a gross amount of $5,000,000. An Equity or Equity Equivalent Financing and an Alternative Financing are hereafter referred to collectively as a “Qualified Offering”. For the avoidance of doubt, a transaction that triggers the liquidation preference under Section 1.04 of the Note will not also trigger acceleration under this Section 1.02.

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At the closing of a Qualified Offering, all outstanding principal and interest then due on this Note will become immediately due and payable. Such principal and interest will be payable, at the discretion of the Company, in cash or shares of Common Stock. Payments will be payable in cash only to the extent that after such payments, the Company will have a minimum of $10,000,000 in cash, cash equivalents (such as money market accounts) and marketable securities (in the form of short term investments which can be immediately converted to cash) remaining (the “Cash Payment Condition Precedent”). Payments being made in Common Stock will, in the event of an Equity or Equity Equivalent Offering, be made based upon a valuation per share equal to 50% of the price per share of the Common Stock sold in the Equity or Equity Equivalent Offering or the price at which securities sold in the Equity or Equity Equivalent Offering can be converted into or exercised for Common Stock. In the case of a Warrant Solicitation in which the exercise price for the July 2014 Warrants is revised and multiple shares of Common Stock become issuable to Company warrant holders upon the exercise of each July 2014 Warrant (a “Warrant Restructuring”) rather than the single share presently contemplated to be issued upon exercise of each July 2014 Warrant, the price (the “Average Exercise Price”) obtained by dividing the revised exercise price by the number of shares issuable upon exercise of each July 2014 Warrant will be deemed to be the exercise price for calculation purposes and the payments, if any being made in Common Stock will be based upon a valuation per share equal to 50% of the Average Exercise Price.

Payments to be made in Common Stock will, in the event of an Alternative Financing, be payable at a price per share equal to 50% of the volume weighted average price for the Common Stock on the principal market or exchange on which the Common Stock is sold for the twenty (20) trading days immediately prior to the closing date of the Alternative Financing. Except as otherwise provided herein, monthly interest payable in Common Stock shall be payable in accordance with the discounted weighted average price formula above substituting the interest payment due date for the closing date of the Alternative Financing.

If the Company completes and closes a transaction which would be deemed to be an Equity or Equity Equivalent Financing or Alternative Financing but for the fact that such Equity or Equity Equivalent Financing or Alternative Financing closes prior to September 1, 2016 (a “Non-Qualified Offering”), the Maturity Date of this Note will be accelerated to September 1, 2016. In such event, the principal and interest due on this Note will be payable on the Maturity Date, at the discretion of the Company, in cash or Common Stock, subject to the Cash Payment Condition Precedent in the case of a proposed payment in cash. Payments being made in Common Stock as the result of a Non-Qualified Offering will be made in the same manner as an Alternative Financing, however, the Common Stock payment calculation will involve the substitution of the accelerated Maturity Date for the closing date of the Alternative Financing.

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Section 1.03         Absolute Obligation/Ranking.

(a)          This Note is a direct debt obligation of the Company. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(b)          This Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Subscription Agreement. Except as expressly provided herein, or unless waived by the holders of a majority of the outstanding principal amount of the Notes, this Note, and all other Notes now or hereafter issued pursuant to the Subscription Agreement, rank senior to all existing indebtedness of the Company, and will rank senior to all future indebtedness of the Company except for trade payables and accrued liabilities incurred in the ordinary course of business consistent with past practices. The Company presently has no outstanding debt instruments or notes other than the Notes and no third party consents to subordinate their outstanding debt are required.

Section 1.04         Liquidation Preference.  In the event of a sale of the Company during the term of this Note (including a merger (whether or not the Company is the surviving entity or not), acquisition, tender offer for a majority of the shares of the Company’s outstanding common stock), at the closing of such sale, at the option of Holder, Holder will be entitled to receive an amount equal to 1.5X the principal amount of, and any accrued and unpaid interest on, the Note; provided, however, that such sale preference amount shall be paid either in cash or in equivalent amount of securities of the acquiring entity at the acquiring entity’s discretion.

Section 1.05         Pre-Payment.  Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 1.06         Different Denominations; Transfer.

(a)          This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

(b)          This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, provided that the provisions of the Subscription Agreement are complied with in all respects; provided, further that this Note may not be transferred in increments of less than $25,000 without the prior written consent of the Company, which consent shall not be unreasonably withheld, unless the entire principal amount is being transferred.

Section 1.07         Reliance on Note Register.  Prior to due presentment to the Company for permitted transfer or payment of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 1.08         Paying Agent and Registrar.  Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. Upon an assignment of the Note to the Company, the Company may act as paying agent and registrar without regard to the notice provision provided above.

Section 1.09         Investment Representations.  This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

Section 1.10         Security; Other Rights.

(a)          The obligations of the Company to the Holder under this Note shall be secured by a perfected first priority security interest in all now owned or hereafter acquired and owned intellectual property of the Company and its subsidiaries, pari passu with the other holders of Notes now or hereafter issued pursuant to and set forth in the Security Agreement dated July 29, 2016 (the “Security Agreement”) among the Company, the Holder and Intuitive Venture Partners, LLC, as Collateral Agent.

(b)          In addition to the rights and remedies given it by this Note, the Security Agreement, and the Subscription Agreement, the Holder shall have all those rights and remedies allowed by applicable laws. The rights and remedies of the Holder are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.

Section 1.11         Reservation of Common Stock.  In the event that principal and/or interest on this Note becomes payable in Common Stock, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for such purpose, that number of shares of Common Stock equal to the number of shares issuable for such purpose.

Section 1.12         Registration. Subject to the closing of a Qualified Offering or Non-Qualified Offering, the Company will grant to the Holder registration rights with respect to any Common Stock issued to Holder in satisfaction of principal and/or interest on this Note as provided in the Subscription Agreement. Notwithstanding the foregoing, in the event of a Warrant Solicitation involving a Warrant Restructuring, Holder will have automatic registration rights with respect to any Common Stock issued to Holder in satisfaction of principal and/or interest due on this Note on terms no less favorable to Holder than those contained in the July 31, 2014 Registration Rights Agreement among the Company and purchasers of Company units in the private placement offering of the Company which was completed on July 31, 2014.

Article II.

Section 2.01         Events of Default.  Each of the following events shall constitute a default under this Note (each an “Event of Default”):

(a)          failure by the Company to pay any principal amount or interest when due hereunder within five (5) business days of the date such payment is due;

(b)          the Company or any subsidiary of the Company shall: (i) make a general assignment for the benefit of its creditors; (ii) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (iii) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (iv) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (v) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (vi) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

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(c)          any case, proceeding or other action shall be commenced against the Company or any subsidiary of the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.01(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(d)          any material breach by the Company of any of its material representations or warranties contained in this Note, the Subscription Agreement or the Security Agreement which is not cured within fifteen (15) days after receipt of written notice thereof; or

(e)          any material default other than a payment default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note which is not cured within fifteen (15) days after receipt of written notice thereof.

The cure period referenced in (d) and (e) above shall not apply to Events of Default which are not capable of being cured and to negative covenants.

(f)          any event of default by the Company or any subsidiary under the Security Agreement shall have occurred and be continuing beyond all grace and/or cure periods, or the Security Agreement shall fail to remain in full force and effect prior to payment in full of all amounts payable under this Note or any action shall be taken by the Company to discontinue, amend, modify or limit the Security Agreement or assert the invalidity thereof prior to payment in full of all amounts payable under this Note.

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Section 2.02         If any Event of Default occurs, the full principal amount of this Note, together with interest and any other amounts due and owing in respect thereof, to the date of the Event of Default shall become, at the Holder’s election, immediately due and payable. In all events, interest shall accrue through the date of payment. Payments on this Note to be made, at the election of the Holder, prior to September 1, 2016 will only be payable in cash. Payments on this Note to be made, at the election of the Holder, on or after September 1, 2016 may at the Company’s option be made in cash or Common Stock of the Company subject to satisfaction of the Cash Payment Condition Precedent. Payments to be made in Common Stock of the Company pursuant to this Section 2.02 shall be made in the same manner as payments to be made in Common Stock following an Alternative Financing. If a Qualified Offering or Non-Qualified Offering takes place at any time after an Event of Default, but prior to the Holder’s election to declare the full principal amount of this Note, together with interest and any other amounts due and owing in respect thereof due and payable or any time prior to the Company’s payment of the full principal amount of this Note, together with interest and any other amounts due and owing in respect thereof following Holder’s election to declare such due and payable, Holder will retain all of the rights set forth in Section 1.02 hereof. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article III.

Section 3.01         Negative Covenants. So long as this Note shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note and the Subscription Agreement have been paid in full, unless the Holders of a majority of the unpaid principal amount of the Notes shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall not:

(a)          Senior or Pari Passu Indebtedness.  Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note and the Subscription Agreement (other than trade payables and accrued liabilities incurred in the ordinary course of business consistent with past practices).

(b)          Liens.  Create, incur, assume or permit to exist any lien on any Collateral (as such term is defined in the Security Agreement) now owned or hereafter acquired and owned by it or on any income or revenues or rights in respect thereof, except:

(i)          liens on Collateral of the Company existing on the date hereof and set forth on Schedule A attached hereto, provided that such liens shall secure only those obligations which they secure on the date hereof;

(ii)         any lien created under this Note or the Security Agreement;

(iii)        any lien existing on any Collateral prior to the acquisition thereof by the Company, provided that

1)	such lien is not created in contemplation of or in connection with such acquisition and

2)	such lien does not apply to any other property or assets of the Company;

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(iv)        liens for taxes, assessments and governmental charges; and

(v)         liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves with respect to such judgment or award.

(c)          Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than as a result of the anti-dilution provisions as set forth in the Subscription Agreement for the Company’s July 2014 private placement) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

(d)          Limitation on Certain Payments and Prepayments.

(i)          Pay in cash any amount in respect of any indebtedness or preferred stock that may at the obligor’s option be paid in kind or in other securities; or

(ii)         Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of the Company, other than indebtedness under this Note or the Subscription Agreement. For avoidance of doubt, nothing in the Section shall be deemed to prevent or limit the Company from paying accounts payable and accrued liabilities.

(e)          Amendments. Amend, modify or limit any terms of this Note or the Security Agreement or assert the invalidity of this Note or the Security Agreement.

Article IV.

Section 4.01         Representations of the Company.  All of the representations and warranties of the Company contained in the Subscription Agreement to which the Company is a party are incorporated by reference herein.

Section 4.02        Representations of the Holder.  All of the representations and warranties of the Holder contained in the Subscription Agreement to which the Holder is a party are incorporated by reference herein.

Article V.

Section 5.01         Registration Rights.  The Holder shall have registration rights with respect to the Common Stock, if any, issued at maturity or upon an Event of Default in satisfaction of principal, interest, and any other amounts due and owing under this Note as further set forth in Section 1.12 hereof and Section 1(e) of the Subscription Agreement.

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Article VI.

Section 6.01         Notice. All notice and other communications hereunder which are required or permitted under this Note will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc. 200 Cambridge Park Drive, Suite 2000 Cambridge, MA 02148 Attention: General Counsel
With a copy to (which shall not constitute notice):	Duane Morris LLP 1540 Broadway New York, NY 10036 Attention: Michael D. Schwamm, Esq. Telephone: 212.692.1054

If to the Holder:	To the Holder’s address set forth on the Omnibus Signature Page to the Subscription Agreement

Section 6.02         Governing Law; Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that any legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

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Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 6.03         Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 6.04         Entire Agreement and Amendments.  This Note together with the Subscription Agreement and Security Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the Company and persons holding at least a majority of the principal amount of the Notes.

Section 6.05         Cancellation.  After all principal, accrued interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

Section 6.06         Construction; Headings.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

Section 6.07         Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

Section 6.08         The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon satisfaction of this Note above the price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the satisfaction of this Note.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	Vice President of Finance,
Chief Accounting Officer and Treasurer

SCHEDULE A

Existing Liens

None

Exhibit 10.1

KATALYST SECURITIES LLC

1330 AVENUE OF THE AMERICAS, 14TH FLOOR

NEW YORK, NY 10019

Member:  FINRA & SIPC

PLACEMENT AGENCY AGREEMENT

June 21, 2016

Enumeral Biomedical Holdings, Inc.

200 Cambridge Park Drive, Suite 2000

Cambridge, MA 02140

Re:	Private placement offering of 12% Senior Secured Promissory Notes

To Whom It May Concern:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Katalyst Securities LLC, a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) (hereinafter referred to as “Katalyst” or the “Placement Agent”), shall be engaged by Enumeral Biomedical Holdings, Inc., a publicly traded Delaware corporation (hereinafter referred to as the “Company”), to act as exclusive Placement Agent in connection with the private placement (the “Offering”) of the 12% Senior Secured Promissory Notes of the Company (the “Bridge Notes”). The initial closing of the Offering will be conditioned upon acceptance of subscriptions for the Minimum Amount (as defined in Section 1(a) below). Capitalized terms used in this Agreement which are defined herein, shall have the meanings given to them in the Subscription Agreement and/or Bridge Note for the Offering.

1.	Appointment of Placement Agent.

(a)          On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is hereby appointed as an exclusive Placement Agent of the Company during the Offering Period (as defined in Section 1(b) below) to assist the Company in finding qualified subscribers for the Offering. The Placement Agent may assist the Company to sell the Bridge Notes through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and may reallow all or a portion of the Placement Agent Fees (as defined in Section 3(b) below) it receives to such other Sub Agents or pay a finders or consultant fee to such other Sub Agents as allowed by applicable law, provided, however, that the engagement of any such Sub Agent will be subject to the written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed and shall be provided within two business days of the Company’s receipt of notice. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers for the Bridge Notes who qualify as “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (as defined in Section 1(c) below). The Placement Agent has no obligation to purchase any of the Bridge Notes or sell any Bridge Notes. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date (as defined in Section 1(b) below) or the Final Closing (as defined in Section 4(e) below). The Offering is currently anticipated to be the private placement of a minimum of net proceeds of Two Million Dollars ($2,000,000) (the “Minimum Amount”) and a maximum of net proceeds of Three Million Dollars ($3,000,000) (the “Maximum Amount”) through the sale of the Bridge Notes. Net proceeds shall mean gross proceeds less the Placement Agent Cash Fees and Placement Agent Expenses. In the event the Offering is oversubscribed, the Company, with the consent of the Placement Agent, may sell up to an additional Five Hundred Thousand Dollars ($500,000) of net proceeds from the sale of Bridge Notes. The offering price per Bridge Note is par (100%). The minimum subscription is Fifty Thousand Dollars ($50,000), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

Placement Agency Agreement	Page 1

The Bridge Notes will be an obligation of the Company that will accrue interest from the date of issuance through the date of repayment at the rate of twelve percent (12%) per annum and will mature on the date that is twelve (12) months from the date of issuance, subject to acceleration as described below. Interest on the Bridge Notes shall be payable commencing September 1, 2016 and monthly thereafter in shares of the Common Stock except as otherwise provided in the Bridge Notes.

The Bridge Notes will be secured by a security interest in and lien on all now owned or hereafter acquired Intellectual Property of the Company and its subsidiaries, pursuant to the Security Agreement by and between the Company and the subscribers in the Offering (the “Security Agreement”). Except as otherwise provided in the Bridge Notes, the security interest in and liens on all Intellectual Property of the Company and its subsidiaries will be a first priority security interest and will be senior to all existing and future indebtedness of the Company.

The maturity date of the Bridge Notes is subject to acceleration in the event of a Qualified Offering or Non-Qualified Offering, as such terms are defined in the Bridge Notes.

(b)          The Placement Agent is engaged to raise a net Minimum Amount of Two Million Dollars ($2,000,000) and a net Maximum Amount of Three Million Dollars ($3,000,000) of Bridge Notes, on a reasonable best efforts basis. In the event the Offering is oversubscribed, the Company with the consent of the Placement Agent, may sell up to an additional net amount of Five Hundred Thousand Dollars ($500,000) in Bridge Notes. The Company agrees and acknowledges that the Placement Agent is not acting as an underwriter with respect to the Offering and the Company shall determine the purchasers in the Offering in its sole discretion. The Bridge Notes will be offered by the Company to potential subscribers, which may include related parties of the Placement Agent or the Company, until the earlier of (a) such time as the Maximum Amount, plus any discretionary over-allotment amounts, are sold or (b) July 22, 2016, subject to a fifteen (15) day extension if agreed to by the Company and the Placement Agent (the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date”. The closing of the Offering may be held up to ten days after the Termination Date.

(c)          The Company shall only offer securities to and accept subscriptions from or sell Bridge Notes to, persons or entities that qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), or to persons or entities that are not a “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S (“Regulation S”) as promulgated by the SEC under the Act.

(d)          The offering of Bridge Notes will be made by the Placement Agent on behalf of the Company solely pursuant to the Subscription Agreement by and between the Company and the subscribers in the Offering (the “Subscription Agreement”) and the Exhibits to the Subscription Agreement, including, but not limited to, and to the extent applicable, the Summary Term Sheet (the “Summary Term Sheet”), the Security Agreement, the Bridge Note, and any amendments, supplements and additions thereto (collectively, the “Subscription Documents”), which at all times will be in form and substance reasonably acceptable to the Company and the Placement Agent and their respective counsel and contain such legends and other information as the Company and the Placement Agent and their respective counsel, may, from time to time, deem necessary and desirable to be set forth therein.

Placement Agency Agreement	Page 2

(e)          With respect to the Offering, the Company shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the available Bridge Notes being offered during the Offering Period. It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Bridge Notes or allot to any prospective subscriber less than the principal amount of Bridge Notes that such subscriber desires to purchase. Purchases of Bridge Notes may be made by the Placement Agent and its selected Sub Agents and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

2.	Representations, Warranties and Covenants.

A.           Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Placement Agent that, unless and except as otherwise set forth in the Company’s SEC Filings (as defined in Section 2(A)(b) below) immediately prior to the Closing Date or subsequent Closing Date, as applicable (as defined in Section 4(e) below), each of the representations and warranties contained in this Section 2 is true in all respects as of the date hereof and will be true in all respects as of the Closing Date and any subsequent Closing Dates. In addition to the representations and warranties set forth herein, the Placement Agent shall be entitled to rely upon the representations and warranties made or given by the Company to any acquirer of Bridge Notes in the Offering in any agreement, certificate, or legal opinion in connection with an Offering. For purposes of this Section 2(A), the term Company includes all of the Company’s subsidiaries (if any).

(a)          The Subscription Documents have been and/or will be prepared in conformity with all applicable laws, and in compliance with Regulation D, Section 4(a)(2) of the Act and/or Regulation S and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies the Company that the Bridge Notes are to be offered and sold (excluding any foreign jurisdiction, other than Canada, unless the Placement Agent provides the Company with reasonable advance notice of the offer and sale of the Bridge Notes in such foreign jurisdictions). The Bridge Notes will be offered and sold pursuant to the registration exemption provided by Rule 506(b) of Regulation D, Section 4(a)(2) of the Act and Regulation S as a transaction not involving a public offering and the requirements of any other applicable state or Canadian securities laws and the respective rules and regulations thereunder in those United States and Canadian jurisdictions in which the Placement Agent notifies the Company that the Bridge Notes are being offered for sale. None of the Company, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its respective affiliates or any person acting on their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D, Section 4(a)(2) of the Act and/or Regulation S and applicable state securities laws, or knows of any reason why any such exemption would be otherwise unavailable to it. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Bridge Notes, Placement Agent Warrants (as defined in Section 3(b) below), the Placement Agent Warrants Shares (as defined in Section 3(b) below) or the shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), that may be issued to subscribers upon the maturity of the Bridge Notes. None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Rule 503 of Regulation D or the equivalent state securities law requirements. The Company has not, for a period of six months prior to the commencement of the offering of Bridge Notes, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Bridge Notes pursuant to this Agreement, would cause the exemption from registration set forth in Rule 506(b) of Regulation D and state securities laws to become unavailable with respect to the offer and sale of the Bridge Notes to this Agreement in the United States. The Common Stock is currently traded on the OTCQB (the “Principal Market”). The Company has taken no action designed to, or likely to have the effect of, terminating the quotation of the Common Stock on the Principal Market. The Company, on the Closing Date (as defined in Section 4(e) below), will be in compliance with all of the then-applicable requirements for continued quotation of the Common Stock on the Principal Market.

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(b)          The Subscription Documents, as of the date prepared by the Company, will not and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed in the Subscription Documents or which is not disclosed in the filings (the “SEC Filings”) that the Company makes with the SEC and of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of the Company or (ii) ability of the Company to perform its obligations under this Agreement and the other Subscription Documents (the “Company Material Adverse Effect”). Notwithstanding anything to the contrary herein, the Company makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agent or its respective representatives, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation. Other than the Company’s SEC Filings, the Company has not distributed and will not distribute prior to the Closing any offering material in connection with the offering and sale of the Bridge Notes, unless such offering materials are provided to the Placement Agent prior to or simultaneously with such delivery to the offerees of the Bridge Notes.

(c)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Subscription Documents and/or the SEC Filings), has all the necessary and requisite documents and approvals from all state authorities, has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Subscription Agreement, the Bridge Note, the Security Agreement, substantially in the form made part of the Subscription Documents and the other agreements, if any, contemplated by the Offering (this Agreement, the Subscription Agreement, the Security Agreement and the other agreements contemplated hereby that the Company is required to execute and deliver to the Placement Agent or the purchasers in the Offering are collectively referred to herein as the “Company Transaction Documents”) and has received all necessary Board and stockholder approvals, to issue, sell and deliver the Bridge Notes and the Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares”) issuable upon exercise of the Placement Agent Warrants (as defined in Section 3(b) below) and to make the representations in this Agreement accurate and not misleading. Prior to the First Closing (as defined in Section 4(e) below), each of the Company Transaction Documents and the Offering will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Company Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(d)          None of the execution and delivery of or performance by the Company under this Agreement or any of the other Company Transaction Documents or the consummation of the transactions contemplated by this Agreement or by the Subscription Documents (including the issuance and sale of the Bridge Notes, the issuance of shares of Common Stock, if any, representing payments of principal and interest on the Bridge Notes (the “Repayment Shares”), the issuance of the Placement Agent Warrants or, upon exercise of the Placement Agent Warrants, the issuance and sale of the Placement Agent Warrants Shares), conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Certificate of Incorporation as in effect on the date hereof or any Closing Date (as defined in Section 4(e) below) for the Offering (the “Certificate of Incorporation”) or By-Laws as in effect on the date hereof or any Closing Date for the Offering (the “By-Laws”) of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a Company Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Bridge Notes, the Repayment Shares, the Placement Agent Warrants and, upon exercise of the Placement Agent Warrants, the Placement Agent Warrants Shares by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state or foreign securities laws, which shall be timely filed by the Company. Registration rights shall apply to the Repayment Shares, if any, following the closing of a Qualified Offering or Non-Qualified Offering as such terms are defined in the Subscription Agreement.

(e)          The Company’s financial statements, together with the related notes, if any, included in the Company’s SEC Filings, present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. If the financials for the Company are unaudited financial statements, it will state such clearly on the financials. During the period of engagement of the Company’s independent certified public accountants, there have been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company in all material respects, subject only to year-end adjustments. Except as set forth in such financial statements or otherwise disclosed in the Company Transaction Documents, the Company’s senior management has no knowledge of any material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Company Transaction Documents and prior to the date of the First Closing, it shall not enter into any material transactions or commitments without promptly thereafter notifying the Placement Agent and the purchasers in the Offering in writing of any such material transaction or commitment. The other financial and statistical information with respect to the Company and any pro forma information and related notes included in the SEC Filings present fairly the information shown therein on a basis consistent with the financial statements of the Company included in the SEC Filings. Except as disclosed in the Subscription Documents, the Company does not know of any facts, circumstances or conditions which could materially adversely affect its operations, earnings or prospects that have not been fully disclosed in the financial statements appearing in the SEC Filings or other financial statements appearing in the SEC Filings or other documents or information provided by the Company.

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(f)          Immediately prior to the First Closing, the issuance of the Bridge Notes, Repayment Shares, Placement Agent Warrants and the Placement Agent Warrants Shares will have been duly authorized and, when issued and delivered against payment therefor as provided in the Company Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the Bridge Notes, Repayment Shares, Placement Agent Warrants and Placement Agent Warrants Shares will be subject to personal liability solely by reason of being such a holder, and, except as described in the Subscription Documents or the Company’s SEC Filings, none of the Bridge Notes, Repayment Shares, Placement Agent Warrants or Placement Agent Warrants Shares may be subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. The Company makes no representation or warranty as to the applicability to this Offering of the anti-dilution protection provisions contained in the transaction documents for the Company’s July 2014 private placement offering. At such time that the Placement Agent Warrants are issued, a sufficient number of authorized but unissued shares of Common Stock underlying the Placement Agent Warrants will have been reserved for issuance upon the conversion and exercise.

(g)          Except as described in the Subscription Documents and/or the Company’s SEC Filings, and as of the date of each Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no binding contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no Bridge Notes of the Company or other securities of the Company are reserved for issuance for any purpose; (iv) there will be no voting trusts or other binding contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person prior to the execution of this Agreement by the Company holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. Immediately prior to the First Closing, the issued and outstanding shares of capital stock of the Company will conform in all material respects to all statements in relation thereto contained in the Company Transaction Documents and the Company’s SEC Filings describe all material terms and conditions thereof. All issuances by the Company of its securities have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from registration requirements under the Act, and were issued in accordance with any applicable Federal and state securities laws.

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(h)          The Company’s subsidiaries, if any, are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their respective business or properties. All of the outstanding capital stock or other voting securities of such subsidiaries are owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances. The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Subscription Documents and/or the Company’s SEC Filings and except as such regulation is applicable to US public companies and commercial enterprises generally. The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted. The Company has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have a Company Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

(i)          Except as described in the Subscription Documents and/or the Company’s SEC Filings, no default by the Company or, to the knowledge of the Company, any other party, exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”). The Company Agreements, if any, disclosed in the Subscription Documents and/or the Company’s SEC Filings are the only material agreements to which the Company is bound or by which its assets are subject, are accurately described in the Subscription Documents and/or the Company’s SEC Filings and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(j)          Subsequent to the respective dates as of which information is given in the Subscription Documents, the Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Subscription Documents or the Company’s SEC Filings, there has been no: (i) Company Material Adverse Effect; (ii) material transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of the Company; or (v) agreement to permit any of the foregoing.

(k)          Except as set forth in the Subscription Documents and/or the Company’s SEC Filings, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of the Company, threatened, against the Company, or involving its assets or any of its officers or directors (in their capacity as such) which, (i) if determined adversely to the Company or such officer or director, could reasonably be expected to have a Company Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Company Transaction Documents or the enforceability hereof or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

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(l)          The Certificate of Incorporation and By-laws of the Company, in each case filed as exhibits to the SEC Filings, are true, correct and complete copies of the certificate of incorporation and bylaws of the Company, as in effect on the date hereof. Any subsequent amendments to the certificate of incorporation or bylaws will be provided promptly to the Placement Agent and investors in the Offering. The Company is not: (i) in violation of its Certificate of Incorporation or By-Laws; (ii) in default of any contract, indenture, mortgage, deed of trust, note, loan agreement, security agreement, lease, alliance agreement, joint venture agreement or other agreement, license, permit, consent, approval or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Company Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to the Company, the violation of which would have a Company Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(m)          Except as disclosed in the Subscription Documents and/or the Company’s SEC Filings, as of the date of this Agreement, no current or former stockholder, director, officer or employee of the Company, nor, to the knowledge of the Company, any affiliate of any such person is presently, directly or indirectly through his/her affiliation with any other person or entity, a party to any loan from the Company or any other transaction (other than as an employee) with the Company.

(n)          The Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering other than to the Placement Agent under this Agreement, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 8 hereof. The Company has not offered for sale or solicited offers to purchase the Bridge Notes except for negotiations with the designated Placement Agent. Except as set forth in the Subscription Documents, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.

(o)          Until the earlier of (i) the Termination Date or (ii) the Final Closing (as defined in Section 4(e) below), the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior written consent, which consent will not unreasonably be withheld, conditioned or delayed, and subject to any applicable laws and regulations.

(p)          No representation or warranty contained in Section 2(A) of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties. The Placement Agent shall be entitled to rely on such representations and warranties.

(q)          No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Company Transaction Documents, except for required filings with the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), and those which are required to be made after the First Closing (as defined in Section 4(e) below) (all of which will be duly made on a timely basis).

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(r)          Neither the sale of the Bridge Notes by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001). Each of the Company, and to its knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and its participation in the offering will not violate, any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor, to its knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s)          None of Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

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(t)          The Company is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person (as defined below)) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any the Bridge Notes. For purposes of this subsection, Placement Agent Covered Person shall mean Katalyst Securities LLC, or any of its directors, executive officers, general partners, managing members or other officers participating in the Offering.

(u)          The Company will promptly notify the Placement Agent in writing prior to the Closing Date (as defined in Section 4(e) below) of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(v)         The authorized capital stock of the Company as of the First Closing (as defined in Section 4(e) below) will be as set forth in the Company’s SEC Filings. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the Company’s SEC Filings, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth in the Company’s SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(w)          The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property has been filed and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings that have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties that are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Company Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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(x)          The Company has filed all material federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and except as set out in the SEC Filings, the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction, other than any deficiency which the Company is contesting in good faith and with respect to which adequate reserves for payment have been established.

(y)          The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(z)          On each Closing Date (as defined in Section 4(e) below), all material stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Bridge Notes will be, or will have been, fully paid or provided for by the Company and the Company will have complied in all material respects with all laws imposing such taxes.

(aa)         The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by the Offering.

(bb)         The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company.

(cc)         The Company’s statements contained in its most recent Annual Report on Form 10-K for the year ended December 31, 2015 regarding its (i) disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”)) and (ii) internal accounting controls were and continue to be accurate. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its subsidiaries’ internal controls. Except as set forth in the Company’s SEC Filings, since December 31, 2015, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or its subsidiaries’ internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or its subsidiaries’ financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

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(dd)         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Bridge Notes, Placement Agent Warrants, or Placement Agent Warrant Shares.

(ee)         Except as set forth in the Company’s SEC Filings, the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(ff)         The Company is not a party to any collective bargaining agreement nor, to the Company’s knowledge, does it employ any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(gg)         None of the Company, its subsidiaries or any executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Bridge Notes, the Placement Agent Warrants or the Placement Agent Warrant Shares. The Company confirms that, to its knowledge, neither it nor any other person acting on its behalf has provided any of the potential investors in the Offering or their agent or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the potential investors in the Offering shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(hh)         The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any potential investor as a result of the transactions contemplated by the Offering, including, without limitation, the Company’s issuance of the Bridge Notes and any potential investor’s ownership of the Bridge Notes. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its capital stock or a change in control of the Company.

(ii)         The Company acknowledges that the Placement Agent, its Sub Agents, legal counsel to the Company and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

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B.           Representations, Warranties and Covenants of Katalyst. Katalyst hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)          Katalyst is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)          This Agreement has been duly authorized, executed and delivered by Katalyst, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Katalyst enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c)          Katalyst, and to its knowledge, each Sub Agent, if any, is a member of FINRA in good standing and are registered as a broker-dealer under the Exchange Act and under the securities acts of each state into which it is making offers or sales of the Bridge Notes. None of Katalyst or its affiliates, or any person acting on behalf of the foregoing, including any Sub-Agents (other than the Company, its or their affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. Katalyst will conduct the Offering in compliance with all applicable securities laws.

(d)          Katalyst agrees that it has not and will not directly or indirectly solicit offers for, or offer to sell, Bridge Notes (i) by means of general solicitation or advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(e)          To Katalyst’s knowledge, and to the knowledge of each Sub Agent, if any, (i) there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or threatened, against Katalyst, or any Sub-Agent, if any and (ii) neither Katalyst nor any Sub-Agent is in violation of any judgment, decree or order of any court or governmental body having jurisdiction over Katalyst nor any Sub-Agent Company.

(f)          Katalyst represents that neither it, nor to its knowledge any of its Sub Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Katalyst Covered Person” and, together, “Katalyst Covered Persons”), is subject to any of the “Bad Actor” Disqualification Event described in Rule 506(d)(1)(i) to (viii) under the Securities Act or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(g)          Katalyst will notify the Company promptly in writing of any Disqualification Event relating to any Katalyst Covered Person not previously disclosed to the Company in accordance with the prior section.

(h)          Katalyst is not aware of any person (other than any Katalyst Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Bridge Notes. Katalyst will promptly notify the Company of any agreement entered into between Katalyst and such person in connection with such sale.

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3.	Placement Agent Compensation.

(a)          In connection with the Offering, the Company will pay a cash fee (the “Placement Agent Cash Fee”) to the Placement Agent at each Closing (as defined in Section 4(e) below) equal to 10% of each Closing’s gross proceeds from any sale of Bridge Notes in the Offering. The Placement Agent Cash Fee shall be paid to the Placement Agent in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company.

(b)          Subject to the closing of a Qualified Offering or Non-Qualified Offering, as such terms are defined in the Subscription Agreement, at the initial closing of a Qualified Offering or on September 1, 2016 in the case of a Non-Qualified Offering, the Company will deliver to the Placement Agent (or its designees), warrants (the “Placement Agent Warrants”) exercisable for a period of ten (10) years to purchase shares of the Common Stock equal, in the aggregate, to 10% of the number of Repayment Shares into which Bridge Notes sold in the Offering are issued at maturity upon a Qualified Offering or Non-Qualified Offering, as applicable, with an exercise price per share equal to the price per share at which payments in shares are made to subscribers in the Offering or, in the event of a Warrant Solicitation constituting an Equity or Equity Equivalent Offering which involves a Warrant Restructuring, the exercise price of the Placement Agent Warrants will reflect the Average Exercise Price, provided, however, that if the Bridge Notes are repaid in cash in full prior to the closing of a Qualified Offering or Non-Qualified Offering, under circumstances where payment in cash is permitted under the Subscription Documents, the Placement Agent shall not be entitled to any Placement Agent Warrants hereunder. To the extent permitted by applicable laws, all Placement Agent Warrants shall permit unencumbered transfer to the Placement Agent’s employees and affiliates and the Placement Agent Warrants may be issued directly to the Placement Agent’s employees and affiliates at the Placement Agent’s request. The Placement Agent Cash Fee and the Placement Agent Warrants are sometimes referred to collectively as the “Placement Agent Fees”. Registration rights shall apply to the Placement Agent Warrant Shares.

(c)          To the extent there is more than one Closing, payment of the proportional amount of the Placement Agent Cash Fees will be made out of the gross proceeds from any sale of Bridge Notes sold at each Closing. All cash compensation and Placement Agent Warrants (if and when issued) under this Agreement shall be paid directly by the Company to and in the name provided to the Company by the Placement Agent.

(d)          If, within 12 months of the First Closing, the Company completes a financing or similar transaction with a party introduced to the Company by the Placement Agent in connection with this Offering (a “Fee Tail Party”), the Placement Agent shall be entitled to receive a cash commission from the Company in an amount equal to 10% of the gross amount of the financing transaction with the Fee Tail Party, and if such financing transaction involves the issuance to the Fee Tail Party of equity securities or securities exercisable ,convertible or exchangeable for equity securities, a ten-year warrant to purchase the equivalent of 10% of the equity securities issued or issuable to the Fee Tail Party at the price per share paid or to be paid by the Fee Tail Party. Fee Tail Parties will include those current Company shareholders introduced to the Company by Intuitive Venture Partners, LLC (“Intuitive”) or the Placement Agent in the Company’s July 2014 private placement offering and any new persons introduced to the Company by Intuitive or the Placement Agent with respect to this Offering, and will expressly exclude any Company shareholder who invested prior to the July 31, 2014 private placement offering; provided, however, that such new persons shall not include any institutional investors unless such institutions also invested in the Company’s July 2014 private placement offering. Notwithstanding anything herein to the contrary, the Placement Agent agrees that any Placement Agent Warrants shall only be issued at such time and to the extent that such issuance would not trigger an anti-dilution adjustment under the warrants issued in connection with the Company’s July 2014 private placement offering.

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The Company acknowledges that some of the members of Intuitive are registered representatives registered with the Placement Agent, and may receive selling commissions and warrants pursuant to the terms of this Agreement

4.	Subscription and Closing Procedures.

(a)          The Company shall cause to be delivered to the Placement Agent copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Subscription Documents in connection with the sale of the Bridge Notes until the earlier of (i) the Termination Date or (ii) the Final Closing (as defined in Section 4(e) below), and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than those contained in the Subscription Documents in connection with the sale of the Bridge Notes, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials.

(b)          The Company shall make available to the Placement Agent and its representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agent. The Company recognizes and agrees that the Placement Agent (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(c)          Each prospective purchaser will be required to complete and execute the Subscription Documents, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof or to an address identified in the Subscription Documents.

(d)          Simultaneously with the delivery to the Placement Agent of the Subscription Documents, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the escrow agent (the “Escrow Agent”) and deposited into a non interest bearing escrow account (the “Escrow Account”) established for such purpose. All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the Minimum Amount, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give notice thereof to the Placement Agent upon such return.

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(e)          If subscriptions for at least the Minimum Amount for Closing have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Bridge Notes sold (the “First Closing”). Thereafter, the remaining Bridge Notes will continue to be offered and sold until the earlier of the Termination Date or the date that additional subscription amounts up to the Maximum Amount, plus any discretionary over-allotment amounts, have been collected by the Escrow Agent. Additional Closings (each a “Closing”, collectively “Closings” and the date of each such Closing, a “Closing Date”) may from time to time be conducted at times mutually agreed to between the Company and the Placement Agent with respect to additional Bridge Notes sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Amount, plus any discretionary over-allotment amounts, have been subscribed for. Delivery of payment for the accepted subscriptions for the Bridge Notes from the funds held in the Escrow Account will be made at each Closing at the Placement Agent’s office against delivery of the Bridge Notes by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts agreed upon by the parties herein, including, the Blue Sky counsel as of such Closing. The Bridge Notes will be issued after each Closing and will be forwarded to the subscriber directly by the Company or the Company’s transfer agent within seven (7) business days following each Closing. Executed certificates for the Placement Agent Warrants will be issued in such authorized denominations and registered in such names as the Placement Agent may request within seven (7) business days following the date when the Company is obligated to issue each of the Placement Agent Warrants.

(f)          If Subscription Documents for the Minimum Amount for Closing have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Bridge Notes will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Bridge Notes to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5.	Further Covenants. The Company hereby covenants and agrees that:

(a)          Except upon prior notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of each Closing with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b)          If, at any time prior to the Final Closing, any event shall occur that causes a Company Material Adverse Effect which as a result it becomes necessary to amend or supplement the Subscription Documents so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Subscription Documents to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Subscription Documents of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Subscription Documents, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its commercially reasonable efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

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(c)          The Company shall comply with the Act, the Exchange Act, the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s Blue Sky counsel has advised the Placement Agent and/or the Company that the Bridge Notes are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Bridge Notes, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required. The Company will reimburse Placement Agent’s counsel for reasonable attorney’s fees and out of pocket expenses related to the filings for registrations of sale or exemption from such qualifications with any state securities commissions and any other regulatory agencies, which shall be filed by Placement Agent’s counsel. Such fees will be in addition to any fees payable under Section 3 hereof and will be paid at the time of invoicing, or at the time of Closing, if known, and if not yet invoiced, funds will remain in escrow to cover the estimated invoice. The Company will pay the invoice or authorize release of the funds from escrow within five (5) days of receipt of invoice.

(d)          The Company shall place a legend on the certificates representing the Bridge Notes, Repayment Shares, Placement Agent Warrants, and Placement Agent Warrant Shares that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(e)          The Company shall apply the net proceeds from the sale of the Bridge Notes for the purposes set forth in the Subscription Documents. Except as set forth in the Subscription Documents or SEC Filings, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business or any presently existing severance obligations), directors (other than fees associated with service on the board of directors or committees thereof, or the Company’s Scientific Advisory Board), or stockholders of the Company without the prior written consent of the Placement Agent.

(f)          During the Offering Period, the Company shall afford each prospective purchaser of Bridge Notes the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Subscription Documents to the extent the Company possesses such information or can acquire it without unreasonable expense.

(g)          Except with the prior written consent of the Placement Agent, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Subscription Documents (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Subscription Documents, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations in any material respect; provided, however, that nothing herein shall prohibit the Company from (1) entering into collaboration and licensing arrangements with third parties, or (2) entering into arrangements for the disposition of the Company, including definitive merger and acquisition agreements and/or stock or asset purchase agreements related to the sale of all or substantially all of the Company’s assets, and/or commencing liquidation or bankruptcy proceedings on behalf of the Company, for which in the event of either (1) or (2) the prior written consent of the Placement Agent will not be required.

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(h)          Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Bridge Notes, Repayment Shares, Placement Agent Warrants and Placement Agent Warrant Shares and will also pay for the Company’s expenses for accounting fees, legal fees, printing costs, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. The Company will pay at its own expense in connection with the creation, authorization, issuance, transfer and delivery of the Bridge Notes, including, without limitation, fees and expenses of any transfer agent or registrar; the fees and expenses of the Escrow Agent; all fees and expenses of legal, accounting and other advisers to the Company; the registration or qualification of the Bridge Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions, payable within five (5) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the First Closing, or, if there is no Closing, within ten (10) days after written request therefor following the Termination Date. In addition to any fees payable to the Placement Agent hereunder, the Company hereby agrees to pay the Placement Agent’s legal counsel’s fees in the amount of Fifty Thousand Dollars ($50,000) and the Placement Agent’s legal counsel’s reasonable out of pocket expenses related to the Bridge Note Offering (not to exceed $5,000 in the aggregate), which will be paid from the escrow account at the time of the First Closing and as a condition to Closing. Further, the Company agrees to pay the Placement Agent a $20,000 non-accountable expense allowance (other than expenses covered by Sections 8 and 9 of this Agreement). The Placement Agent’s legal counsel’s fees and expenses (the “Placement Agent’s Counsel Fees”) and the Placement Agent’s non-accountable expense allowance may be referred to collectively herein as the “Placement Agent Expenses”. This reimbursement obligation is in addition to the reimbursement of fees and expenses relating to attendance by the Placement Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement. In the event either Placement Agent’s personnel must attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, the Company shall pay such Placement Agent an additional per diem payment of $750.00 per person, together with reimbursement of all reasonable out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by it in respect of its preparation for and participation in such proceedings; provided, however, that the Company will not be liable in any such case to the extent that any proceeding resulted primarily from (i) an untrue statement or alleges untrue statement of a material fact made in the Subscription Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the Subscription Documents, (ii) any violation of law by the Placement Agent including the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company or any of its respective affiliates or (iii) the Placement Agent’s willful misconduct or gross negligence.

(i)          On each Closing Date, the Company permits the Placement Agent to rely on any representations and warranties made by the Company to the investors and will cause its counsel to permit the Placement Agent to rely upon any opinion furnished to the investors in the Offering.

(j)          The Company will comply with all of its obligations and covenants set forth in its agreements with the investors in the Offering. If not filed on EDGAR, the Company will promptly deliver to the Placement Agent and their counsel copies of any and all filings with the SEC and each amendment or supplement thereto, as well as all prospectuses and free writing prospectuses, prior to the closing of the Offering and six months thereafter. The Placement Agent is authorized on behalf of the Company to use and distribute copies of any Subscription Documents, including Company’s SEC Filings in connection with the sale of the Bridge Notes as, and to the extent, permitted by federal and applicable state securities laws. The Company acknowledges and agrees that the Placement Agent will be relying, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to them by the Company and the Company will be liable for any material misstatements or omissions contained therein.

Placement Agency Agreement	Page 18

(k)          Following the First Closing, the Company shall endeavor to locate and appoint a qualified President and Chief Executive Officer with commercial drug development experience, which such appointment shall be subject to the reasonable approval of the Company’s full Board of Directors, and prior to the First Closing Dr. Tinkelenberg shall no longer serve as the Company’s President and CEO.

6.          Conditions of Placement Agent’s Obligations The obligations of the Placement Agent hereunder to affect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)          Each of the representations and warranties made by the Company shall be true and correct on each Closing Date.

(b)          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed hereunder, and complied with by it at or before the Closing.

(c)          The Subscription Documents do not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact relating to the Company or affiliated persons (including officers, directors, employees and subsidiaries) or omit to state any material fact relating to the Company or affiliated persons (including officers, directors, employees and subsidiaries) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)          No order suspending the use of the Subscription Documents or enjoining the Offering or sale of the Bridge Notes shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(e)          No holder of any of the Bridge Notes from the Offering will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents or the Company’s SEC Filings, none of the Bridge Notes, Repayment Shares, Placement Agent Warrants, or Placement Agent Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company, or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, membership units, options, warrants or other rights to acquire any securities of the Company.

(f)          There shall have been no material adverse change nor development involving a prospective change in the financial condition, operations or projects of the Company, except where such change would not have a Company Material Adverse Effect on the business activities, financial or otherwise, results of operations or prospects of the Company, taken individually or in the aggregate.

(g)          If requested, the Placement Agent shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d), (e) and (f) above.

(h)          The Company shall have delivered to the Placement Agent: (i) a good standing certificate dated as of a date within 10 days prior to the date of the First Closing from the secretary of state of its jurisdiction of incorporation and (ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, and the Subscription Documents, all as certified by an executive officer of the Company.

Placement Agency Agreement	Page 19

(i)          At each Closing, the Company shall have paid to the Placement Agent the Placement Agent Cash Fee in respect of all Bridge Notes sold at such Closing and (ii) paid all fees, costs and expenses as set forth in Section 5 hereof.

(j)          There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company dated as of the initial Closing date.

(k)          All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Bridge Notes will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l)          The Company agrees and understands that this Agreement in no way constitutes a guarantee that the Offering will be successful. The Company acknowledges that the Company is ultimately responsible for the successful completion of a transaction.

7.          Conditions of the Company’s Obligations. The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions:

(a)          The satisfaction or waiver of all conditions to Closing as set forth herein.

(b)          As of each Closing, each of the representations and warranties made by Placement Agent herein being true and correct as of the Closing Date for such Closing.

(c)          At each Closing, the Company shall have received the proceeds from the sale of the Bridge Notes that are part of such Closing less applicable Placement Agent Fees and other deductions contemplated by this Agreement.

(d)          At each Closing, the Company shall have received a copy of Subscription Documents signed by investors delivered by the Placement Agent.

7A.           Mutual Condition. The obligations of the Placement Agent and the Company hereunder are subject to the execution by each investor of a Subscription Agreement in form and substance acceptable to the Placement Agent and the Company and deposit by such investor with the Escrow Agent of all funds required to be so deposited by such investor.

Placement Agency Agreement	Page 20

8.	Indemnification.

(a)          The Company will: (i) indemnify and hold harmless the Placement Agent, and its agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Act and such agents (each a “Placement Agent Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Placement Agent Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”)), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Placement Agent Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Bridge Notes and (b) as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Placement Agent Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily from (A) an untrue statement or alleged untrue statement of a material fact made in the Subscription Documents, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the Subscription Documents, (B) any violations by the Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company or any of its respective affiliates or (C) the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Placement Agent Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Placement Agent Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Placement Agent Indemnitee in connection with the Offering as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to the Placement Agent, its dealers, sub-agents or finders. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Placement Agent Indemnitees are intended third party beneficiaries of this provision.

(b)          The Placement Agent will: (i) indemnify and hold harmless the Company, and its agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls the Company within the meaning of the Act and such agents (each a “Company Indemnitee” or a “Company Party”) against, and pay or reimburse each Company Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or Proceedings, joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses, including appeals)), to which any Company Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Bridge Notes and (b) which results from (x) any untrue statement or alleged untrue statement of any material fact contained in the Subscription Documents made in reliance upon and in conformity with information contained in the Subscription Documents relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof or (y) any violations by the Placement Agent of the Act or state of foreign securities laws which does not result from a violation thereof by the Company Indemnitees or any of their respective affiliates, and (ii) reimburse each Company Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, in no event (except in the event of gross negligence or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall the Placement Agent’s indemnification obligation hereunder exceed the amount of Placement Agent Cash Fees actually received by the Placement Agent.

Placement Agency Agreement	Page 21

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a Company Material Adverse Effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately proceeding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 60 days after receipt by the indemnifying party of the request for reimbursement; (ii) the indemnifying party has not reimbursed the indemnified party within 60 days of such request for reimbursement for any amounts that have not been disputed in good faith by the indemnifying party, (iii) the indemnified party delivered written notice to the indemnifying party of its intention to settle and the failure to pay within such 60 day period, and (iv) the indemnifying party does not, within 30 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses (that have not been disputed in good faith by the indemnifying party) and object to the indemnified party’s seeking to settle such Proceedings.

9.          Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Placement Agent Fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

Placement Agency Agreement	Page 22

10.	Termination.

(a)          The Offering may be terminated by the Placement Agent at any time in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Company Transaction Document or any other transaction document; (iii) there shall occur any event, within the control of the Company that is reasonably likely to materially and adversely affect the transactions contemplated hereunder or the ability of the Company to perform hereunder; or (iv) the Placement Agent determines that it is reasonably likely that any of the conditions to Closing to be fulfilled by the Company set forth herein will not, or cannot, be satisfied.

(b)          This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Placement Agent shall have failed to perform any of its material obligations hereunder or (ii) on account of the Placement Agent’s fraud, illegal or willful misconduct or gross negligence. In the event of any termination by the Company, the Placement Agent shall be entitled to receive, on the Termination Date, all unpaid Placement Agent Fees earned or accrued through the Termination Date and payment of Placement Agent’s non-accountable expense allowance, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise. On such Termination Date, the Company shall pay all such unpaid costs and expenses incurred by the Placement Agent in connection with the Offering, Placement Agent Counsel Fees provided above and all unpaid Blue Sky Fees and other expenses set forth in Section 5(i) hereof. In the event that the Company terminates the Offering pursuant to this Section 10(b), the provisions of Section 3(d) shall be null and void and the Placement Agent will not be entitled to any compensation thereunder.

(c)          This Offering may be terminated upon mutual agreement of the Company and the Placement Agent at any time prior to the expiration of the Offering Period.

(d)          Except as otherwise provided above, before any termination by the Placement Agent under Section 10(a) or by the Company under Section 10(b)(y) shall become effective, the terminating party shall give ten (10) day prior notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five (5) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

Placement Agency Agreement	Page 23

(e)          Upon any termination pursuant to this Section 10, the Placement Agent and the Company will instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Bridge Notes not accepted by the Company to be promptly returned to such subscribers without interest, penalty or deduction.

11.	Survival.

(a)          The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3, and 8 through 20 shall survive the sale of the Bridge Notes or any termination of the Offering hereunder.

(b)          The respective indemnities, covenants, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Bridge Notes or any termination of the Offering hereunder. Notwithstanding the foregoing, if either party effects a Closing with knowledge that one or more of the other party’s representations and warranties has become untrue or inaccurate in any material respect or that such other party has failed to comply or satisfy in any material respect a covenant, condition or agreement of it or them, the party so effecting the Closing shall be deemed to have waived any claim based on the breach of such inaccurate representation and warranty or the failure to have complied with the specific covenant or condition.

12.         Notices. All notice and other communications hereunder which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc.
200 Cambridge Park Drive, Suite 2000
Cambridge, MA 02140
Attention: General Counsel

With a copy to:	Duane Morris LLP
(which shall not constitute notice)	1540 Broadway
New York, NY 10036
Attention: Michael D. Schwamm, Esq.

If to Katalyst Securities LLC.	Katalyst Securities LLC
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attention: Michael Silverman

Placement Agency Agreement	Page 24

With a copy to:	CKR Law LLP
(which shall not constitute notice)	1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attention: Scott Rapfogel, Esq.

and

Barbara J. Glenns, Esq.
Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

13.         Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

Placement Agency Agreement	Page 25

14.         Miscellaneous.

(a)          No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

(b)          Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(c)          The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement, in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.

15.         Entire Agreement; Severability. This Agreement together with the Confidentiality Agreement, dated as of April 11, 2016, between the Company and the Placement Agent any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16.         Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

17.         Announcement of Offering. The Placement Agent and its counsel and advisors may, subsequent to the Final Closing of any Offering, make public their involvement with the Company, including use of the Company’s trademarks and logos. The Placement Agent’s counsel and advisors are intended third party beneficiaries of this Section.

18.         Advice to the Board. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including any potential Offering. The Company’s board of directors and management may consider such advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Placement Agent will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of the services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without prior written consent of the providing party. The Placement Agent does not provide accounting, tax or legal advice. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

Placement Agency Agreement	Page 26

19.         Other Investment Banking Services. The Company acknowledges that the Placement Agent and their affiliates are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agent and their affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, its affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agent and their affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Offering. The Company also acknowledges that the Placement Agent and their affiliates have no obligation to use in connection with this engagement or to furnish the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agent may have fiduciary or other relationships whereby their or their affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of any Offering. The Company acknowledges that the Placement Agent or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to the Placement Agent’s relationship to the Company hereunder. The Placement Agent acknowledges that the Company has a class of securities traded on the OTC Markets OTCQB marketplace and is subject to the restrictions imposed by Regulation FD under the Act. The Placement Agent agrees that (i) it will not use the Information for the purpose of trading in the Common Stock or any other securities, and will take all steps necessary to prevent use of the Information for such purpose by its subsidiaries and affiliates and all of their respective officers, directors, shareholders, employees, agents, advisors, other representatives, actual and prospective institutional lenders, and actual and prospective financing sources, including, without limitation, their respective accountants, attorneys and financial advisors, and (ii) it will not disclose such Information to any other party for the purpose of trading in the Common Stock.

20.         Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the Placement Agent and of the Company (including any party that acquires the Company or all or substantially all of its assets or merges with the Company). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Bridge Notes merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. Each party hereto disclaims any an intention to impose any fiduciary obligation on any other party by virtue of the arrangements contemplated by this Agreement.

[Signatures on following page.]

Placement Agency Agreement	Page 27

If the foregoing is in accordance with your understanding of the agreement among the Company and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, between the Company and the Placement Agent in accordance with its terms.

This Agreement contains a predispute arbitration provision in paragraph 13.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Name:	Michael A. Silverman
Title:	Managing Director

Placement Agency Agreement

AGREEMENT TO EXTEND OFFERING PERIOD

Whereas, Enumeral Biomedical Holdings, Inc. (“ENUM”) and Katalyst Securities LLC (“Katalyst”) entered into that certain Placement Agency Agreement, dated June 21, 2016 (the “PAA”);

Whereas, pursuant to the PAA, ENUM engaged Katalyst to act as exclusive placement agent in connection with the private placement of 12% Senior Secured Promissory Notes of ENUM during an offering period that runs through July 22, 2016 but is subject to an extension of up to 15 additional days if agreed to by ENUM and Katalyst; and

Whereas, each of ENUM and Katalyst desire to extend the offering period through and including July 27, 2016.

Now therefore, it is hereby agreed by each of the undersigned that the offering period shall be extended until July 27, 2016.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Date: 20 July 2016	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel

KATALYST SECURITIES LLC

Date: 20 July 2016	By:	/s/ Michael Silverman
	Name:	Michael Silverman
	Title:	Managing Director

AGREEMENT TO EXTEND OFFERING PERIOD

Whereas, Enumeral Biomedical Holdings, Inc. (“ENUM”) and Katalyst Securities LLC (“Katalyst”) entered into that certain Placement Agency Agreement, dated June 21, 2016 (the “PAA”);

Whereas, pursuant to the PAA, ENUM engaged Katalyst to act as exclusive placement agent in connection with the private placement of 12% Senior Secured Promissory Notes of ENUM during an offering period that runs through July 22, 2016, but is subject to an extension of up to 15 additional days if agreed to by ENUM and Katalyst; and

Whereas, the offering period has previously been extended to July 27, 2016 and now each of ENUM and Katalyst desire to further extend the offering period through and including July 28, 2016.

Now therefore, it is hereby agreed by each of the undersigned that the offering period shall be extended until July 28, 2016.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Date: 26 July 2016	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel

KATALYST SECURITIES LLC

Date: 27 July 2016	By:	/s/ Michael Silverman
	Name:	Michael Silverman
	Title:	Managing Director

Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July 29, 2016, is entered into by and between Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and the Buyer(s) set forth on the signature page(s) affixed hereto (individually, a “Buyer” or collectively, the “Buyers”).

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, as provided herein, and the Buyers shall purchase from the Company, in one or more closings, a minimum of $2,000,000 (the “Minimum Amount”) and a maximum of $3,000,000 (the “Maximum Amount”) of proceeds, net of placement agent fees and expenses from the sale of the Company’s 12% Senior Secured Promissory Notes, with a term of twelve (12) months, substantially in the form of Exhibit A to this Agreement (the “Notes”), at a purchase price of 100% (par) per Note (the “Purchase Price”); and the total Purchase Price shall be allocated among the Buyer(s) in the respective amounts set forth on the Buyer Omnibus Signature Page(s), affixed hereto (the “Subscription Amount”); and

WHEREAS, in the event that the offering of Notes (the “Offering”) is oversubscribed, the Company, with the consent of the Placement Agent (as defined below), may sell additional Notes to provide an additional $500,000 in net proceeds from the sale of Notes; and

WHEREAS, the Notes will rank pari passu with all other Notes and will be senior to all existing and future indebtedness of the Company, except for trade payables and accrued liabilities incurred in the ordinary course of business, and will, subject to the continuing rights of licensees under existing Company licenses of Company intellectual property to third parties or as otherwise provided in the security agreement among the Company, the Buyers and Intuitive Venture Partners, LLC, as collateral agent (the “Collateral Agent”), substantially in the form of Exhibit B to this Agreement (the “Security Agreement”), including the limitation that the security interest will not apply to intellectual property licensed to the Company by third parties to the extent that the applicable license or applicable law expressly prohibits the grant of a security interest thereon, be secured by a first priority security interest in and lien on all now owned or hereafter acquired intellectual property of the Company and its subsidiaries pursuant to the terms of the Security Agreement; and

WHEREAS, if, on or after September 1, 2016, and while the Notes remain outstanding, the Company completes an offering of (i) Company equity securities (or other Company securities convertible, exercisable or exchangeable for Company equity securities) in the amount of at least $5,000,000, or in the case of a solicitation (a “Warrant Solicitation”) of the exercise of outstanding Company warrants issued in connection with the Company’s July 2014 private placement offering, including both placement agent and investor warrants (the “July 2014 Warrants”), an offering of at least $2,000,000, (both the $5,000,000 and $2,000,000 offerings being an “Equity or Equity Equivalent Offering”), or (ii) an alternative financing transaction (“Alternative Financing”) not constituting an Equity or Equity Equivalent Offering including, but not limited to, transactions involving a business combination, a debt financing, an asset sale or any other financing transaction which, directly or indirectly, increases the Company’s cash and cash equivalent assets by not less the $5,000,000, (an Equity or Equity Equivalent Financing and an Alternative Financing being hereafter referred to collectively as a “Qualified Offering”), the entire outstanding principal amount of, and interest accrued but unpaid on, the Notes will automatically become due and payable; and

WHEREAS, if the Company completes and closes a transaction which would be deemed to be an Equity or Equity Equivalent Financing or Alternative Financing but for the fact that such Equity or Equity Equivalent Financing or Alternative Financing closes prior to September 1, 2016 (a “Non-Qualified Offering”), the maturity date of the Notes will be accelerated to September 1, 2016; and

WHEREAS, upon acceleration of the maturity date of the Notes following a Qualified Offering or Non-Qualified Offering, the principal and interest then due on the Notes will be payable, at the discretion of the Company, in cash or shares of the Company’s common stock (“Common Stock”) although payments will be payable in cash only to the extent that after such payments the Company will have a minimum of $10,000,000 in cash, cash equivalents (such as money market accounts) and marketable securities (in the form of short term investments which can be immediately converted into cash) remaining; and

WHEREAS, except in the case of a Warrant Solicitation involving a Warrant Restructuring (as defined below), payments being made in Common Stock will, in the event of an Equity or Equity Equivalent Offering, be made based upon a valuation per share equal to 50% of the price per share of the shares sold in the Equity or Equity Equivalent Offering or 50% of the price at which securities sold in the Equity or Equity Equivalent Offering can be converted into or exercised for shares of Common Stock; and

WHEREAS, in the case of a Warrant Solicitation in which the warrant exercise price is revised and multiple shares of Common Stock become issuable to warrant holders upon the exercise of each warrant (a “Warrant Restructuring”) rather than the single share presently contemplated to be issued upon exercise of each warrant, the price (the “Average Exercise Price”) obtained by dividing the revised exercise price by the number of shares issuable upon exercise of each warrant will be deemed to be the exercise price for valuation purposes, and the payments, if any, being made in Common Stock, will be based upon a valuation per share equal to 50% of the Average Exercise Price; and

WHEREAS, payments to be made in Common Stock will, in the event of an Alternative Financing, be payable at a price per share equal to 50% of the volume weighted average price for the Common Stock on the principal market or exchange on which the Common Stock is sold for the twenty (20) trading days immediately prior to the closing date of the Alternative Financing; and

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WHEREAS, payments to be made in Common Stock will, in the event of a Non-Qualified Offering, be payable in the same manner as an Alternative Financing, however the Common Stock payment calculation will involve the substitution of the accelerated maturity date for the closing date of the Alternative Financing; and

WHEREAS, except as otherwise provided herein, or in the Notes, monthly interest payable in shares Common Stock shall be payable in accordance with the discounted weighted average price formula above substituting the interest payment due date for the closing date of the Alternative Financing; and

WHEREAS, subject to the closing of a Qualified Offering or Non-Qualified Offering, the Buyers and Placement Agent shall have registration rights with respect to the resale of any Common Stock representing payments of principal or interest in the case of Buyer and with respect to Common Stock underlying Placement Agent Warrants in the case of the Placement Agent; and

WHEREAS, in the case of a Warrant Solicitation involving a Warrant Restructuring, the Buyers and Placement Agent shall have automatic registration rights with respect to the resale of any Common Stock representing payments of principal or interest in the case of Buyer and with respect to Common Stock underlying Placement Agent Warrants in the case of the Placement Agent on terms no less favorable than those contained in the July 31, 2014 Registration Rights Agreement among the Company and purchasers of Company units in the private placement offering of the Company which was completed on July 31, 2014; and

WHEREAS, the Company may offer Notes at any time through and including July 22, 2016, subject to a 15 day extension if agreed to by the Company and the Placement Agent (as such date may be extended, the “Offering Period”); and

WHEREAS, subject to acceleration, the Notes will be due and payable twelve (12) months from the date of issuance, and will accrue interest at the rate of 12% per annum, with such interest being due and payable commencing September 1, 2016 and monthly thereafter in shares of Common Stock provided that in the event that on an interest payment date the anti-dilution provisions presently in effect with respect to the July 2014 Warrants would be triggered by the payment of interest in Common Stock, interest payments may be made in cash; and

WHEREAS, in the event of a sale of the Company during the term of the Notes, at the closing of such sale, at the option of each Buyer, a Buyer will be entitled to receive an amount equal to 1.5X the principal amount of, and any accrued and unpaid interest on Buyer’s Note payable in cash or an equivalent amount of securities of the acquiring entity at the acquiring entity’s discretion; and

WHEREAS, the aggregate proceeds from the sale of the Notes shall be held in escrow, pending each Closing, pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”); and

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WHEREAS, Katalyst Securities LLC (the “Placement Agent”), a Financial Industry Regulatory Authority (“FINRA”) registered broker-dealer, will act as the Company’s exclusive Placement Agent, on a reasonable best efforts basis, in connection with the Offering; and

WHEREAS, the Placement Agent will be paid at each Closing a cash commission of 10% of the gross amount of funds raised in the Offering (the “Placement Agent Cash Fee”), and, subject to the completion of a Qualified Offering or Non-Qualified Offering prior to the repayment in full of the Notes in cash, will receive ten-year warrants (“Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 10% of the number of shares into which Notes sold in the Offering are issued at maturity upon a Qualified Offering or Non-Qualified Offering, as applicable, with an exercise price per share equal to the price per share at which payments in Common Stock are made to Buyers or, in the case of a Qualified Offering involving a Warrant Solicitation and Warrant Restructuring, the Average Exercise Price per share being paid by holders of July 2014 Warrants following a Warrant Restructuring; provided, however, that if the Notes are repaid in cash in full prior to the closing of a Qualified Offering or Non-Qualified Offering, the Placement Agent shall not be entitled to any Placement Agent Warrants hereunder; and

WHEREAS, any sub-agent of the Placement Agent that introduced or introduces investors to the Offering will be entitled to share in the Placement Agent Cash Fee and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent agreement between the sub-agent(s) and the Placement Agent.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.          PURCHASE AND SALE OF NOTES.

(a)          Purchase of Notes.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at the applicable closing (each, a “Closing”), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Notes in the principal amounts set forth on the Buyer Omnibus Signature Page, attached hereto as Annex A, for each Buyer affixed hereto. Upon a Buyer’s execution of this Agreement on the Buyer Omnibus Signature Page and Buyer’s completion of the Investor Certification, attached hereto as Annex B, the Investor Profile, attached hereto as Annex C, the Anti-Money Laundering Information Form, attached hereto as Annex D, and if applicable, the Wire Transfer Authorization (each attached hereto), the Buyer shall wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in same-day funds, in accordance with the instructions set forth immediately below, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith.

Wire Instructions

Bank Name:	PNC Bank
Bank Address:	300 Delaware Avenue Wilmington, DE 19801

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ABA/Routing #:	031100089
SWIFT Code:	PNCCUS33
Account Name:	Delaware Trust Company
Account Number:	5605012373
FFC:	ENUMERAL BIOMEDICAL HOLDINGS, INC. Subscription Escrow #2; Account #79-2702
MUST INCLUDE THE SUBSCRIBER’S NAME

(b)          Closing Date.  The initial closing of the purchase and sale of the Notes (the “First Closing”) shall take place on or before the fifth (5th) business day following the satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer(s)). There may be multiple Closings, subject to prior termination, until such time as subscriptions for the sale of the Notes up to the Maximum Amount are accepted (the date of any such Closing is hereinafter referred to as a “Closing Date”). Each Closing shall occur on a Closing Date at the offices of CKR Law LLP, 1330 Avenue of the Americas, 14th Floor, New York, New York 10019 (or such other place as is mutually agreed to by the Company and the Buyer(s)). The Notes may be offered and sold through the end of the Offering Period.

(c)          Escrow Arrangements; Form of Payment.  Upon execution hereof by the Buyer and pending each Closing, the Purchase Price shall be deposited in a non-interest bearing escrow account with Delaware Trust Company, as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement. Subject to the satisfaction of the terms and conditions of this Agreement, (i) on the Closing Date, the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date, and (ii) promptly after the Closing Date, but in no instance more than seven (7) business days after the Closing, the Company shall deliver to the Buyer(s), the Notes, duly executed on behalf of the Company.

(d)          Acceptance of Subscriptions.  Each Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part, notwithstanding prior receipt by the Buyer of notice of acceptance of this subscription. If the subscription is rejected in whole or the Offering of the Notes is terminated, all funds received by the Escrow Agent from the Buyer will be promptly returned without interest or offset, and this subscription shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extent that this subscription was accepted.

(e)          Registration Rights.

(i)          Piggyback Registration Rights.  Subject to the closing of a Qualified Offering or Non-Qualified Offering, each Buyer and the Placement Agent (together with any permitted transferees of Buyer’s Note or underlying shares or the Placement Agent’s Warrants or underlying shares, as applicable, a “Holder”) is hereby granted registration rights with respect to the shares (the “Registrable Shares”), which may be issued to a Holder as interest and/or as principal upon the accelerated maturity of the Note following or as the result of a Qualified Offering or Non-Qualified Offering or upon exercise of the Placement Agent Warrants in each case on a pari passu basis with, and upon substantially the same terms as the registration rights granted to, the investors in a Qualified Offering or Non-Qualified Offering, as applicable.

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(ii)         Automatic Registration Rights.  In the case of a Warrant Solicitation involving a Warrant Restructuring, the Company shall, without any required action by a Holder, register the resale of the Registrable Shares, together with the shares underlying the July 2014 Warrants, as restructured (the “July 2014 Warrant Shares”), on a registration statement (the “Automatic Registration Statement”), on Form S-1 or such other available form. The terms of such automatic registration right are subject to and shall be set forth in a Registration Rights Agreement among the Company, the Holders, and the holders of restructured July 2014 Warrants, to be entered into in conjunction with the Warrant Solicitation. The Registration Rights Agreement will contain customary terms and conditions which shall be no less favorable to the Holders than those contained in the July 31, 2014 Registration Rights Agreement among the Company and purchasers of Company units in the private placement offering of the Company which was completed on July 31, 2014.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:

(a)          Investment Purpose.  Each Buyer is acquiring the Notes, and, if applicable, the Registrable Shares (the Notes and the Registrable Shares being hereinafter referred to collectively as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. Each Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b)          Residence of Buyer.  Each Buyer resides in the jurisdiction set forth on the Buyer Omnibus Signature Page affixed hereto.

(c)          Accredited Investor Status.  The Buyer meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, for the reason set forth on the Investor Certification attached hereto as Annex B, or is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S.

(d)          Non-US Person.  If a Buyer is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Notes on behalf of a person in the United States or a U.S. Person:

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(i)          neither such Buyer nor any disclosed principal is a U.S. Person nor are they subscribing for the Notes for the account of a U.S. Person or for resale in the United States and such Buyer confirms that the Notes have not been offered to such Buyer in the United States and that this Agreement has not been signed in the United States;

(ii)         such Buyer acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(iii)        such Buyer and if applicable, the disclosed principal for whom such Buyer is acting, understands that the Company is the seller of the Notes and underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, such Buyer and if applicable, the disclosed principal for whom such Buyer is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Notes or underlying securities other than to a non-U.S. Person;

(iv)        such Buyer and if applicable, the disclosed principal for whom such Buyer is acting, acknowledges and understands that in the event the Notes are offered, sold or otherwise transferred by such Buyer or if applicable, the disclosed principal for whom such Buyer is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(v)         neither such Buyer nor any disclosed principal will offer, sell or otherwise dispose of the Notes or the underlying securities in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.

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(e)          Accredited Investor Qualifications.  A Buyer (i) if a natural person, represents that such Buyer has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Notes, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom such Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Buyer is a party or by which it is bound.

(f)          Buyer Relationship with Brokers.  The Buyer’s substantive relationship with a broker, if any, for the transactions contemplated hereby, or subagent thereof (collectively, “Brokers”), through which a Buyer may be subscribing for the Notes predates such Broker’s contact with the Buyer regarding an investment in the Notes.

(g)          Solicitation.  The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the Notes through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Notes and is not subscribing for the Notes and did not become aware of the offering of the Notes through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a person not previously known to the Buyer in connection with investments in securities generally.

(h)          Brokerage Fees.  Except as otherwise provided herein, the Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

(i)          Buyer’s Advisors.  The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Notes to evaluate the merits and risks of an investment in the Notes and the Company and to make an informed investment decision with respect thereto.

(j)          Buyer Liquidity.  Each Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time, and after purchasing the Notes, the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. The Buyer must bear and acknowledges the substantial economic risks of the investment in the Notes including the risk of illiquidity and the risk of a complete loss of this investment.

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(k)          High Risk Investment.  The Buyer is aware that an investment in the Notes, and, if applicable, the Registrable Shares, involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes, and, if applicable, the Registrable Shares. Buyer acknowledges that, among other things, while the Company and its subsidiaries shall have entered into the Security Agreement with the Buyer and the Collateral Agent, pursuant to which the Company and its subsidiaries shall have granted and conveyed to the Collateral Agent, for the benefit of the Buyer, a security interest in intellectual property of the Company and its subsidiaries, as security for the full and timely repayment of the Note, which shall be governed by the laws of the State of New York, neither the Company nor the Collateral Agent has and neither of them intends to take any action to perfect any security interest in any intellectual property of the Company and its subsidiaries in any jurisdiction outside of the United States of America.

(l)          Reliance on Exemptions.  Each Buyer understands that the Notes and, if applicable, the Registrable Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(m)          Information.  Each Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such Buyer requested and deemed material to making an informed investment decision regarding such Buyer’s purchase of the Notes and the underlying securities. Each Buyer and its Advisors have been afforded the opportunity to review such documents and materials, as well as the Company’s SEC Filings, as such term is defined below (hard copies of which were made available to the Buyer upon request to the Company or were otherwise accessible to the Buyer via the SEC’s EDGAR system), and the information contained therein. Each Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management. Each Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, each Buyer understands and represents that such Buyer is purchasing the Notes notwithstanding the fact that the Company and its subsidiaries may disclose in the future certain material information the Buyer has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries, nor any other due diligence investigations conducted by such Buyer or its Advisors, shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

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(n)          No Other Representations or Information.  In evaluating the suitability of an investment in the Notes and if applicable, the Registrable Shares, the Buyer has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement, the Security Agreement and the Notes. No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the Notes.

(o)          No Governmental Review.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes (or the Registrable Shares), or the fairness or suitability of the investment in the Notes (or the Registrable Shares), nor have such authorities passed upon or endorsed the merits of the offering of the Notes (or the Registrable Shares).

(p)          Transfer or Resale.  Each Buyer understands that: (i) the Notes and Registrable Shares have not been and may not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not, and except as otherwise set forth in this Agreement, no other person is, under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Registrable Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Notes (or the Registrable Shares), nor can there be any assurance that the Notes (or the Registrable Shares) will be freely transferable at any time in the foreseeable future.

(q)          Legends.  Each Buyer understands that the certificates or other instruments representing the Notes (and the Registrable Shares) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

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For U.S. Persons:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

For Non-U.S. Persons:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

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The Company shall use its commercially reasonable efforts to cause its Transfer Agent to remove the legend set forth above and, within three (3) business days, shall issue a certificate without such legend to the holder of the Notes (and the Registrable Shares) upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Buyer or its broker make the necessary representations and warranties to the transfer agent for the Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Notes (and the Registrable Shares) are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Notes (or the Registrable Shares) may be made without registration under the Securities Act.

(r)          Organization and Standing of Buyer.  If the Buyer is an entity, it is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. If the Buyer is an individual, he or she is at least the greater of (a) eighteen (18) years of age or (b) the age of legal majority in his or her jurisdiction of residence.

(s)          Authorization, Enforcement.  The Buyer has the requisite power and authority to enter into and perform under this Agreement and the Security Agreement (collectively, together with the Notes, the “Transaction Documents”) and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or Buyer’s Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents (to the extent the Buyer is party thereto) have been duly authorized, executed and delivered by such Buyer and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(t)          No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Buyer is not an individual, result in a violation of such Buyer’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Buyer). Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Notes in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(u)          Receipt of Documents.  Each Buyer, its counsel and/or its Advisors have received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Buyer has received answers to all questions such Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(v)         Status as a Former Shell Company.  Each Buyer understands that the Company is a former “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. The Company ceased to be a “shell company” on July 31, 2014, and filed Form 10 type information under cover of Form 8-K on August 6, 2014. Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after such company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, such company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to resale under an effective registration statement.

(w)          Trading Activities.  The Buyer’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Common Stock is listed or traded. Neither the Buyer nor its affiliates has an open short position in the Common Stock and, except as set forth below, the Buyer shall not, and shall not cause any of its affiliates under common control with the Buyer, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (“FINRA”) rules or any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the Buyer(s) no longer own Registrable Shares. Without limiting the foregoing, the Buyer agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Buyer.

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(x)          Regulation FD.  Each Buyer acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Notes. Each Buyer further acknowledges that prior to receiving such information, Buyer executed a confidentiality agreement or similar agreement with the Company. The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Notes, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

(y)          No Legal Advice from the Company.  Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors. Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(z)          No Group Participation.  Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the Notes (and, if applicable, the Registrable Shares).

(aa)         Reliance.  Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in this Agreement and the related summary term sheet and transmittal letter, if any. The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes. Within five (5) days after receipt of a request from the Company or any Broker, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

(bb)         (For ERISA plan Buyers only).  The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Buyer fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

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(cc)         Anti-Money Laundering; OFAC.

[The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations. The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer’s identity to OFAC. The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(dd)         Each Buyer is aware that some of the Members of Intuitive Venture Partners, LLC (“Intuitive”) are registered representatives registered with the Placement Agent, and may receive a portion of the Placement Agent Cash Fee and/or Placement Agent Warrants as described above. . Intuitive is also acting as Collateral Agent. Each Buyer, for itself and on behalf of its affiliates, expressly waives any conflicts of interest or potential conflicts of interest discussed in this paragraph and agrees that neither the Placement Agent nor the Collateral Agent or their affiliates, officers, directors or members shall have any liability to the Buyer or its affiliates, and the Buyer and its affiliates shall have no liability to the Placement Agent, the Collateral Agent or their affiliates, officers, directors or members, with respect to such conflicts of interest or potential conflicts of interest.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)          Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted, and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company’s subsidiaries, if any, are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on their respective business or properties.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(b)          Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Notes in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes have been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity)..

(c)          Capitalization.  The authorized capital stock of the Company as of the First Closing will be as set forth in the Company’s SEC Filings (as defined below). All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the SEC Filings, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth herein or in the SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; (ii) outstanding debt securities; (iii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; or (iv) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The Company makes no representation or warranty as to the applicability to this Offering of the anti-dilution protection provisions contained in the transaction documents for the Company’s July 2014 private placement offering. The Notes are (and the Registrable Shares if and when issued, will be) free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Notes). No co-sale right, right of first refusal or other similar right exists with respect to the Notes (or the Registrable Shares) or the issuance and sale thereof.

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(d)          Issuance of Securities.  The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. If and when issued, upon maturity of the Notes in accordance with the Transaction Documents, the Registrable Shares will be duly issued, fully paid and nonassessable.

(e)          No Conflicts.  None of the execution and delivery of or performance by the Company under each Transaction Document or the consummation of the transactions contemplated by the Transaction Documents conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Certificate of Incorporation as in effect on the date hereof or any Closing Date for the Offering (the “Certificate of Incorporation”) or By-Laws as in effect on the date hereof or any Closing Date for the Offering (the “By-Laws”) of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents and the valid issuance or sale of the Notes and the Registrable Shares, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state or foreign securities laws, which shall be timely filed by the Company. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company and each subsidiary of the Company is not in violation of any term of or in default under its Certificate of Incorporation or By-Laws. Except those which could not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in the Company’s SEC Filings, neither the Company nor any subsidiary of the Company is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company and any subsidiary of the Company. The business of the Company and each subsidiary of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(f)          SEC Filings; Financial Statements.  Except for the Company’s Form 8-K filed on August 8, 2014, the Company has filed and has, within the past two years, timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Filings”). The SEC Filings are available to the Buyers via the SEC’s EDGAR system. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements of the Company included in the Company’s SEC Filings for the period from inception through December 31, 2015, and any subsequent unaudited interim financial statements included in the Company’s SEC Filings (collectively, the “Financial Statements”) present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings.

(g)          Absence of Litigation.  Except as set forth in the Company’s SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

(h)          Acknowledgment Regarding Buyer’s Purchase of the Notes.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes (and the Registrable Shares, if applicable). The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(i)          No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.

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(j)          No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes under the Securities Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k)          Employee Relations.  The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not party to any collective bargaining agreement. To the best of the Company’s knowledge, the Company’s employees are not members of any union, and the Company’s relationship with its employees is good.

(l)          Intellectual Property Rights.  The Company has ownership or license or legal right to use all patents, patent applications, copyrights, trade secrets, know-how, sequence information, data, knowledge and information including chemical manufacturing data, specifications, formulations, testing and development data and tools for the discovery and development of products and technology, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, patent applications, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings that have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties that are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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(m)          Environmental Laws.

(i)          The Company and each subsidiary of the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is, to the knowledge of the Company, no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary of the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)         To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary of the Company.

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(iii)         The Company and each subsidiary of the Company (i) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (ii) is in compliance with all terms and conditions of any such permit, license or approval.

(n)          Title.  The Company and each subsidiary of the Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, the Company and each subsidiary of the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(o)          Internal Accounting Controls.  Except as set forth in the Company’s SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as set forth in the Company’s SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)          No Material Adverse Breaches, etc.  Neither the Company or any subsidiary of the Company is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the Company’s SEC Filings, neither the Company or any subsidiary of the Company is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(q)          Tax Status.  The Company and each subsidiary of the Company has made and filed all U.S. federal and state, income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary of the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(r)          Certain Transactions.  Except for arm’s length transactions pursuant to which the Company and subsidiaries of the Company make payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary of the Company is presently a party to any transaction with the Company or any subsidiary of the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)          Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(t)          Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.

(u)          Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any Broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of the Placement Agent Fee to the Placement Agent, as applicable.

(v)         Insurance.  The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

(w)          Material Changes.  Since the respective date of the latest consolidated balance sheet of the Company included in the financial statements contained within the SEC Reports, except as specifically disclosed in the Company’s SEC Filings, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the Company’s SEC Filings, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of their assets are bound or subject, and (vii) except for the issuance of the Notes contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company nor its businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the Company’s SEC Filings.

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(x)          Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the Company’s SEC Filings.

(y)          Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Filings (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

(z)          Disclosure Materials.  The Company’s SEC Filings taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(aa)         Investment Company.  The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.          COVENANTS.

(a)          Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)          Form D.  The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Notes (and the Registrable Shares), or obtain an exemption for the Notes (and the Registrable Shares) for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and foreign jurisdictions, as applicable, and shall provide evidence of any such action so taken to the Buyers.

(c)          Reporting Status.  If and when any Registrable Shares are issued, until the date on which the Buyer(s) shall have sold all the Registrable Shares, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its reasonable commercial efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

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(d)          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Notes (after deducting fees and expenses (including brokerage fees, legal fees and expenses and fees payable to the Escrow Agent)) for working capital and general corporate purposes.

(e)          Listings or Quotation.  The Company shall use its best efforts to maintain the listing or quotation of its Common Stock upon the OTCQB tier of the OTC marketplace.

(f)          Resales Absent Effective Registration Statement.  Each of the Buyers understands and acknowledges that (i) the Transaction Documents will, if applicable, require the Company to issue and deliver any Registrable Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) Buyer is aware that resales of such Registrable Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

(g)          Indemnification of Buyers and the Company. (i)  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Notes hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes (and, if applicable, the Registrable Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee or Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by the Company or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnitee against the Company or others, and any liabilities the Company may be subject to pursuant to law.

(ii)  In consideration of the Company’s execution and delivery of this Agreement and the sale of the Notes hereunder, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities, incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by the Buyer or (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Indemnitee against the Buyer or others, and any liabilities the Buyer may be subject to pursuant to law.

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(h)          Delivery of Notes and Other Transaction Documents.  Promptly after the Closing Date, but in no instance more than seven (7) business days after the Closing, the Company shall deliver to the Buyer(s), the Notes, in the respective amounts set forth on the Buyer Omnibus Signature Pages affixed hereto, together with fully-executed copies of this Agreement and the Security Agreement, each duly executed on behalf of the Company.

(i)          Company CEO.  Following the First Closing, the Company shall endeavor to locate and appoint a qualified President and Chief Executive Officer with commercial drug development experience, which such appointment shall be subject to the reasonable approval of the Company’s full Board of Directors and prior to the First Closing, Arthur H. Tinkelenberg shall no longer serve as the Company’s President and Chief Executive Officer.

(j)          Authority of Collateral Agent.  Buyer hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto, and grants and affirms the immunities and indemnities provided to the Collateral Agent Related Persons (as defined below) and their affiliates in the Security Agreement. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Agreement or otherwise exist against the Collateral Agent in its capacity as such. Buyer acknowledges that none of the Collateral Agent Related Persons has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Collateral Agent Related Person to Buyer. Buyer represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement and to invest in the Note. Buyer also represents that it will, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required by the Security Agreement or this Agreement to be furnished to the Buyer by the Collateral Agent, the Collateral Agent in its capacity as such shall not have any duty or responsibility to provide Buyer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Collateral Agent Related Persons. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder or under the Security Agreement, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

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5.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to the Buyer(s) at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)          Each Buyer shall have executed this Agreement and completed and executed the Investor Certification, the Investor Profile and the Anti-Money Laundering Information Form and delivered them to the Company, and the Buyer’s subscription to purchase Notes has been accepted by the Company in its sole and reasonable discretion.

(b)          The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Notes in respective amounts as set forth on the signature page(s) affixed hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)          The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the applicable Closing Date.

(d)          With respect to the First Closing, proceeds from the sale of the Notes of not less than the Minimum Amount shall be in escrow pursuant to the Escrow Agreement.

6.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer(s) hereunder to purchase the Notes at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions:

(a)          The representations and warranties of the Company contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

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(b)          The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Notes and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

(c)          The Buyers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers.

(d)         The Company shall have delivered to the Buyers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Notes, certifying the current versions of its Certificate of Incorporation and By-laws (or equivalent documents), certifying as to the good standing of the Company in the jurisdiction of its formation and in jurisdictions authorized to conduct business, and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

(e)           Legal Opinion.  Duane Morris LLP, counsel to the Company, shall deliver an opinion addressed to the Buyers and the Placement Agent, dated as of the date of the First Closing, in form and substance reasonably acceptable to the Buyers and Placement Agent.

7.           GOVERNING LAW: MISCELLANEOUS.

(a)          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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(b)          Irrevocable Subscription.  Each of the Buyers hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Buyer, except as required by applicable law, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Buyer is more than one person, the obligations of the Buyer hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

(c)          Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that the Company will, at the First Closing, pay $20,000 to the Placement Agent as a non-accountable expense allowance, pay the legal fees of Placement Agent’s counsel in the amount of $50,000, and reimburse Placement Agent’s counsel’s for its reasonable Offering expenses in the amount of up to $5,000.

(d)          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)          Severability.  The invalidity of any of the provisions of this Agreement shall not invalidate or otherwise affect any of the other provisions of this Agreement, which shall remain in full force and effect.

(g)          Entire Agreement, Amendments.  This Agreement together with the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein or therein. This Agreement may be amended only by an instrument in writing executed by the party to be charged with enforcement.

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(h)          Notices.  All notice and other communications hereunder which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc.
200 Cambridge Park Drive, Suite 2000
Cambridge, MA 02148
Attention: General Counsel

With a copy to:	Duane Morris LLP
(which shall not	1540 Broadway
constitute notice)	New York, NY 10036
Attention: Michael D. Schwamm, Esq.

If to the Buyer(s), to its address and facsimile number set forth on the Buyer Omnibus Signature Page affixed hereto. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(i)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement and its rights and obligations hereunder and under the Notes to an affiliated entity without the consent of any Buyer if simultaneously therewith the affiliated entity assumes the obligations of the Company under this Agreement.

(j)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)          Survival.  The representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3 shall survive the Closing for a period of twelve (12) months following the date on which all of the Notes are repaid in full. The covenants contained in Sections 4 and 7 shall survive for the maximum period permitted by law. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(l)          Publicity.  The Company shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

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(m)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)          Termination.  In the event that the First Closing shall not have occurred with respect to the Buyers on or before July 22, 2016 (subject to a fifteen day extension upon the mutual agreement of the Company and the Placement Agent) due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Buyer, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.

(o)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p)          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(q)          ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

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What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.	As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

(r)          Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Note and Security Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and such related agreements, it is hereby agreed that the execution by the Buyer of this Agreement, in the place set forth on the Buyer Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of this Subscription Agreement and the Security Agreement, with the same effect as if such separate but related agreement were separately signed.

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	Vice President of Finance,
Chief Accounting Officer and Treasurer

BUYERS:

The Buyers executing the Omnibus Signature Page attached hereto as Annex A and the documents annexed thereto and delivering the same to the Company or their agents shall be deemed to have executed this Subscription Agreement and agreed to the terms hereof.

To subscribe for Notes in the private offering of Enumeral Biomedical Holdings, Inc.:

1.	Date and Fill in the principal amount of Notes being purchased and Complete and Sign the Buyer Omnibus Signature Page of the Subscription Agreement, attached as Annex A.

2.	Initial the Investor Certification attached as Annex B.

3.	Complete and Sign the Investor Profile attached as Annex C.

4.	Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.

5.	Fax or email all forms and then send all signed original documents to:

CKR Law LLP
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Facsimile Number: 212.259.8200
Telephone Number: 212.259.7300
Attention: Kathleen L. Rush
Email: krush@ckrlaw.com

6.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the principal amount of Notes you are offering to purchase according to the following instructions:

Bank Name:	PNC Bank
Bank Address:	300 Delaware Avenue Wilmington, DE 19801
ABA/Routing #:	031100089
SWIFT Code:	PNCCUS33
Account Name:	Delaware Trust Company
Account Number:	5605012373
FFC:	Enumeral Biomedical Holdings, Inc. Subscription Escrow #2; Account # 79-2702
MUST INCLUDE THE SUBSCRIBER’S NAME

Annex A

Buyer Omnibus Signature Page

to

Subscription Agreement and

Security Agreement

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,1 2016 (the “Subscription Agreement”), between the undersigned, Enumeral Biomedical Holdings, Inc. (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Security Agreement (the “Security Agreement”), among the undersigned, the Company, the Collateral Agent and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Subscription Agreement and the Security Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase US$____________ principal amount of Notes (to be completed by the Buyer) under the Subscription Agreement.

BUYER (individual)	BUYER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:

Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

Dated: ________________________

1 Will reflect the Closing Date. Not to be completed by Buyer.

Annex B

ENUMERAL BIOMEDICAL HOLDINGS, INC.

INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of ENUMERAL BIOMEDICAL HOLDINGS, INC.

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (Each such person must check the appropriate box above and Annex - the Personal Investor Information Sheet below) .

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Annex B (cont’d)

For Non-U.S. Person Investors

(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.	the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

Annex C

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Investor Profile

(Must be completed by Investor)

Section–A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:

Joint Party Date of Birth:	Investment Experience (Years):

Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:                            _____ 15% or below                       _____ 25% - 27.5%                            _____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:                                                Home Fax:                                                  Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:                                               Bus. Fax:                                                      Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Promissory Note Delivery Instructions

____ Please deliver promissory note to the Employer Address listed in Section A.

____ Please deliver promissory note to the Home Address listed in Section A.

____ Please deliver promissory note to the following address:

Section C – Form of Payment – Wire Transfer

____ Wire funds from my outside account according to Section 1(a) of the Subscription Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature	Date

*        For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

Annex D

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:

YEARLY INCOME:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE ENTITIES:

YEARLY INCOME:____________ NET WORTH:____________

TYPE OF BUSINESS: ____________________________________

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

1.	IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUND. Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

EXHIBIT A

Form of Note

EXHIBIT B

Form of Security Agreement

Exhibit 10.3

ESCROW AGREEMENT

Escrow Agreement (the “Escrow Agreement”), dated as of the effective date (the “Effective Date”) set forth on Schedule 1 hereto (“Schedule 1”), by and among the corporation identified as the “Company” on Schedule 1 hereto (the “Company”), the limited liability company identified as the “Depositor” on Schedule 1 hereto (the “Depositor”), and Delaware Trust Company, as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, the Company seeks to complete a private placement offering (the “Offering”) of a minimum of $2,000,000 in net proceeds (the “Minimum Amount”) up to a maximum of $3,000,000 in net proceeds (the “Maximum Amount”) (subject to increase of an additional $500,000 in net proceeds (the “Over-Allotment Option Amount”) upon mutual agreement of the Company and Depositor) in principal amount of the Company’s 12% Senior Secured Promissory Notes (the “Notes”), at a purchase price of 100% (par) per Note (the “Purchase Price”), pursuant to the terms of a Subscription Agreement between the Company and the subscribers(s) set forth on the signature pages affixed thereto (the “Subscription Agreement”); and

WHEREAS, the Offering is being made on a reasonable best efforts basis until the Maximum Amount or Maximum Amount plus the Over-Allotment Option Amount is reached, pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and

WHEREAS, Notes may be offered through July 22, 2016 (the “Initial Offering Period”), which period may be extended for fifteen (15) days if agreed to by the Company and the Depositor (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”); and

WHEREAS, the Minimum Amount of subscriptions for Notes is needed to complete the initial closing under the Offering (the “Initial Closing”) and such Initial Closing is also subject to the satisfaction of other closing conditions (collectively, the “Initial Closing Conditions”); and

WHEREAS, after the Initial Closing, the Company and the Depositor may mutually agree to continue the Offering until the Maximum Amount or Maximum Amount plus the Over-Allotment Option Amount has been reached or the end of the Offering Period, whichever is earlier, and subsequent closings (each, a “Subsequent Closing”) may take place on an intermittent basis, as deemed practical by the Company and the Depositor, conditioned on the receipt of acceptable subscriptions (this requirement for the receipt of acceptable subscriptions, together with certain other conditions to closing, are collectively referred to as the “Subsequent Closing Conditions”); and

WHEREAS, the subscribers in the Offering (the “Subscribers”), in connection with their intent to purchase Notes in the Offering, shall execute and deliver the Subscription Agreement and certain related documents memorializing the Subscribers’ agreements to purchase and the Company’s agreement to sell the number of Notes set forth therein at the Purchase Price; and

WHEREAS, the parties hereto desire to provide for the safekeeping of the Escrow Deposit (as defined below) until such time as the Escrow Deposit is released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the Escrow Deposit deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.          Appointment.  The Company and Depositor hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.          Escrow Fund.  On or before the Initial Closing, or on or before any Subsequent Closing with respect to the Notes sold after the Initial Closing, each Subscriber shall have delivered to the Escrow Agent the full Purchase Price for the total number of Notes subscribed for by such Subscriber by check sent to the Escrow Agent at its address set forth on Schedule 1 hereto, or by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth on Schedule 2 hereto, to the account of the Escrow Agent referenced on Schedule 2 hereto. All funds received from the Subscribers in connection with the sale of the Notes in the Offering shall be deposited with the Escrow Agent (the “Escrow Deposit”). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Escrow Fund”) as directed in Section 3 hereto.

3.          Investment of Escrow Fund.  During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 hereto, or such other investments as shall be directed jointly in writing by the Company and the Depositor and as shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments may be executed through broker-dealers selected by the Escrow Agent. Periodic statements will be provided to the Company and the Depositor reflecting transactions executed on behalf of the Escrow Fund. The Company and the Depositor, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 hereto, or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund. The Escrow Agent may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Escrow Agent is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

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4.          Disposition and Termination.  The Depositor and the Company agree to notify the Escrow Agent in writing of any valid revocations and the Initial Closing date of the Offering. Additionally, subsequent to an Initial Closing, the Depositor and the Company agree to notify the Escrow Agent in writing of Subsequent Closing dates, if any, and of the termination of the Offering. Upon receipt of such written notification(s), the following procedures will take place:

(i)	Release of Escrow Fund upon Initial Closing. Prior to the Initial Closing, the Company and the Depositor shall deliver to the Escrow Agent joint written instructions executed by a duly authorized executive officer of each of the Company and the Depositor (“Instructions”), which Instructions shall provide the day designated as the Initial Closing date, and shall specify the time and payment instructions, including the address and tax identification number of each payee, of the Escrow Fund, including with respect to placement fees that may be disbursed to the Depositor or to any other placement agent or selected dealer with respect to the Offering. Further, the Instructions shall include an acknowledgement and agreement from the Company and the Depositor that as of the Initial Closing date, the Initial Closing Conditions have been or will be fully satisfied. The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the Escrow Fund (without interest).

(ii)	Release of Escrow Fund upon a Subsequent Closing. Prior to a Subsequent Closing, the Company and the Depositor shall deliver Instructions to the Escrow Agent, which Instructions shall provide the day designated as the Subsequent Closing date, and acknowledge and agree that as of the Subsequent Closing date the Subsequent Closing Conditions have been or will be fully satisfied and shall specify the time and payment instructions, including the address and tax identification number of each payee, of the Escrow Fund, including with respect to placement fees that may be disbursed to the Depositor or to any other placement agent or selected dealer. The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the then Escrow Fund (without interest).

(iii)	Release of Escrow Fund on Termination of Offering. In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of each of the Company and the Depositor indicating that the Offering has been terminated prior to the Initial Closing and designating a termination date, the Escrow Agent shall return to each Subscriber, the Purchase Price (without interest and deduction) delivered by such Subscriber to the Escrow Agent. The Company and the Depositor shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Subscriber whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Exercise Price more than three (3) business days following receipt by the Escrow Agent of such delivery instructions).

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(iv)	Return of Escrow Fund on Rejection of Subscription. In the event the Company determines it is necessary or appropriate to reject the subscription of any Subscriber for whom the Escrow Agent has received an Escrow Deposit, the Company shall deliver written notice of such event to the Escrow Agent and the Depositor which notice shall include the time and payment instructions, including the address and tax identification number of each payee, for the return to such Subscriber of the Purchase Price delivered by such Subscriber. The Escrow Agent shall deliver such funds (without interest and deduction) pursuant to such written notice.

(v)	Return of Escrow Fund on Revocation of Subscription. In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of each of the Company and the Depositor indicating that any subscription has been revoked prior to the Initial Closing, pursuant to the subscription agreement between the Company and the relevant Subscriber, the Escrow Agent shall return to such revoking Subscriber, the Purchase Price (without interest and deduction) delivered by such Subscriber to the Escrow Agent. The Company and the Depositor shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Subscriber whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than three (3) business days following receipt by the Escrow Agent of such delivery instructions).

(vi)	Delivery Pursuant to Court Order. Notwithstanding any provision contained herein, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Fund in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

Upon delivery of the Escrow Fund by the Escrow Agent (i) to the Company following the Initial Closing, if there are to be no Subsequent Closings, (ii) to the Company following the final Subsequent Closing, or (iii) to the Subscribers upon termination of the Offering prior to the Initial Closing, as the case may be, and in each case notice of termination of the Offering having been delivered by the Company and the Depositor to the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

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5.          Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or Depositor. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.          Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving ten (10) Business Days (as defined below) advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

7.          Fees.  The Company agrees to (i) pay the Escrow Agent upon the Closing and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 4 hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Escrow Agent is authorized to deduct such fees from the Escrow Fund at the time of the Initial Closing without prior authorization from the Company or the Depositor. In the event that the Offering is terminated prior to the Initial Closing, the Company agrees to pay the Escrow Agent the Review Fee and the Acceptance Fee as described in Schedule 4 hereto.

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8.          Indemnity.  The Company shall indemnify and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Company and/or the Depositor, except to the extent that (x) its following any such instruction or direction is in violation of the terms hereof or (y) such loss, liability or expense is due to the gross negligence or willful misconduct of a Depositor, in which case such Depositor shall be the indemnifying party hereunder. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

9.          TINs.  The Company and the Depositor each represent that its correct TIN assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1 hereto. No interest shall be payable under the Escrow Agreement. Unless otherwise indicated in writing by the Company and the Depositor, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Company and the Depositor and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by Company and/or the Depositor, as applicable, including but not limited to any applicable reporting or withholding pursuant to the Foreign Account Tax Compliance Act (“FATCA”).  The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Fund.    The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution..

10.         Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i)	upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(ii)	on the next Business Day (as defined herein) if sent by overnight courier; or

(iii)	four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 hereto or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

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Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 hereto is authorized or required by law or executive order to remain closed.

11.         Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Depositor to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12.         Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties, which consent shall not be unreasonably withheld. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Escrow Agreement as of the date set forth in Schedule 1.

Delaware Trust Company
as Escrow Agent

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

COMPANY:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	VP of Finance, Chief Accounting Officer

DEPOSITOR:

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Name:	Michael A. Silverman
Title:	Managing Director

Schedule 1

Effective Date:	July 7, 2016

Name of Company:	Enumeral Biomedical Holdings, Inc.

Company Notice Address:	200 Cambridge Park Drive, Suite 2000
Cambridge, MA 02140

Facsimile:	617-945-9148

Company TIN:	99-0376434

With a copy to:	Duane Morris LLP
1540 Broadway
New York, NY 10036
Attn: Michael D. Schwamm

Facsimile:	212 208 4451

Name of Depositor:

Depositor:	Katalyst Securities LLC
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attn: Michael A. Silverman

Depositor TIN:	23-3071873

With a copy to:	CKR Law LLP
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attn: Scott Rapfogel

Facsimile:	(212) 259-8200

and

With a copy to:	Barbara J. Glenns, Esq.
(which shall not	30 Waterside Plaza, Suite 25G
constitute notice)	New York, NY 10010

Facsimile:	(212) 689-6578

Escrow Deposit:	Up to net of $3,500,000, in whole or in parts

Security:	12% Senior Secured Promissory Notes

Purchase Price:	100% (par) per Note

Investment:

☐	Goldman Sachs Financial Square Funds Prime Obligations Fund Service Shares (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian. The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services Escrow Agent is providing to and the fees it receives from Goldman Sachs; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a Goldman Sachs Financial Square Funds Prime Obligations Fund Service Shares prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.

☐	Such other investments as Company, Depositor and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the Company and the Depositor and accepted by the Escrow Agent.

☒	The funds shall not be invested.

Escrow Agent notice address:

Delaware Trust Company
2711 Centerville Road
One Little Falls Centre
Wilmington, DE 19808
Attention: Alan R. Halpern
Fax No.: 302-636-8666

Escrow Agent’s compensation:  See Appended Schedule 4.

Schedule 2

Wire Instructions

PNC Bank

300 Delaware Avenue

Wilmington DE 19899

ABA# 031100089

SWIFT Code: PNCCUS33

Account Name:  Delaware Trust Company

Account Number:  5605012373

FFC:  ENUMERAL BIOMEDICAL HOLDINGS, INC. Subscription Escrow #2; Account # 79-2702

MUST INCLUDE THE SUBSCRIBER’S NAME

Schedule 3

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Company:

	Name	Telephone Number(s)

1.	Kevin G. Sarney	617-674-1872

2.	Matthew A. Ebert	617-800-0610

If to Depositor:

	Name	Telephone Number(s)

1.	Michael A. Silverman	917-696-1708

2.	Barbara J. Glenns	212-689-6153

Telephone call-backs may be made to the Company and the Depositor if joint instructions are required pursuant to this Escrow Agreement.

Schedule 4

REVIEW FEE:

For initial examination of the Escrow Agreement and all supporting documents. This is a one-time fee payable upon execution of the agreement.

$500.00

ACCEPTANCE FEE:

For initial services associated with establishing the Escrow Account. This is a one-time fee payable upon execution of the agreement.

$500.00

ANNUAL ADMINISTRATION FEE:

An annual charge or any portion of a 12-month period thereof. This fee is payable 45 days after the opening of the Escrow Account or prior to the final disbursement of the Escrow Fund, whichever event occurs first, and in advance of the annual anniversary date thereafter. This charge is not prorated for the first year. There is an additional annual charge of $250.00/subaccount opened.

$1,500.00 covering up to 100 deposits. There will be an additional administration fee of $750.00 for each block of 50 deposits over the initial 100 deposits.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $50.00/international wire initiated

Checks Cut: $10.00/check cut

Securities Purchase (Buy and Sell): $50.00/transaction

Returned Check: $30.00/returned item

Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule.

Exhibit 10.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Security Agreement”) is made as of July 29, 2016 by and among Enumeral Biomedical Holdings Inc. (the “Company”) and its subsidiary, Enumeral Biomedical Corp. (the “Subsidiary”), each a Delaware corporation, and each with offices at 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140 (collectively, the “Grantors”); each “Buyer” named in the Omnibus Signature Page(s) to the Subscription Agreement of even date herewith (the “Subscription Agreement”) between the Company and the Buyers, relating to the Company’s 12% 2016 Senior Secured Promissory Notes (the “Notes”); and Intuitive Venture Partners, LLC, in its capacity as the Collateral Agent for the Noteholders (in such capacity, the “Collateral Agent”).

RECITALS

The Buyers have agreed to make a secured loan to the Company, evidenced by the Notes. The Notes provide that the Notes are to be secured by all the intellectual property rights of the Grantors. Accordingly, the Grantors will grant to each Holder (as defined in the Notes) (each a “Noteholder”) a security interest in the Collateral (as defined herein).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Notes, Grantors hereby represent, warrant, covenant and agree as follows:

“Intellectual Property” means:

(a)(i) all the patent applications listed in Schedule 2 appended hereto; (ii) any and all future-filed patent applications in any jurisdiction whether or not the future-filed applications claim priority from any patent application listed in Schedule 2; (iii) any and all patents that issue from any patent application specified in clauses (i) or (ii) above (collectively the “Schedule 2 Patents”);

(b)(i) all registered trademarks listed in Schedule 2; (ii) any and all future trademark applications in any jurisdiction whether or not the future trademark applications claim priority from any trademark listed in Schedule 2; (iii) any and all trademarks registered on the basis of any trademark specified in clause (i) or (ii) above (collectively the “Schedule 2 Trademarks”);

(c) “Patents”, meaning any United States or foreign: (i) issued patents (whether utility, design, or plant), patent applications, or certificates of invention in any IP Filing Office, (ii) continuations, continuations-in-part, divisions, extensions, reissuances, or reexaminations of a patent or patent application in any IP Filing Office, (iii) inventions described and claimed in any patent or patent application, and (iv) rights throughout the world analogous to the foregoing;

(d) “Trademarks”, meaning any United States or foreign: (i) trademarks, service marks, certification marks, trade names, or other types of source identifier, whether arising under a statute or under common law, and whether registered or unregistered, (ii) corporate and company names, business names, trade styles, designs, logos, or trade dress, (iii) the goodwill of the business connected with the use of or symbolized by the trademark or service mark, (iv) any registrations, renewals, applications, and other filings for any trademarks in any IP Filing Office, and (v) rights throughout the world analogous to the foregoing;

(e) “Other Intellectual Property”, meaning any intellectual property recognized under or established by the laws of any jurisdiction other than a Patent or Trademark, whether statutory or common law, registered or unregistered, published or unpublished, including, but not limited to: (i) a mask work (i.e., a layered blueprint of the circuitry in a computer chip as protected under Chapter 9 of Title 17 of the United States Code); (ii) a trade secret or other proprietary or confidential information or data: (iii) rights with respect to software, programming codes, inventions, technical information, procedures, designs, design registrations, know-how, data and databases, processes, models, drawings, plans, specifications, and records; and (iv) know-how, sequence information, data, knowledge and information including chemical manufacturing data, specifications, formulations, testing and development data and tools for the discovery and development of products and technology data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries;

(f) “IP Licenses”, meaning any agreements, whether or not styled as a “license,” (i) that grant a Person an exclusive or nonexclusive license or other right to use or exercise rights in Intellectual Property other than software to the extent the software constitutes “goods” under section 9-102(a) of the UCC, or (ii) that obligate a Person to refrain from using or enforcing any Intellectual Property, including settlements, consents-to-use, non-assertion agreements, and covenants-not-to-sue; and

(g) “IP-Related Rights”, meaning, for any Schedule 2 Patent, Schedule 2 Trademark, Patent, Trademark, Other Intellectual Property, or IP License, any (i) rights to royalties, revenues, income, or other payments arising therefrom, and (ii) all other accrued and unaccrued causes of action (whether in contract, tort, or otherwise) or rights to claim, sue or collect damages for, or enjoin or obtain other legal or equitable relief for, an infringement, misuse, misappropriation, dilution, violation, unfair competition, or other impairment (whether past, present, or future) thereof, including expired items.

“Majority Holders” means a Noteholder or the Noteholders then holding in excess of 50% of the aggregate unpaid principal amount of the Notes.

“UCC” means the Uniform Commercial Code as in effect on the date of this Security Agreement, and as amended from time to time, of the State of New York; provided that if, by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection, and the priority of the security interest granted hereby in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection, effect of perfection or non-perfection, or priority.

1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantors’ present or future obligations under the Notes and the other Transaction Documents (the “Obligations”), Grantors hereby grant to the Noteholders, for their ratable benefit, a security interest in all of Grantors’ right, title and interest in and to the Intellectual Property, whether now owned or existing or hereafter acquired or arising, and regardless of where located (hereinafter collectively called the “Collateral”).

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Notwithstanding the foregoing, the term “Collateral” shall not include any contract, instrument or chattel paper in which a Grantor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of a Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereof; provided, however, that the foregoing exclusion shall not apply if (y) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (z) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all its rights, title and interest in and to such contract, instrument or chattel paper as of such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair of otherwise affect the Noteholders’ unconditional continuing security interest in and to all rights, title and interests of a Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper. In addition, no security interest shall be created in or apply to, and the definition of Collateral shall exclude, the actual intellectual property licensed to the Company or its Subsidiary by a third party to the extent that applicable law or the applicable license expressly prohibits the grant thereof, including the actual intellectual property licensed from the Massachusetts Institute of Technology under an exclusive patent license agreement dated April 15, 2011, and all amendments thereto (the “MIT License”) to the extent that applicable law or the applicable license expressly prohibits the grant thereof.

2. Covenants and Warranties. Grantors represent, warrant, covenant and agree as follows:

(a) Each Grantor is the sole owner of all right, title and interest in and to the Collateral, and no security interests or liens presently exist with respect to the Collateral.

(b) Performance of this Security Agreement does not and will not conflict with or result in a breach of any material agreement to which Grantors are bound.

(c) During the term of this Security Agreement, Grantors will not transfer or otherwise encumber any interest in the Collateral, except as otherwise permitted in this Security Agreement and except as may be approved by the Majority Holders;

(d) To their knowledge, the Collateral is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing that any part of the Collateral violates the rights of any third party;

(e) All Patents and Trademarks owned by the Grantors as of the effective date of this Security Agreement are listed in Schedule 2.

(f) Grantors shall advise the Collateral Agent of any subsequent ownership right of the Grantors in or to any Collateral;

(g) Grantors shall (i) protect, defend and maintain the validity and enforceability of the Collateral material to Grantors’ business, (ii) use reasonable commercial efforts to detect infringements of the Collateral, and promptly advise the Collateral Agent in writing of material infringements detected and (iii) not allow any Collateral, material to Grantors’ business, to be abandoned, forfeited or dedicated to the public without the written consent of the Majority Holders, which shall not be unreasonably withheld, conditioned, or delayed, unless Grantors determine that reasonable business practices suggest that abandonment is appropriate.

(h) Grantors shall take such further actions as the Collateral Agent or the Majority Holders may reasonably request from time to time to perfect or continue the perfection of the Noteholders’ interest in the Collateral;

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(i) This Security Agreement creates, and in the case of after-acquired Collateral this Security Agreement will create, at the time Grantors first have rights in such after-acquired Collateral, and the Collateral Agent or the Noteholders have taken all actions required for perfection, in favor of the Noteholders, a valid and perfected first priority security interest and collateral assignment in the Collateral in the United States securing the payment and performance of the Obligations;

(j) To its knowledge, except for, and upon, the filing of UCC financing statements, or other notice filings or notations in appropriate filing offices, including the United States Patent and Trademark office, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantors of the security interest granted hereby, or for the execution, delivery or performance of this Security Agreement by Grantors in the U.S. or (ii) for the perfection in the United States or the exercise by the Noteholders of their rights and remedies thereunder;

(k) To the best of Grantors’ knowledge, all information heretofore, herein or hereafter supplied to the Collateral Agent or the Noteholders by or on behalf of Grantors with respect to the Collateral is true and correct in all material respects;

(l) Grantors shall not enter into any agreement after the date hereof that would materially impair or conflict with Grantors’ obligations hereunder without the Collateral Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Except as permitted under the Notes, Grantors shall not permit the inclusion in any material contract to which it becomes a party after the date hereof of any provisions that could or might in any way prevent the creation of a security interest in Grantors’ rights and interest in any property included within the definition of the Collateral acquired under such contracts;

(m) Grantors shall not amend, modify or limit any terms of the Note or this Security Agreement without the consent of the Majority Holders or assert the invalidity of the Note or this Security Agreement;

(n) Grantors shall not assert that the MIT License limits any rights or interests in the Collateral or otherwise limits any terms of the Note or this Security Agreement; and,

(o) Grantors shall file any and all UCC financing statements and notices to perfect Noteholder’s interests and create a valid first priority security interest in any after-acquired Collateral.

3. Noteholders’ Rights. The Collateral Agent and the Majority Holders shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that the Grantors are required to take under this Security Agreement, but which Grantors fail to take in a timely manner after ten (10) days’ written notice to Grantors (except if an Event of Default (as defined below) has occurred and is continuing, in which case no notice shall be required). Grantors shall reimburse and indemnify the Collateral Agent and the Noteholders for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 3.

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4. Further Assurances; Attorney in Fact.

(a) On a continuing basis, Grantors will, upon reasonable request by the Collateral Agent or the Majority Holders, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be requested by the Collateral Agent or the Majority Holders, to perfect the Noteholders’ security interest in all Patents and Trademarks and otherwise to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to the Noteholders the grant or perfection of a security interest in all Collateral, provided that Grantors shall not be required to register any Collateral that Grantors determines, consistent with reasonable business practice, need not be registered.

(b) Grantors appoint the Collateral Agent as Grantors’ attorney-in-fact, with full authority in the place and stead of Grantors and in the name of Grantors, the Noteholders or otherwise, from time to time in the Collateral Agent’s discretion, upon Grantors’ failure or inability to do so, to take any action and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement, including:

(i) To modify, in its sole discretion, this Security Agreement without first obtaining Grantors’ approval of or signature to such modification by amending Schedule 2, as appropriate, to include reference to any right, title or interest in any Patents or Trademarks acquired by Grantors after the execution hereof or to delete any reference to any right, title or interest in any Patents or Trademarks Works in which Grantors no longer have or claim any right, title or interest; and

(ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Collateral, without notice to Grantors, with all appropriate jurisdictions, as the Collateral Agent deems appropriate, in order to perfect or protect the Noteholders’ interest in the Collateral.

5. Events of Default. The occurrence of an Event of Default under the Notes shall constitute an event of default (an “Event of Default”) under this Security Agreement.

6. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholders or the Collateral Agent, for the benefit of the Noteholders, shall have the right to exercise all the remedies of a secured party under Article 9 of the Uniform Commercial Code, including without limitation the right to require Grantors to assemble the Collateral and any tangible property in which the Noteholders have a security interest and to make it available to the Noteholders or the Collateral Agent at a place designated by the Majority Holders or the Collateral Agent. The Noteholders or the Collateral Agent, for the benefit of the Noteholders, shall have a nonexclusive, royalty free license to use the Collateral to the extent reasonably necessary to permit the Noteholders or the Collateral Agent, for the benefit of the Noteholders, to exercise their rights and remedies upon the occurrence and during the continuance of an Event of Default. Grantors will pay any expenses (including reasonable attorney’s fees) incurred by the Noteholders or the Collateral Agent in connection with the exercise of any of the Noteholders’ rights hereunder, including without limitation any expense incurred in disposing of the Collateral in accordance with the terms hereof. All of the Noteholders’ (and the Collateral Agent’s, for the benefit of the Noteholders) rights and remedies with respect to the Collateral shall be cumulative.

7. Indemnity.

(a)          Grantors agree to defend, indemnify upon demand and hold harmless (i) the Noteholders and their respective affiliates, and their respective officers, directors, employees, agents and attorneys-in-fact and (ii) the Collateral Agent Related Persons (as defined below) (each an “Indemnified Person”) against any and all Indemnified Liabilities (as defined below), except for any portion of such Indemnified Liabilities arising from or out of an Indemnified Person’s gross negligence or willful misconduct. The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.

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(b)          The Noteholders shall indemnify upon demand and hold harmless the Collateral Agent Related Persons (to the extent not reimbursed by or on behalf of any Grantor and without limiting the obligation of each Grantor to do so), pro rata, from and against any and all Indemnified Liabilities, except for any portion of such Indemnified Liabilities resulting solely from such Collateral Agent Related Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Noteholder shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Security Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of any Grantor. Notwithstanding the foregoing, no Noteholder shall be required to pay, in total under this paragraph and any similar provision in any other Transaction Document, any amount in excess of the total gross purchase price of the Notes purchased by such Noteholder. The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.

(c)          “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Collateral Agent) be imposed on, incurred by or asserted against any Indemnified Person or Collateral Agent Related Person (as the case may be) in any way relating to or arising out of this Security Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Indemnified Person or Collateral Agent Related Person (as the case may be) under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Security Agreement or the Notes or the other Transaction Documents or the use of the proceeds thereof, whether or not any Indemnified Person or Collateral Agent Related Person (as the case may be) is a party thereto.

8. Termination. At such time as Grantors shall completely repay the Obligations, the Collateral Agent shall execute and deliver to Grantors all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Majority Holders, no Grantor may assign this Security Agreement or any of its rights under this Security Agreement or delegate any of its duties or obligations under this Security Agreement, and any such attempted assignment or delegation shall be null and void.

9. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

10. Amendments. This Security Agreement may be amended only by a written instrument signed by the Grantors and Majority Holders.

11. Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

12. Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law.

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Each party agrees that any legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Security Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

GRANTORS, THE NOTEHOLDERS AND THE COLLATERAL AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13. Confidentiality. In handling any confidential information, the Noteholders and the Collateral Agent shall exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made: (i) to the Noteholders or affiliates in connection with their present or prospective business relations with Grantors; (ii) to prospective transferees or purchasers of any interest in the Notes (provided, however, the Noteholders shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with the Noteholders’ or the Collateral Agent’s examination or audit; and (v) as the Noteholders or the Collateral Agent consider appropriate in exercising remedies under this Security Agreement. Confidential information does not include information that either: (a) is in the public domain or in the Noteholders’ or the Collateral Agent’s possession when disclosed to such person, or becomes part of the public domain after disclosure to the Noteholders or the Collateral Agent through no fault of such person; or (b) is disclosed to the Noteholders or the Collateral Agent by a third party, if such person reasonably does not know that the third party is prohibited from disclosing the information.

14. The Collateral Agent.

(a)          Delegation of Duties. The Collateral Agent may execute any of its duties under this Security Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

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(b)          Liability of Collateral Agent. None of the Collateral Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Security Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Noteholders for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Security Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Security Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any other Transaction Document, or for any failure of any other party to this Security Agreement or any other Transaction Document to perform its obligations hereunder or thereunder. No Collateral Agent Related Person shall be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(c)          Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company or any Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Security Agreement or any other Transaction Document in accordance with a request or consent of the Majority Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Noteholders.

(d)          Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Noteholders, unless the Collateral Agent shall have received written notice from a Noteholder or the Company or any Grantor referring to this Security Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent will notify the Noteholders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Holders in accordance with this Security Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Noteholders.

8

(e)          Collateral Agent in Individual Capacity. Any Collateral Agent Related Person may engage in transactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Company or any Grantor and their affiliates, including purchasing and holding Notes, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Noteholders. the Noteholders acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Company or any Grantor and their affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any Grantor and their affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Security Agreement as any other Noteholder and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Noteholder” and “Noteholders” include any such Collateral Agent Related Person in its individual capacity.

(f)           Successor Collateral Agent. The Collateral Agent may, and at the request of the Majority Noteholders shall, resign as Collateral Agent upon thirty (30) days’ notice to the Noteholders. If the Collateral Agent resigns under this Security Agreement, the Majority Holders shall appoint from among the Noteholders a successor agent for the Noteholders, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Noteholders and the Company, a successor agent from among the Noteholders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement. If no successor agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Noteholders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.

*** Remainder of this page intentionally left blank ***

9

Agreed, as of the date first set forth above:

Grantors:

Enumeral Biomedical Holdings, Inc.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

Enumeral Biomedical Corp.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	Vice President of Finance and Treasurer

Collateral Agent:

Intuitive Venture Partners, LLC

By:	/s/ Aaron Segal
Name:	Aaron Segal
Title:	Partner

[THE NOTEHOLDERS SIGN BY EXECUTING BUYER OMNIBUS

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT]

10

Schedule 1

1.          Grantor Information:

Grantors

Enumeral Biomedical Holdings, Inc.	Enumeral Biomedical Corp.
a Delaware corporation	a Delaware Corporation
Organizational I.D. Number:	Organizational I.D. Number:
Tax ID: 99-0376434	Tax ID: 27-1509860

Executive Offices Address:	Executive Offices Address:

200 Cambridge Park Drive, Suite 2000	200 Cambridge Park Drive, Suite 2000
Cambridge, Massachusetts	Cambridge, Massachusetts

2.     Licenses of the Collateral: Definitive License and Transfer Agreement between the Company and Pieris Pharmaceuticals, Inc. (Boston MA) and Pieris Pharmaceuticals GmbH (Friesing, Germany) dated June 6, 2016.

11

Schedule 2

Enumeral Patents

Subject	Jurisdiction	Application Number	Filing Date	Status	Patent No.
PD-1 Antibodies	US	62/095,675	22 Dec 2014	Converted provisional
PD-1 Antibodies	US	62/220,199	17 Sep 2015	Converted provisional
PD-1 Antibodies	US	62/251,082	04 Nov 2015	Converted provisional
PD-1 Antibodies	US	62/261,118	30 Nov 2015	Converted provisional
PD-1 Antibodies	US	14/975,769	19 Dec 2015	Pending
PD-1 Antibodies	US	15/152,192	11 May 2016	Pending
PD-1 Antibodies	PCT	PCT/US2015/066954	19 Dec 2015	Pending
PICTURE (cellular response profiling)	US	62/095,704	22 Dec 2014	Converted provisional
PICTURE (cellular response profiling)	PCT	PCT/US2015/066955	19 Dec 2015	Pending
Microarray handling devices	US	15/061,718	4 Mar 2016	Pending
TIM-3 Antibodies	US	62/306,401	10 Mar 2016	Provisional

Enumeral Trademarks

Mark	Jurisdiction	Application Number	Filing Date	Status	Registration Number	Registration Date
ENUMERAL	US	86613661	29 Apr 2015	Registered	4,866,434	8 Dec 2015
THE HUMAN APPROACH	US	86613591	29 Apr 2015	Registered	4,866,427	8 Dec 2015
THE POWER OF HUMAN	US	86613629	29 Apr 2015	Registered	4,866,429	8 Dec 2015
PICTURE	US	86613651	29 Apr 2015	Registered	4,884,761	12 Jan 2016

12

 Exhibit 10.8

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

CONFIDENTIAL

September 21, 2016

Wael Fayad

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Dear Wael:

Through this offer letter (the “Letter Agreement”), Enumeral Biomedical Holdings, Inc. (with its subsidiaries, “Enumeral” or the “Company”) is pleased to offer you the position of Chairman, President and Chief Executive Officer commencing on or about September 21, 2016 (the “Effective Date”). As President and Chief Executive Officer, you will report to and be subject to the supervision of the Board of Directors of the Company (the “Board”). The Company is employing you on a full time basis and you shall devote your full time diligent professional efforts to the performance of your duties as Chairman, President and Chief Executive Officer of the Company. In your capacity as the Company’s Chairman, President and Chief Executive Officer, you will engage in activities related to Enumeral’s business objectives, as has been discussed with you by the members of the Board. The preceding will not be deemed to prevent you from serving on the boards of other entities that do not compete with the Company’s business and that do not entail material time commitments. You will adhere to the business policies of the Company in the performance of your duties, including without limitation as set forth in the Company’s Employee Handbook and as the Company may otherwise or additionally establish.

You will receive a base salary at the rate of $325,000 per annum (the “Base Salary”), payable in semi-monthly installments and subject to applicable deductions and withholdings. At the discretion of the independent members of the Board or the Compensation Committee thereof (the “Committee”), you will also be eligible to earn a target bonus of up to 50% of your Base Salary, payable in cash, within 75 days following the end of each fiscal year during the term of employment, based on achievement of corporate objectives, achievement of your objectives and Company’s finances (and ability to pay any such bonus), all as determined by the Committee or the independent members of the Board and as set forth in writing (and calculated on a pro rata basis for any period of less than a full calendar year that you are employed by the Company).

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

You will work at the Company’s Cambridge, Massachusetts facility, but you will not be required to permanently relocate at this time. The Company will reimburse you for appropriate travel and hotel/temporary housing expenses in connection with your work in the Company’s Cambridge, Massachusetts facility. In the event that you and the Board subsequently determine that it is in the best interest of the Company for you to relocate to Massachusetts, the Company will negotiate a relocation package with you.

Subject to the approval of the independent members of the Board or the Committee, the Company shall issue to you stock options to purchase 2,600,000 shares of the common stock of the Company (the “Common Stock”), with a grant date price per share equal to the fair market value of one share of Common Stock as of the date of grant (i.e., the closing sale price of one share of Common Stock on the date of grant as reported on the OTC Markets, or, if there is no such sale on that date, then on the last previous day on which there was such a sale) (the “Options”). 850,000 of the Options shall be issued under the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and 1,750,000 shall be issued subject to the terms and conditions provided in Exhibit A. The Options issued under the 2014 Plan shall be treated as incentive stock options to the maximum extent permitted by applicable law.

Subject to approval of the Board or the Committee, the Options will vest as follows:

(a) 100,000 of the Options issued to you under the 2014 Plan shall vest and become exercisable in full upon grant;

(b) 750,000 of the Options issued to you under the 2014 Plan shall vest and become exercisable upon the Company entering into a collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least $* in upfront fees upon signing;

(c) 750,000 of the remaining Options shall vest and become exercisable upon the Company entering into a second (i.e., in addition to the agreement referenced in (b) above) collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least $* in upfront fees upon signing; provided that, in the event that the Company enters into collaboration and/or licensing agreement(s) with one or more corporate partners on terms acceptable to the Board that collectively provide the Company will receive at least an aggregate of $* in upfront fees upon signing, all of the Options listed in (b) and (c) of this paragraph shall vest and become exercisable; and

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

(d) the remaining 1,000,000 Options shall vest and become exercisable upon the closing of one or more equity financing transactions on terms acceptable to the Board with aggregate gross proceeds to the Company of at least $* (which may include proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering); provided that, in the event the Company raises at least $* in one or more transactions (including proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering), with at least $* of the $* raised through non-dilutive collaboration and/or licensing agreements, all of the Options listed in (b), (c) and (d) above shall vest and become exercisable. For the avoidance of doubt, in all cases the Options shall vest only in the event that you remain employed by the Company in good standing at the time of any such event that triggers the vesting of Options set forth above.

Upon the achievement of the milestones listed in both (b) and (c) in the paragraph above, or, if earlier, upon the achievement of the milestone listed in (d) in the paragraph above, the Company will negotiate a new employment agreement with you.

For the avoidance of doubt, (i) if while you are employed as Chairman, President and Chief Executive Officer, the Company achieves the milestones listed in both (b) and (c) in the paragraph above, or, if earlier, upon the achievement of the milestone listed in (d) in the paragraph above, and (ii) following such funding achievement your employment with the Company is subsequently involuntarily terminated without Cause (as defined below), then the Company will pay you your Base Salary for a period of twelve (12) months following the date of the notice of termination (the “Severance Benefits”); provided, that you continue to comply with and not breach the terms of this Agreement (including the Obligations Agreement) and that you enter into, comply with, and do not breach the terms of a termination and release agreement in a form acceptable to the Company (the “Release Agreement”); and provided further that in the event of noncompliance or breach of this Agreement, the Obligations Agreement or the Release Agreement, all severance payments shall immediately be terminated.

For the purposes of this Agreement, “Cause” shall be determined by the Board of the Company acting in good faith and shall mean any of the following:

(i)	your conviction by a court of competent jurisdiction of any felony involving dishonesty, breach of trust or misappropriation or your entering of a plea of nolo contendre thereto;

(ii)	your commission of an act of fraud upon, or breaching your duty of loyalty to, the Company or any of its subsidiaries;

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

(iii)	your conviction for willful violation of any law, rule or regulation governing the operation of the Company or any of its subsidiaries which is punishable by imprisonment for six (6) months or more;

(iv)	your substantial and continuing failure or refusal, after seven (7) days’ written notice thereof, to perform your job duties and responsibilities which failure or refusal is committed in bad faith (other than failure or refusal resulting from incapacity due to physical disability or mental illness);

(v)	your breach of this Agreement (including the Obligations Agreement attached hereto), which breach continues for more than seven (7) days after written notice has been given to you, such notice setting forth in reasonable detail the nature of such breach; or

(vi)	your deliberate and willful disregard of the written rules or policies of the Company, which result in a material and substantial loss, damage or injury to the Company.

In the event a Change of Control (as defined below) occurs within the first six (6) months following the Effective Date, and your employment with the Company is terminated in connection with such Change of Control (and provided that you are not at that time entitled to the Severance Benefits set forth above), then the Company will pay you your Base Salary for a period of six (6) months following the date of the notice of termination; provided, that you continue to comply with and not breach the terms of this Agreement (including the Obligations Agreement) and that you enter into, comply with, and do not breach the terms of the Release Agreement; and provided further that in the event of noncompliance or breach of this Agreement, the Obligations Agreement or the Release Agreement, all severance payments shall immediately be terminated.

For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if any of the following conditions have occurred:

(i)	the merger or consolidation of the Company with another entity, where, immediately after the merger or consolidation:

a.	the Company's stockholders immediately prior to the merger or consolidation beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”)), directly or indirectly, less than fifty percent (50%) of the of the voting shares of the surviving entity in the consolidation or merger (or of its ultimate parent corporation, if any); or

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

b.	persons who constitute the Board prior to the merger or consolidation cease to constitute at least a majority of the board of directors of the surviving entity in the consolidation or merger (or of its ultimate parent corporation, if any); or

(ii)	the sale of all or substantially all of the Company's assets.

In the event that the Company completes a financing transaction that includes the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering, the independent members of the Board or the Committee will evaluate your beneficial ownership position in the Company and consider additional equity grants, as may be appropriate in the sole discretion of the Board or the Committee.

You will be entitled to 15 days (i.e., three weeks) of paid time off per year to be used for vacation time, and 5 days paid sick days and personal days (subject to change in accordance with the Company’s vacation and sick time policies). A maximum of five paid vacation days can be carried over from one calendar year into the next calendar year. You will also be entitled to Company recognized holidays.

You shall be authorized to incur reasonable expenses in the performance of your duties. The Company shall reimburse you for all such expenses promptly after presentation by you of itemized accounts of such expenditures, all in accordance with the Company’s procedures and policies as adopted and in effect from time to time.

The Company offers medical and dental insurance and flexible spending account plans to its employees, and you will be eligible to participate in these plans in accordance with the requirements of such plans. To the extent the Company offers additional benefits, you will be eligible to participate in such programs in accordance with the requirements of those programs. The Company reserves the right to modify benefits from time to time as it deems necessary.

In accepting this position, you confirm that you are under no other employment obligation nor are you bound by any other employment-related agreement. You also acknowledge that this offer is for employment “at will,” which means that either you or the Company can terminate the employment at any time and for any reason or no reason at all. In connection with your employment, you will be required to sign an Obligations Agreement, attached hereto, which will cover, among other things, employee invention, non-disclosure, non-competition, and non-solicitation agreement. In addition, you will be obligated to comply with Company’s standard employee policies and practices in effect from time to time.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

During the period of employment pursuant to this Letter Agreement, the Company agrees to indemnify you in your capacity as an officer and director of the Company and, to the extent applicable, each subsidiary of the Company, all to the maximum extent permitted under Section 145 of the Delaware General Corporation Law. In addition, you and the Company will execute the Company’s standard form of indemnification agreement.

The waiver by either you or the Company of a breach of any provision of this Letter Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the breaching party. No waiver shall be valid unless in writing and signed by either you or an authorized officer of the Company, as the case may be.

This Letter Agreement is governed by and shall be construed in accordance with the internal laws of the Commonwealth of Massachusetts. You and the Company hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

You and the Company are parties to that certain Confidentiality Agreement, dated as of August 12, 2016 (the “CDA”).

This Letter Agreement sets forth the entire agreement and understanding between the parties with respect to your employment with the Company and supersedes any prior negotiations, agreements, understandings or arrangements, including any agreement in principle or oral statement between the parties hereto, except for the CDA, which remains in full force and effect. This Letter Agreement may be amended only by a written agreement signed by both parties.

If you agree to the terms of this offer of employment, please sign below and return this Letter Agreement to me. This offer is contingent upon the Company’s receipt of a copy of this Letter Agreement (and the Obligations Agreement attached as Exhibit B) signed by you, no later than September 21, 2016, after which time this offer will be withdrawn. We are confident your employment with the Company will prove mutually beneficial, and we look forward to having you join us.

Very truly yours,

/s/ Matthew A. Ebert
Matthew A. Ebert
General Counsel and Corporate Secretary

ACCEPTED BY:

/s/ Wael Fayad
Name: Wael Fayad
Dated: September 21, 2016

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit A

Form of Non-Qualified Stock Option Agreement

[Name]

[Address]

The [Compensation Committee of the] Board of Directors has approved a grant (the “Grant”) of a Non-Qualified Stock Option (the "Option") to you to purchase Common Stock of Enumeral Biomedical Holdings, Inc. (the "Company"). The Option shall constitute and be treated at all times by you and the Company as a “non-qualified stock option” for Federal income tax purposes and shall not constitute and shall not be treated as an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended.

You are granted an Option to purchase [—-] shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) at the price of $[—] per share which represents the Fair Market Value (as defined in the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”_)) of the Common Stock on the date of grant. This Grant is made as a matter of separate inducement and not in lieu of any salary or other compensation for your services. The date of grant of this Option is September [—], 2016.

Vesting. This Option may be exercised only to the extent it is vested. Subject to you remaining employed by the Company or in the service of the Company on its Board of Directors on the applicable vesting dates below, this Option shall vest as follows:

•	[————].

Duration of Option. Except as otherwise provided herein, this option may be exercised for three (3) months after you cease serving as an employee of the Company or a member of the Company’s Board of Directors, provided, however in the event your termination of service is due to your death or disability, the Option may be exercised for one year following such event. In no case, however, may the Option be exercised after September [—], 2026.

Exercise of Option.

Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

•	cash;

•	check;

•	consideration received by the Company under a cashless exercise program implemented by the Company; or

•	surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

Non-Assignability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

Incorporation of Provisions of the Plan. You acknowledge and agree that while this Grant is not made pursuant to the Plan, it is the intention of the Company for you to have all of the benefits and advantages of the Plan. Accordingly, the terms and conditions of the Plan are incorporated by reference into this Grant as if they had been stated herein with such the necessary modifications to the terms and conditions of the Plan that are being incorporated by reference to avoid inconsistencies between the Grant and the Plan; it being understood that in the event or a direct conflict or contradiction between a term or condition of the Grant and the Plan, the term or condition of the Grant shall control.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Covenants. You hereby covenant and agree with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option, you shall make the representations (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

This Agreement and the provisions of the Plan, as incorporated by reference in the Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the laws of the State of Delaware.

This Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company thereof.

By your acceptance hereof, you agree to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Grant. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to you.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

By your signature and the signature of the Company's representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Agreement and the provisions of the Plan, as incorporated by reference in this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

OPTIONEE	ENUMERAL BIOMEDICAL HOLDINGS, INC.

Signature	By:	Kevin G. Sarney

	Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

Print Name

Residence Address

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit A

EXERCISE NOTICE

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

(date)

Re: Non-Qualified Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached.

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the shares of Common Stock exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be requested by the Company or required by law.

(Signature)

(Name of Optionee)

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit B

OBLIGATIONS AGREEMENT

This Obligations Agreement (“Agreement”) is between the undersigned employee or consultant (“I”, “me” or the “Executive”) and Enumeral Biomedical Holdings, Inc., a Delaware corporation (with its subsidiaries, the “Company”) as of the date set forth on the signature page to this Agreement. Capitalized terms used in this Agreement and not defined herein shall have the meaning set forth on Appendix A.

In consideration of my employment by or consulting relationship with the Company and the compensation paid to me by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

1.1         Best Efforts. During the period of my employment by or consulting relationship with the Company (the period of any such association, the “Term”), I shall devote my business time, the amount as agreed between me and the Company, and best efforts to the business of the Company, and I shall not engage in any activities that will conflict with my obligations to the Company.

1.2         Compliance with Laws, Policies, etc. I agree that I will act at all times during my employment, consulting relationship or other engagement by the Company in a reputable manner and in conformance with all laws, rules and regulations. I will, in performing my duties to the Company, and throughout the period of my employment, consulting relationship or engagement by the Company, (i) observe all of the Company’s policies delivered to me in writing or published from time to time in any employee or policy manual which is circulated generally by the Company, as the same from time to time are in effect and generally applicable to similarly situated employees, consultants, directors, officers or others, as the case may be, and (ii) observe a high standard of integrity.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

2.           Confidential Information.

(a)         I acknowledge that, except to the extent otherwise provided below in this Section 2(a) or in Section 2(b) hereof, all Confidential Information disclosed to or acquired by me is a valuable, special, and unique asset of the Company and I will hold such Confidential Information in trust for the Company’s sole benefit. Except as otherwise provided below in this Section 2, I shall not, at any time (including, without limitation, after the Term), use for myself or others, or disclose or communicate to any person for any reason, any Confidential Information without the prior written consent of the Company. Notwithstanding anything in this Section 2(a) to the contrary, it is understood that, except to the extent otherwise expressly prohibited by the Company, (A) I may disclose or use Confidential Information in performing my duties and responsibilities to the Company but only to the extent required or necessary for the performance of such duties and responsibilities in the ordinary course and within the scope of my association with the Company as an employee, consultant, officer or manager, and (B) I may disclose any Confidential Information pursuant to a request or order of any court or governmental agency, provided, however, that I promptly notify the Company of any such request or order and provide reasonable cooperation (at the Company’s expense) in the efforts, if any, of the Company to contest or limit the scope of such request or order. Notwithstanding the foregoing, nothing herein will prevent the Executive from having any conversations with the U.S. Securities and Exchange Commission, and nothing shall require Executive to report such conversations to the Company.

(b)         My obligations under Section 2(a) hereof as to Confidential Information shall not apply to any Confidential Information which (i) is or becomes publicly known (as demonstrated by written evidence provided by me) under circumstances involving no breach by me of this Agreement or (ii) was or is approved in writing for release by the Board of Managers of the Company.

3.           Absence of Conflicting Agreements; No Improper Disclosure or Use of Materials. I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information that I may have acquired from others, and I agree that I shall not disclose or use such information in connection with my employment or other engagement by the Company in violation of my obligations to others. I represent that I am not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company during the course of my employment or other engagement by the Company.

4.           Inventions; Assignment.

(a)         I hereby acknowledge and agree that those Assigned Inventions and Proprietary Rights that are original works of authorship protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (the “Work Product”).

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

(b)        If any component of the Assigned Inventions or Proprietary Rights either does not qualify as a “work made for hire” under U.S. copyright law, or is subject to protection under patent, trademark, trade secret or other intellectual property law, I hereby irrevocably and exclusively assign to the Company all of my right, title and interest in and to any and all such Assigned Inventions and Proprietary Rights. I agree to give the Company full and prompt written notice and disclosure of any Assigned Invention or Proprietary Right and agree to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as the Company may request to evidence, confirm or perfect the assignment of all of my right, title and interest in and to any and all Assigned Inventions and Proprietary Rights. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever that I may now or hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(c)        At the request of the Company, I will assist the Company in every proper way (including, without limitation, by executing patent applications) to obtain and enforce in any country in the world Proprietary Rights relating to any or all Assigned Inventions. My obligation under this Section 4(c) shall continue after the Term.

(d)        By this Agreement, I hereby irrevocably constitute and appoint the Company as my attorney-in-fact for the purpose of executing, in my name and on my behalf, (i) such instruments or other documents as may be necessary to evidence, confirm or perfect any assignment pursuant to the provisions of this Section 4 or (ii) such applications, certificates, instruments or documents as may be necessary to obtain or enforce any Proprietary Rights in any country of the world. This power of attorney is coupled with an interest on the part of the Company and is irrevocable.

(e)        My obligation to assign Assigned Inventions and Proprietary Rights shall not apply to any invention about which I can prove that: (i) the invention was developed entirely on my own time and effort; (ii) no equipment, supplies, facilities, resources, trade secrets or Confidential Information of the Company were used in the development of the invention and (iii) the invention does not result from any work otherwise performed by me for the Company.

(f)         I represent that the Inventions identified in the Appendix B, if any, attached hereto comprise all of the Inventions that I have made or conceived prior to my employment by or consulting relationship with the Company, which Inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such Inventions and the purpose thereof but not details of the Inventions itself. IF THERE ARE ANY SUCH INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS._________.

5.           Return of Documents and Property. Upon the termination of my association with the Company as an employee, consultant, officer or director or, if earlier, upon the request of the Company, I will promptly deliver to the Company, all documents, all other tangible media (including all originals, copies, reproductions, digests, abstracts, summaries, analyses, notes, notebooks, drawings, manuals, memoranda, records, reports, plans, specifications, devices, formulas, storage media, including software, and computer printouts) and all other property in my actual or constructive possession or control that contain, reflect, disclose or relate to any Confidential Information, Assigned Inventions or Proprietary Rights or that is owned or leased by the Company. I will destroy any related computer entries on equipment or media not owned by the Company.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

6.           Covenant Not to Compete. Notwithstanding the provisions of Section 7 below, the Company agrees to permit the Executive to accept employment with a Competing Organization after termination of the Executive's employment with the Company, provided that the Executive's duties with that Competing Organization during the one (1) year period after termination of the Executive's employment with the Company (the “Post Employment Non Compete Period”), either directly or indirectly, do not relate to any Competing Product or Service. The provisions of this Section 6, and the provisions of Section 7(a) and 7(b) below, shall not apply if the Executive’s employment is terminated without cause (unless the Executive receives severance benefits in connection with such termination, in which case the release agreement shall contain comparable non-compete and non-solicitation provisions for the period covered by the severance benefits).

7.           Stipulations. As a material inducement to the Company's willingness to employ the Executive, and in order to protect the Company's Confidential Information and good will, the Executive agrees to the following stipulations:

(a)         During the Term and the Post Employment Non-Compete Period with the Company, the Executive will not interfere with the customers or accounts of the Company in such a manner as to solicit or divert business from the Company;

(b)         During the Term and the Post Employment Non-Compete Period after the Executive's termination of employment with the Company, the Executive will not render services, directly or indirectly, as an employee, consultant, director, advisor or otherwise, to any Competing Organization with respect to a Competing Product or Service; and

(c)         During the Term and the Post Employment Non-Compete Period, the Executive will not solicit any of the Company's employees or consultants to leave the employ of the Company.

8.           No Obligation of Employment. I understand my obligations under this Agreement are independent of any employment or consulting relationship between me and the Company and do not create or give rise to any obligation on the part of the Company to maintain me in its employ. I acknowledge and agree that my employment or other engagement by the Company is on an “at-will” basis, and that, no other arrangement with the Company shall be construed to impose any minimum or fixed term of employment or engagement.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

9.           Unique Nature of Agreement; Specific Enforcement. I agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that the Company is, therefore, without an adequate legal remedy in the event of my violation of any of the covenants set forth in this Agreement. I agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to the Company, each of the covenants made by me under this Agreement (including, without limitation, the covenants made by me pursuant to Sections 1, 2, 4, 5, 6 and 7 hereof) shall be enforceable by injunction, specific performance or other equitable relief, without any requirement that the Company have to post a bond or that the Company have to prove any damages. I hereby agree, in connection with any action or proceeding to enforce any provisions of this Agreement, to waive any claim or defense that the Company has an adequate remedy at law. I recognize and agree that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company.

10.         Independent Counsel. I have been provided with an opportunity to consult with my own counsel with respect to this Agreement.

11.         Miscellaneous.

11.1.      Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given on the date sent, if sent by fax with confirmed receipt, or the date of postmark when sent by registered or certified mail, return receipt requested, addressed to the address set forth on the signature page or such other address as any party may give the other notice of pursuant to this Section.

11.2.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts and the parties consent to the jurisdiction of said courts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

11.3.     Waivers; Amendments. No waiver of any right hereunder by the Company or me shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by the Company or me of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by both the Company and me.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

11.4.     Severability; Reformation of Unenforceable Provisions. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

11.5.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6.     Prior Understandings. This Agreement represents the complete agreement of the Company and me with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings.

11.7.     Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

11.8.     Sealed Instrument. This Agreement shall have the effect of an instrument executed under seal.

11.9.     Survival. My obligations under this Agreement shall survive the termination of my relationship with the Company.

11.10.   Assignment.  This Agreement shall be binding upon and inure to the benefit of me, the Company and our respective heirs, successors and permitted assigns. This Agreement may be assigned by the Company to any affiliate of the Company and to any successor or assign of all or a substantial portion of the Company’s business. I may not assign or transfer any or all of my rights or obligations under this Agreement.

11.11.   Third Party Beneficiaries. The provisions of this Agreement shall be for the exclusive benefit of the parties to this Agreement, and their respective successors and assigns, and no third party is an intended beneficiary of, or shall be entitled to rely on, the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank.]

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

IN WITNESS WHEREOF, I have executed and delivered this Obligations Agreement as of this 21st day of September, 2016.

/s/ Wael Fayad
Name: Wael Fayad

ACCEPTED AND AGREED TO:

Enumeral Biomedical Holdings, Inc.

By:	/s/ Matthew A. Ebert
Name:	Matthew A. Ebert
Title:	General Counsel and Corporate Secretary

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Appendix A

“Assigned Inventions” shall mean (i) any and all Inventions that arise out of or are based upon any Confidential Information and (ii) except to the extent otherwise provided in Section 4(e), any and all Inventions that are made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by me, either alone or together with others, during the Term, including without limitation any portion of the Term occurring prior to the date of this Agreement. For purposes of this Agreement, the term “Proprietary Rights” shall mean (x) any and all rights under or in connection with any patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade name applications, mask works, trade secrets and other intellectual property rights with respect to Assigned Inventions and (y) the goodwill associated with any and all of the rights referred to in the foregoing clause (x).

“Competing Organization” means any person or organization, including the Executive, that is engaged in, or that anticipates becoming engaged in, researching, acquiring, producing, distributing, providing investigating, developing, manufacturing, marketing, supervising, licensing or commercializing a Competing Product or Service anywhere in the world.

“Competing Product or Service” means any product, process or service of any person or organization other than the Company or any of its subsidiaries, in existence or under active development, (i) which is identical to or substantially the same as product, process, or service of the Company or any of its subsidiaries, in existence or under active development, or about which the Executive acquires Confidential Information. For the avoidance of doubt, with respect to a product, “identical to or substantially the same as” shall mean a product of similar mechanism of action and targeting a similar indication of a product in existence or under active development by the Company and provided that the identification of a target without further characterization or other development activities will not be considered “in existence or under active development.”

“Confidential Information” shall mean all trade secrets, proprietary information, and other data and information, in any form, belonging to the Company or any of its clients, customers, consultants, licensees, licensors, dealers or affiliates, that is held in confidence by the Company, including, without limitation, computer software, contracts, business plans and arrangements, formulas, research papers, results and data compounds, cell lines, tissue samples, non-public regulatory filings, laboratory and clinical data and results, information regarding the biochemical processes customer, dealer and vendor lists, marketing materials, financial information, compensation levels, research, Assigned Inventions and Proprietary Rights (each as defined in this Appendix A), information regarding any aspect of the Company’s intellectual property position, information regarding any existing or proposed acquisition, strategic alliance or joint venture, information regarding prices or costs of the Company’s products or services, and any other information identified or treated as confidential by the Company or any of its clients, customers, vendors, dealers, consultants, licensees or affiliates.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

“Inventions” shall mean all inventions, improvements, developments, concepts, ideas, expressions, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulas, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, and know-how and show-how (including all records pertaining to any of the foregoing), whether or not reduced to writing and whether or not patented or patentable or registered or registrable under patent, copyright, trademark or similar laws.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Appendix B

TITLE/PURPOSE OF INVENTIONS

The following is a complete list of all Inventions and the purpose of those Inventions:

☒	No Inventions

See Below

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit 10.9

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

Enumeral Biomedical Holdings, Inc.
2014 Equity Incentive Plan

Incentive Stock Option Agreement

Wael Fayad

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

On September 21, 2016, the Board of Directors (the “Board”) of Enumeral Biomedical Holdings, Inc. (the “Company”) approved a grant of an Incentive Stock Option (the “Option”) to you to purchase common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to the Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”). The Option shall constitute and be treated at all times by you and the Company, to the maximum extent permitted by applicable law, as an “incentive stock option,” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended.

You are granted an Option to purchase 750,000 shares of Common Stock of the Company at the price of $0.19 per share which represents the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant. The date of grant of this Option is September 21, 2016.

1.           Vesting. This Option may be exercised only to the extent it is vested. Subject to you remaining employed by the Company or in the service of the Company on its Board of Directors on the applicable vesting dates below, this Option shall vest as follows:

•	The Option vests and becomes exercisable upon the Company entering into a collaboration and/or licensing agreement with a corporate partner on terms acceptable to the “Board that provides the Company will receive at least $* in upfront fees upon signing (the “Tranche A Options”).

2.           Duration of Option. Except as otherwise provided herein, this option may be exercised for three (3) months after you cease serving as an employee of the Company or a member of the Company’s Board of Directors, provided, however in the event your termination of service is due to your death or disability, the Option may be exercised for one year following such event. In no case, however, may the Option be exercised after September 20, 2026.

3.            Exercise of Option.

(a)           Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

(b)           Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

4.           Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

(a)           cash;

(b)           check;

(c)          consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(d)           surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5.           Non-Assignability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the laws of the State of Delaware.

[Signature page follows]

2

By your signature and the signature of the Company's representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

PARTICIPANT	ENUMERAL BIOMEDICAL HOLDINGS, INC.

/s/ Wael Fayad	/s/ Kevin G. Sarney
Signature	By: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

Wael Fayad
Print Name

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Address

3

Exhibit A

EXERCISE NOTICE

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

(date)

Re: Incentive Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached.

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the shares of Common Stock exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company’s 2014 Equity Incentive Plan.

(Signature)

(Name of Optionee)

4

Exhibit 10.10

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

Enumeral Biomedical Holdings, Inc.

Non-Qualified Stock Option Agreement

Wael Fayad

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

On September 21, 2016, the Board of Directors (the “Board") of Enumeral Biomedical Holdings, Inc. (the “Company”) approved a grant (the “Grant”) of a Non-Qualified Stock Option (the “Option”) to you to purchase common stock, $0.01 par value per share, of the Company (the “Common Stock”). The Option shall constitute and be treated at all times by you and the Company as a “non-qualified stock option” for Federal income tax purposes and shall not constitute and shall not be treated as an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended.

You are granted an Option to purchase 1,750,000 shares of Common Stock at the price of $0.19 per share which represents the Fair Market Value (as defined in the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”)) of the Common Stock on the date of grant. This Grant is made as a matter of separate inducement and not in lieu of any salary or other compensation for your services. The date of grant of this Option is September 21, 2016.

1.	Vesting. This Option may be exercised only to the extent it is vested. For purposes of this section, reference is hereby made to that certain Incentive Stock Option Agreement, dated as of September 21, 2016, between the Company and Wael Fayad, granting 750,000 options to purchase shares of Common Stock, which shall vest and become exercisable upon the achievement of the performance criteria set forth therein (the “Tranche A Options”).

Subject to you remaining employed by the Company or in the service of the Company on its Board of Directors on the applicable vesting dates below, this Option shall vest as follows:

•	750,000 shares underlying this Option shall vest and become exercisable upon the Company entering into a second (i.e., in addition to the transaction described in the Tranche A Options agreement) collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least $* in upfront fees upon signing (the “Tranche B Options”); provided that, in the event that the Company enters into collaboration and/or licensing agreement(s) with one or more corporate partners on terms acceptable to the Board that collectively provide the Company will receive at least an aggregate of $* in upfront fees upon signing, all of the Tranche A Options and Tranche B Options shall vest and become exercisable; and

•	1,000,000 shares underlying this Option shall vest and become exercisable upon the closing of an equity financing transaction on terms acceptable to the Board with gross proceeds to the Company of at least $*, which may include proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering (the “Tranche C Options”); provided that, in the event the Company raises at least $* in one or more transactions (including proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering), with at least $* raised through non-dilutive collaboration and/or licensing agreements, all of the Tranche A Options, Tranche B Options, and Tranche C Options shall vest and become exercisable.

2.	Duration of Option. Except as otherwise provided herein, this option may be exercised for three (3) months after you cease serving as an employee of the Company or a member of the Company’s Board of Directors, provided, however in the event your termination of service is due to your death or disability, the Option may be exercised for one year following such event. In no case, however, may the Option be exercised after September 20, 2026.

3.	Exercise of Option.

(a)	Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

(b)	Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

4.	Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

(a)	cash;

(b)	check;

(c)	consideration received by the Company under a cashless exercise program implemented by the Company; or

(d)	surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5.	Non-Assignability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

6.	Incorporation of Provisions of the Plan. You acknowledge and agree that while this Grant is not made pursuant to the Plan, it is the intention of the Company for you to have all of the benefits and advantages of the Plan. Accordingly, the terms and conditions of the Plan are incorporated by reference into this Grant as if they had been stated herein with such the necessary modifications to the terms and conditions of the Plan that are being incorporated by reference to avoid inconsistencies between the Grant and the Plan; it being understood that in the event or a direct conflict or contradiction between a term or condition of the Grant and the Plan, the term or condition of the Grant shall control.

7.	Covenants. You hereby covenant and agree with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option, you shall make the representations (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

This Agreement and the provisions of the Plan, as incorporated by reference in this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the laws of the State of Delaware.

This Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company thereof.

By your acceptance hereof, you agree to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Grant. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to you.

By your signature and the signature of the Company's representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Agreement and the provisions of the Plan, as incorporated by reference in this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

OPTIONEE	ENUMERAL BIOMEDICAL HOLDINGS, INC.

/s/ Wael Fayad	/s/ Kevin G. Sarney

Signature	By:	Kevin G. Sarney

	Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

Wael Fayad
Print Name

Address:

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Exhibit A

EXERCISE NOTICE

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

 (date)

Re: Non-Qualified Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached.

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the shares of Common Stock exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be requested by the Company or required by law.

(Signature)

(Name of Optionee)

 Exhibit 10.11

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC. AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1. CONTRACT ID CODE Page of Pages 1 | 4 2, AMENDMENT/MODIFICATION NO. 3. EFFECTIVE DATE 4. REQUISITION/PURCHASE REO.NO. 5 PROJECT NO {If applicable) 0004 09/15/2016 6 ISSUED BY CODE IO-NCI 7. ADMINISTERED BY (If other than Item 6) CODE ADM-NCI National Institutes of Health National Institutes of Health National Cancer Institute National Cancer Institute Bethesda, MD 20892-7 511 Bethesda, MD 20892-7511 B. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) ENUMERAL BIOMEDICAL CORP.:1217635 (x) 9A. AMENDMENT OF SOLICITATION NO 200 CAMBRIDGEPARK DRIVE 2000 98. DATED (SEE ITEM 11) CAMBRIDGE, MA 021402307 10A. MODIFICATION OF CONTRACT/ORDER NO. X HHSN261201400048C 10B.DATED (SEE ITEM 13) CODE FACILITY CODE 09/10/2014 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS | | The above numbered solicitation is amended as set forth in Item 14. The hour and dale specified for receipt of Offers | |is extended. | | is not extended Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers, FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and dale specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) See Schedule 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO.IN ITEM 10A. • B.THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OP. x FAR 43.103 (a)(3) and by mutual agreement D. OTHER {Specify type of modification and authority) E. IMPORTANT: Contractor | |is not. IXl is required to sign this document and return 1 copies to the issuing office 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) SBIR Phase II Topic 309: Deployment of Prototype System for Detection of Multiple Analytes in Small Tissue Samples. Period of Performance: 9/16/2014 - 3/15/2017 The purpose of Modification 0004 is to extend the Period of Performance and update the Contract Specialist in Article F.2. Delivery: 09/15/2014 Delivery Location Code: 2115 E JEFFERSON ST 2115 E Jefferson St MSC 8500 Suite 48 432 Bethesda MD 20892-8500 US

Continued... Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect 15A. NAME AND TITLE OF SIGNER (Type or print) Kevin Sarney, VP of Finance 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) C. TIMOTHY CRILLEY 15B.CONTRACTOR/OFFEROR /s/ Kevin Sarney •(Signature of person authorized to sign) 15C. DATE SIGNED 9/13/16 168 UNITED STATES OF AMERICA /s/ C. Timothy Crilley (Signature of Contracting Officer) 16C DATE SIGNED 9/13/16 NSN 7540-01-152-8070 Previous edition unusable STANDARD FORM 30 (REV. 10-<33) Prescribed by GSA FAR (48 CFR) 53 243

CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSN261201400048C/0004 PAGE 2 OF 4

NAME OF OFFEROR OR CONTRACTOR
ENUMERAL BIOMEDICAL CORP.:1217635

REFERENCE NO. OF DOCUMENT BEING CONTINUED CONTINUATION SHEET HHSN261201400048C/0004 NAME OF OFFEROR OR CONTRACTOR ENUMERAL BIOMEDICAL CORP.:1217635 ITEM NO. (A) SUPPLIES/SERVICES (B) QUANTITY (C) UNIT (D) UNIT PRICE (E) AMOUNT (F)

1 Payment: Approved By, NCI Branch C Invoices Paid By: NIH Commercial Accounts Br 2115 East Jefferson St, MSC 8500 Room 4B-432 Bethesda, MD 20892-8500 FOB: Destination Period of Performance: 09/16/2014 to 03/15/2017 Change Item 1 to read as follows(amount shown is the obligated amount): Special Handling: None HHSN261201400048C; Topic 309 Development of Low Cost Small Sample Multi-Analytes Tech for Cancer Diagnosis, Prognosis & Early Detection Title: Deployment of Prototype System for Detection of Multi. Anal. in Small Tissue Sample Period of Performance 9/15/2014 - 3/15/2017 Obligated Amount: $0.00 Delivery To: 9609/1W550 Product/Service Code: ANll Product/Service Description: R&D- MEDICAL: BIOMEDICAL (BASIC RESEARCH) Project Data: 125132.l.HNC1J NCI OD SBIR(DC SMALL BUSINESS INNOVATION RESEARCH (SB.2555 RESEARCH AND DEVELOPMENT.09/02/2014 Accounting Info: 08024920141DA0.2014.03.Cl00.HNC1000000C.E.00014.40 6.SBIR.2555.610001.9999.9999.9999 Funded: $0.00 0.00 NSN 7540-01-152-6067 OPTIONAL FORM 336 (4- 66) Sponsored by GSA FAR C46 CFRl 53110

1. The purpose of this Modification, 0004, is to update Articles 8.3 "Advance Understandings", F.1 "Period of Performance" and F.2 "Deliveries". 2. ARTICLE 8.3.b "Advance Understandings is update to reflect the extension of the subcontractor periods of performance FROM: b. Subcontract A cost-reimbursement type subcontract with Memorial Sloan Kettering Cancer Center (MSKCC) for the installation and work with the prototype system and optimization of the process from the standpoint of end-users for an amount not to exceed $* for the period 9/16/14-9/15/16. A copy of the signed, executed subcontract shall be provided to the Contracting Officer prior to performing work under this contract. A cost-reimbursement type subcontract with the Ragon Institute for their participation in the evaluation of the prototype for an amount not to exceed $* for the period 9/16/14-9/15/16. A copy of the signed, executed subcontract shall be provided to the Contracting Officer prior to performing work under this contract. A cost-reimbursement type subcontract with Memorial Sloan Kettering Cancer Center (MSKCC) for the installation and work with the prototype system and optimization of the process from the standpoint of end-users for an amount not to exceed $* for the period 9/16/14-03/15/2017. A copy of the signed, executed subcontract shall be provided to the Contracting Officer prior to performing work under this contract. A cost-reimbursement type subcontract with the Ragon Institute for their participation in the evaluation of the prototype for an amount not to exceed $* for the period 9/16/14- 03/15/2017. A copy of the signed, executed subcontract shall be provided to the Contracting Officer prior to performing work under this contract. 3. ARTICLE F.1"Deliveries"- is updated to reflect a no cost Period of Performance extension. The period of performance is updated from 9/16/2014-9/15/2016 to 9/16/2014-3/15/2017. 4. Article F.2.b "Deliveries is updated as shown below: FROM: b. The above items shall be addressed and emailed to ncibranchcinvoices@mail.nih. gov . The following addresses are provided for general correspondence and other deliveries: Addressee Deliverable Item No. Quantity Mandie S. White , Contracting Officer National Cancer Institute 1-17 One (1) electronic copy *

2

Office of Acquisitions, Room 4036 Riverside Five, Suite 400 8490 Progress Drive Frederick, MD 21701		
*, COR National Cancer Institute NCI SBIR & STTR Programs, Room 9609 Medical Center Drive, MSC 9705 Bethesda, MD 20892-9705	1-9	One (1) electronic copy **ncibranchcinvoices@mail.nih.gov**
OPERA, OEH, NIH 6705 Rockledge Drive Suite 310, MSC 7980 Bethesda, Maryland 20892-7980	12	One (1) hard copy to OPERA; One (1) electronic copy **ncibranchcinvoices@mail.nih.gov**

Addressee	Deliverable Item No.	Quantity
***, Contract Specialist** National Cancer Institute Office of Acquisitions, Room 4036 Riverside Five, Suite 400 8490 Progress Drive Frederick, MD 21701	1-17	One (1) electronic copy *
*, COR National Cancer Institute NCI SBIR & STTR Programs, Room 9609 Medical Center Drive, MSC 9705 Bethesda, MD 20892-9705	1-9	One (1) electronic copy **ncibranchcinvoices@mail.nih.gov**
OPERA, OEH, NIH 6705 Rockledge Drive Suite 310, MSC 7980 Bethesda, Maryland 20892-7980	12	One (1) hard copy to OPERA; One (1) electronic copy **ncibranchcinvoices@mail.nih.gov**

5. All other terms and conditions remain unchanged and are in full force and effect.

2

Exhibit 31.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, Wael Fayad, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Enumeral Biomedical Holdings, Inc. (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: November 10, 2016	/s/ Wael Fayad
Wael Fayad
Chairman, Chief Executive Officer and President
(Principal Executive Officer)

Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Kevin G. Sarney, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Enumeral Biomedical Holdings, Inc. (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: November 10, 2016	/s/ Kevin G. Sarney
Kevin G. Sarney
Vice President of Finance, Chief Accounting Officer and Treasurer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Enumeral Biomedical Holdings, Inc. (the “Company”) for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Wael Fayad, Chairman, Chief Executive Officer and President of the Company, hereby certifies, pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2016	/s/ Wael Fayad
Wael Fayad
Chairman, Chief Executive Officer and President
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Enumeral Biomedical Holdings, Inc. (the “Company”) for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kevin G. Sarney, Vice President of Finance, Principal Accounting Officer and Treasurer of the Company, hereby certifies, pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2016	/s/ Kevin G. Sarney
Kevin G. Sarney
Vice President of Finance, Chief Accounting Officer and Treasurer
(Principal Financial Officer)